Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333- 289452
Investment Company Registration No. 811-04980
PROSPECTUS SUPPLEMENT
(To Prospectus dated January 5, 2026)
TCW Strategic Income Fund, Inc.
47,785,440 Rights for 15,928,480 Shares of Common Stock
Issuable Upon the Exercise of
Transferable Rights to Subscribe for Common Stock
TCW Strategic Income Fund, Inc. (the “Fund,” “we,” “us,” or “our”) is a diversified, closed‑end management investment company. The Fund is issuing transferable subscription rights (“Rights”) to its stockholders of record (“Record Date Stockholders”) as of the close of business on February 19, 2026 (the “Record Date”) to entitle the holders of these Rights to subscribe (the “Offer”) for an aggregate of 15,928,480 shares of common stock, par value $0.01 per share (the “Common Stock”). Record Date Stockholders will receive one Right for each outstanding share of Common Stock held on the Record Date. The Rights entitle their holders to purchase one new share of Common Stock for every three Rights held (1‑for‑3). Any Record Date Stockholder who owns fewer than three shares of Common Stock as of the Record Date may subscribe, at the Subscription Price (as defined below), for one full share of Common Stock in the Offer. In addition, Record Date Stockholders who fully exercise their Rights (other than those Rights that cannot be exercised because they represent the right to acquire less than one share of Common Stock) will be entitled to subscribe for additional shares of Common Stock that remain unsubscribed as a result of any unexercised Rights. This over-subscription privilege is subject to a number of limitations and subject to allotment.
The subscription price per share of Common Stock to be issued in the Offer (the “Subscription Price”) will be determined based upon a formula equal to 92.5% of the average of the last reported sale price of a share of Common Stock on the New York Stock Exchange (the “NYSE”) on the date on which the Offer expires, as such date may be extended from time to time, and each of the four (4) preceding trading days (the “Formula Price”). If, however, the Formula Price is less than 88% of the net asset value (“NAV”) per share of Common Stock at the close of trading on the NYSE on the Expiration Date (as defined below), then the Subscription Price will be 88% of the Fund’s NAV per share of Common Stock at the close of trading on the NYSE on the Expiration Date. The Fund will pay a sales load on the Subscription Price. The Offer will expire at 5:00 p.m., Eastern time, on March 18, 2026, unless extended as described in this Prospectus Supplement (the “Expiration Date”).
Rights holders will not know the Subscription Price at the time of exercise and will be required initially to pay for both the shares of Common Stock subscribed for pursuant to the primary subscription and, if eligible, any additional shares of Common Stock subscribed for pursuant to the over-subscription privilege at the estimated Subscription Price of $4.52 per share of Common Stock and, except in limited circumstances, will not be able to rescind their subscription.
(continued on inside cover)
Exercising your Rights and investing in the Fund’s shares of Common Stock involves a high degree of risk. See “Special Characteristics and Risks of the Offer” on page S‑28 “Risk Factors” on page 32 of the accompanying Prospectus.

	Per Share	Total(1)
Estimated Subscription Price of Common Stock(2)	$4.52	$71,974,891
Estimated Sales Load(2)(3)	$0.17	$ 2,699,058
Proceeds, before expenses, to the Fund(4)	$4.35	$69,275,832
 (notes on inside cover)
Shares of Common Stock are expected to be ready for delivery in book-entry form through the Depository Trust Company on or about March 25, 2026. If the Offer is extended, shares of Common Stock are expected to be ready for delivery in book-entry form through the Depository Trust Company approximately five business days after the Expiration Date.
UBS Investment Bank
The date of this Prospectus Supplement is February 19, 2026.

(notes from front cover)

(1)
Assumes that all Rights are exercised at the estimated Subscription Price. All of the Rights may not be exercised, and the estimated Subscription Price may be higher or lower than the actual Subscription Price.

(2)
Estimated on the basis of 88% NAV per share of Common Stock at the close of trading on the NYSE on February 13, 2026 (which was greater than 92.5% of the average of the last reported sale price of a share of Common Stock on the NYSE on February 13, 2026 and the four preceding trading days). See “Description of the Offer—Terms of the Offer.”

(3)
In connection with the Offer, UBS Securities LLC will act as dealer manager for the Offer (the “Dealer Manager”). The Fund has agreed to pay the Dealer Manager a fee for its financial structuring and soliciting services equal to 3.75% of the Subscription Price per share of Common Stock for each share of Common Stock issued pursuant to the exercise of Rights (including the over-subscription privilege). Based on the Estimated Subscription Price, this Dealer Manager fee would amount to $0.17 per share of Common Stock and a total sales load of $2,699,058, assuming all Rights are exercised. The Dealer Manager will reallow a part of its fees to other broker-dealers that have assisted in soliciting the exercise of the Rights. The Dealer Manager fee will be borne by the Fund and indirectly by all of its Common Stockholders, including those who do not exercise their Rights.

(4)
Offering expenses borne by the Fund (including the reimbursement described below) are estimated to be approximately $3,920,000 in the aggregate, or $0.06 per share of Common Stock (assuming the Rights are fully exercised). The Fund has agreed to pay the Dealer Manager not to exceed $150,000 for partial reimbursement for its expenses incurred in connection with the Offer. Offering expenses will be borne by the Fund and indirectly by all of its Common Stockholders, including those who do not exercise their Rights.

(continued from front cover)
Our shares of Common Stock are traded on the New York Stock Exchange (“NYSE”) under the symbol “TSI.” On February 13, 2026, the Fund’s NAV per share of Common Stock at the close of business was $5.13 and the last reported sale price of a share of Common Stock on the NYSE was $4.73, representing a discount to NAV of 7.88%.
You should read this Prospectus Supplement and the accompanying Prospectus before deciding whether to invest in our Common Stock and retain it for future reference. The Prospectus Supplement and the accompanying Prospectus contain important information about us. Material that has been incorporated by reference and other information about us can be obtained from us by calling 1‑800‑FUND‑TCW (1‑800‑386‑3829) or from the Securities and Exchange Commission’s (“SEC”) website (http://www.sec.gov).
STOCKHOLDERS WHO DO NOT EXERCISE THEIR RIGHTS MAY, AT THE COMPLETION OF THE OFFER, OWN A SMALLER PROPORTIONAL INTEREST IN THE FUND THAN IF THEY EXERCISED THEIR RIGHTS. AS A RESULT OF THE OFFER YOU MAY EXPERIENCE SUBSTANTIAL DILUTION OF THE AGGREGATE NAV OF YOUR COMMON STOCK DEPENDING UPON WHETHER THE FUND’S NAV PER COMMON STOCK IS ABOVE THE SUBSCRIPTION PRICE ON THE EXPIRATION DATE.
THE FUND HAS DECLARED A MONTHLY DISTRIBUTION PAYABLE ON MARCH 31, 2026 WITH A RECORD DATE OF MARCH 3, 2026. ANY SHARES OF COMMON STOCK ISSUED AFTER SUCH RECORD DATE AS A RESULT OF THE OFFER WILL NOT BE RECORD DATE SHARES FOR THE FUND’S MONTHLY DISTRIBUTION TO BE PAID ON MARCH 31, 2026 AND WILL NOT BE ENTITLED TO RECEIVE SUCH DISTRIBUTION.
NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Capitalized terms used in this Prospectus Supplement that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

TABLE OF CONTENTS
Prospectus Supplement

Page
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS	S‑1
INCORPORATION BY REFERENCE	S‑2
SUMMARY OF THE TERMS OF THE OFFER	S‑3
SUMMARY OF FEES AND EXPENSES	S‑10
USE OF PROCEEDS	S‑12
DESCRIPTION OF THE OFFER	S‑13
CAPITALIZATION	S‑27
PRICE RANGE OF COMMON STOCK	S‑27
SPECIAL CHARACTERISTICS AND RISKS OF THE OFFER	S‑28
DISTRIBUTION ARRANGEMENTS	S‑29
LEGAL MATTERS	S‑32
FINANCIAL STATEMENTS	S‑32
ADDITIONAL INFORMATION	S‑32
Prospectus

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Fund has not authorized anyone to provide you with different information. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement and the accompanying Prospectus, respectively. Our business, financial condition, results of operations and prospects may have changed since those dates. In this Prospectus Supplement and in the accompanying Prospectus, unless otherwise indicated, “Fund,” “us,” “our” and “we” refer to TCW Strategic Income Fund, Inc. This Prospectus Supplement also includes trademarks owned by other persons.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus Supplement, the accompanying Prospectus and the SAI contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. Such forward-looking statements may be contained in this Prospectus Supplement as well as in the accompanying Prospectus and in the SAI. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect our actual results are the performance of the portfolio of securities we hold, the price at which our shares will trade in the public markets and other factors discussed in our periodic filings with the SEC.
Although we believe that the expectations expressed in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risk Factors” section of the accompanying Prospectus and “Special Characteristics and Risks of the Offer” in this Prospectus Supplement. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus, or in the SAI, are made as of the date of this Prospectus Supplement or the accompanying Prospectus or SAI, as the case may be. Except for our ongoing obligations under the federal securities laws, we do not intend, and we undertake no obligation, to update any forward-looking statement. The forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and the SAI are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”).
Currently known risk factors that could cause actual results to differ materially from our expectations include, but are not limited to, the factors described in the “Risk Factors” section of the accompanying Prospectus as well as in the “Special Characteristics and Risks of the Offer” section of this Prospectus Supplement. We urge you to review carefully those sections for a more detailed discussion of the risks of an investment in the shares of Common Stock.

INCORPORATION BY REFERENCE
This Prospectus Supplement and the accompanying Prospectus is part of a registration statement that the Fund has filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.
The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, are incorporated by reference into this Prospectus Supplement and the accompanying Prospectus and deemed to be part of this Prospectus and the accompanying Prospectus from the date of the filing of such reports and documents:

•	the Fund’s Statement of Additional Information, dated January 5, 2026, filed with the accompanying Prospectus (the “SAI”);

•	the Fund’s annual report on Form N‑CSR for the fiscal year ended December 31, 2024, filed with the SEC on March 5, 2025; and

•	The Fund’s semi-annual report on Form N‑CSRS for the fiscal period ended June 30, 2025 filed with the SEC on September 4, 2025.
Material that has been incorporated by reference and other information about us can be obtained from us by calling 1‑800‑FUND‑TCW (1‑800‑386‑3829) or from the Securities and Exchange Commission’s (“SEC”) website (http://www.sec.gov).

SUMMARY OF THE TERMS OF THE OFFER
This summary highlights selected information contained elsewhere in this prospectus supplement. This summary does not contain all of the information that you should consider before investing in the Fund’s securities offered by this prospectus supplement and the accompanying prospectus. You should carefully read the more detailed information contained in this prospectus supplement and the accompanying prospectus and in the SAI. In particular, you should carefully read the risks of investing in the Fund’s common stock, as discussed under the section entitled “Special Characteristics and Risks of the Offer” in this prospectus supplement and “Risk Factors” in the accompanying prospectus.

The Fund	TCW Strategic Income Fund, Inc. (the “Fund,” “we,” “us” or “our”) is a closed‑end, diversified, management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund was incorporated in Maryland on January 13, 1987 and commenced operations on March 5, 1987.

Purpose of the Offer
The Board of Directors (the “Board”) of the Fund, based on the recommendations and presentations of TCW Investment Management Company LLC (the “Adviser”), the investment adviser to the Fund, has determined that it is in the best interests of the Fund and holders of its shares of Common Stock (as defined below) to conduct the Offer (as defined below), thereby increasing the assets of the Fund available for investment.

The Adviser believes that there may be opportunities to take advantage of attractive yields. The Adviser expects that the Offer will provide an opportunity to increase the assets of the Fund available for investment, thereby better enabling the Fund to take advantage more fully of existing and future investment opportunities that may be or may become available, consistent with the Fund’s investment objective to seek a total return comprised of current income and capital appreciation. The Adviser believes that the Fund may benefit from attractive yields, evolving market dynamics and lower financing costs. The Adviser has an inherent conflict of interest in recommending the Offer because the Fund pays fees to the Adviser based on a percentage of the Fund’s Managed Assets (the greater the Managed Assets of the Fund, the greater the compensation paid to the Adviser). “Managed Assets” are the net asset value of Common Stock, plus the liquidation preference of any preferred shares issued by the Fund and the principal amount of any borrowings of the Fund used for leverage.

The Offer seeks to provide an opportunity to existing holders of shares of Common Stock (the “Common Stockholders”) to purchase shares of Common Stock at a discount to market price. The distribution to Common Stockholders of transferable Rights (as defined below), which may themselves have intrinsic value, also will afford non‑participating Common Stockholders of record on the Record Date (as defined below), the potential of receiving cash payment upon the sale of the Rights, receipt of which may be viewed as partial compensation for dilution of their interests that will occur as a result of the Offer. There can be no assurance that a market for the Rights will develop or, if such a market does develop, what the price of the Rights will be. There can be no assurance that the Offer (or the investment of the proceeds of the Offer) will be successful. See “Description of the Offer—Purpose of the Offer.”

Terms of the Offer
One transferable subscription right (a “Right”) will be issued for each share of common stock, par value $0.01 per share, of the Fund (collectively, the “Common Stock” and together with the Rights, “Securities”) held on the Record Date. Rights are expected to trade on the New York Stock Exchange (“NYSE”) under the symbol “TSI RT.” The Rights will allow Common Stockholders to subscribe for new shares of Common Stock of the Fund. 47,785,440.273 shares of Common Stock of the Fund are outstanding as of February 13, 2026. Three Rights will be required to purchase one share of Common Stock (1‑for‑3). However, any Record Date Stockholder (as defined below) who owns fewer than three shares of Common Stock as of the close of business on the Record Date may subscribe for one full share of Common Stock. Shares of the Fund, as a closed‑end fund, can trade at a discount to net asset value (“NAV”). Upon exercise of the Rights, Fund shares will be issued at a price that is likely to be less than the Fund’s NAV per share of Common Stock. An over-subscription privilege will be offered, subject to the right of the Board to eliminate the over-subscription privilege. Approximately 15,928,480 shares of Common Stock of the Fund will be issued if all Rights are exercised. The right to acquire one (1) share of Common Stock for every three (3) Rights held during the Subscription Period (or any extension of the Subscription Period) at the Subscription Price is referred to herein as the “Offer.” See “Description of the Offer—Terms of the Offer.”

The Fund has declared a monthly distribution payable on March 31, 2026 with a record date of March 3, 2026. Any shares of Common Stock issued after such record date as a result of the Offer will not be record date shares for the Fund’s monthly distribution to be paid on March 31, 2026 and will not be entitled to receive such distribution.

The exercise of Rights by a Rights holder is irrevocable, except in limited circumstances.

Subscription Price	The subscription price per share of Common Stock (the “Subscription Price”) will be determined based upon a formula equal to 92.5% of the average of the last reported sale price of the Fund’s shares of Common Stock on the NYSE on the Expiration Date (as defined below) and each of the four (4) preceding trading days (the “Formula Price”). If, however, the Formula Price is less than 88% of the NAV per share of Common Stock at the close of trading on the NYSE on the Expiration Date, then the Subscription Price will be 88% of the Fund’s NAV per share of Common Stock at the close of trading on the NYSE on that day. Rights holders will not know the Subscription Price at the time of exercise and will be required initially to pay for both the shares of Common Stock subscribed for pursuant to the primary subscription and, if eligible, any additional shares of Common Stock subscribed for pursuant to the over-subscription privilege at the estimated Subscription Price of $4.52 per share of Common Stock and, except in limited circumstances, will not be able to rescind their subscription. See “Description of the Offer—Terms of the Offer.”

Record Date	Rights will be issued to Common Stockholders as of the close of business on February 19, 2026 (the “Record Date”). See “Description of the Offer—Terms of the Offer.”

Number of Rights Issued	One Right will be issued in respect of each share of Common Stock of the Fund outstanding as of the close of business on the Record Date. See “Description of the Offer—Terms of the Offer.”

Number of Rights Required to Purchase One Share of Common Stock	A holder of Rights may purchase one share of Common Stock of the Fund for every three Rights exercised (1‑for‑3); however, any Record Date Stockholder (as defined below) who owns fewer than three shares of Common Stock as of the close of business on the Record Date may subscribe for one full share of Common Stock. See “Description of the Offer—Terms of the Offer.”

Over-Subscription Privilege
Record Date Stockholders who exercise all the Rights issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one share of Common Stock) are entitled to subscribe for additional shares of Common Stock at the same Subscription Price pursuant to the over-subscription privilege, subject to certain limitations and subject to allotment. If sufficient remaining shares of Common Stock are available following the primary subscription, all Record Date Stockholders’ over-subscription requests will be honored in full. Investors who are not Record Date Stockholders, but who otherwise acquire Rights pursuant to the Offer, are not entitled to subscribe for any shares of Common Stock pursuant to the over-subscription privilege. If sufficient shares of Common Stock are not available to honor all over-subscription requests, unsubscribed shares of Common Stock will be allocated pro rata among those Record Date Stockholders who over-subscribe based on the number of shares of Common Stock they owned on the Record Date.

Notwithstanding the above, the Board has the right in its absolute discretion to eliminate the over-subscription privilege if it considers it to be in the best interest of the Fund to do so. The Board may make that determination at any time, without prior notice to Rights holders or others, up to and including the fifth day following the Expiration Date (as defined below). See “Over-Subscription Privilege.” See “Description of the Offer—Over-Subscription Privilege.”

Subscription Period	The Rights may be exercised at any time after issuance and prior to expiration of the Rights (the “Subscription Period”), which will be 5:00 p.m. Eastern time on March 18, 2026 (the “Expiration Date”), unless otherwise extended. See “Description of the Offer—Expiration of the Offer.” The Offer may be terminated or extended by the Fund at any time for any reason before the Expiration Date. If the Fund terminates the Offer, the Fund will issue a press release announcing such termination and will direct the Subscription Agent (defined below) to return, without interest, all subscription proceeds received to such Common Stockholders who had elected to purchase shares of Common Stock.

Important Dates to Remember	Please note that the dates in the table below may change if the Offer is extended.
	Event	Date
	Record Date	February 19, 2026
	Subscription Period	February 19, 2026 through March 18, 2026 †
	Final Date Rights Will Trade	March 17, 2026
	Expiration Date*	March 18, 2026†
	Subscription Certificates and Payment for Shares Due*	March 18, 2026†
	Notice of Guaranteed Delivery and Payment for Shares Due*	March 18, 2026†
	Subscription Certificates Pursuant to Guarantees of Delivery Due*	March 18, 2026†
	Issuance Date	March 26, 2026†
	Confirmation Mailed to Participants	March 30, 2026†
	Final Payment for Shares of Common Stock Due	April 13, 2026†

*  A stockholder exercising Rights must deliver to the Subscription Agent by 5:00 p.m. Eastern time on March 18, 2026 (unless the Offer is extended) either (a) a Subscription Certificate and payment for shares of Common Stock or (b) a notice of guaranteed delivery and payment for shares of Common Stock.
†  Unless the Offer is extended.

Offering Expenses	Offering expenses borne by the Fund (including the reimbursement described below) are estimated to be approximately $3,920,000 in the aggregate, or $0.06 per share of Common Stock (assuming the Rights are fully exercised). The Fund has agreed to pay the Dealer Manager not to exceed $150,000 for partial reimbursement of its expenses incurred in connection with the Offer. Offering expenses will be borne by the Fund and indirectly by all of its Common Stockholders, including those who do not exercise their Rights.

Sale and Transferability of Rights
Rights issued will be transferable. The Rights will be, subject to notice of issuance, admitted for trading on the NYSE under the symbol “TSI RT” during the course of the Offer. Trading in the Rights on the NYSE is expected to be conducted until the close of trading on the NYSE on the last business day prior to the Expiration Date. The Fund will use its best efforts to ensure that an adequate trading market for the Rights will exist, although there can be no assurance that a market for the Rights will develop. Assuming a market exists for the Rights, the Rights may be purchased and sold through usual brokerage channels or sold through the Subscription Agent.

Record Date Stockholders who do not wish to exercise any of the Rights issued to them pursuant to the Offer may instruct the Subscription Agent to try to sell any unexercised Rights. Although the Rights are expected to trade on the NYSE through the last business day prior to the Expiration Date, subscription certificates representing the Rights to be sold through the Subscription Agent must be received by the Subscription Agent by 5:00 p.m., Eastern time, on March 10, 2026 (or, if the subscription period is extended, by 5:00 p.m., Eastern time, on the fifth business day prior to the extended Expiration Date). Upon the timely receipt by the Subscription Agent of appropriate instructions to sell Rights, the Subscription Agent will ask the Dealer Manager if it will purchase the Rights. If the Dealer Manager purchases the Rights, the sale price paid by the Dealer Manager will be based upon the then-current market price for the Rights.

If the Dealer Manager declines to purchase the Rights of a Record Date Stockholder that have been duly submitted to the Subscription Agent for sale, the Subscription Agent will attempt to sell such Rights in the open market.

Alternatively, the Rights evidenced by a subscription certificate may be transferred until the Expiration Date in whole or in part by endorsing the subscription certificate for transfer in accordance with the accompanying instructions. See “Description of the Offer—Sale and Transferability of Rights.”

Method for Exercising Rights	Rights are evidenced by subscription certificates that will be mailed to Record Date Stockholders (except as described below under “Terms of the Offer—Requirements for Foreign Stockholders”) or, if their shares of Common Stock are held by Cede & Co. or any other depository or nominee, to Cede & Co. or such other depository or nominee. Rights may be exercised by completing and signing the subscription certificate and mailing it in the envelope provided, or otherwise delivering the completed and signed subscription certificate to the Subscription Agent, together with payment in full of the estimated Subscription Price for the shares of Common Stock subscribed for. Completed subscription certificates and payments must be received by the Subscription Agent by 5:00 p.m., Eastern time, on the Expiration Date at the offices of the Subscription Agent. Rights also may be exercised by contacting your broker, banker, trust company or other intermediary, which can arrange, on your behalf, to guarantee delivery of payment and of a properly completed and executed subscription certificate. A fee may be charged for this service by your broker, bank, trust company or other intermediary. In addition, your broker, bank, trust company or other intermediary may impose a deadline for exercising Rights earlier than 5:00 p.m., Eastern time, on the Expiration Date. See “Description of the Offer—Method for Exercising Rights” and “Description of the Offer—Payment for shares of Common Stock .”

Requirements for Foreign Stockholders	Subscription certificates will not be mailed to Record Date Stockholders whose addresses are outside the United States (for these purposes, the United States includes the District of Columbia and the territories and possessions of the United States) (“Foreign Stockholders”). The Subscription Agent will send a letter via regular mail to Foreign Stockholders to notify them of the Offer. The Rights of Foreign Stockholders will be held by the Subscription Agent for their accounts until instructions are received to exercise the Rights. If instructions have not been received by 5:00 p.m., Eastern time, on March 10, 2026, five (5) business days prior to the Expiration Date (or, if the subscription period is extended, on or before the fifth business day prior to the extended Expiration Date), the Subscription Agent will ask the Dealer Manager if it will purchase the Rights of Foreign Stockholders. If the Dealer Manager declines to purchase the Rights, the Subscription Agent will attempt to sell such Rights in the open market. The net proceeds, if any, from the sale of those Rights will be remitted to these Foreign Stockholders.

Listing and Symbol	The Fund’s currently outstanding shares of Common Stock are, and it is expected that the shares of Common Stock offered by this Prospectus Supplement and the accompanying Prospectus will be, subject to notice of issuance, listed on the NYSE under the symbol “TSI.” On February 13, 2026, the Fund’s NAV per share of Common Stock at the close of business was $5.13 and the last reported sale price of a share of Common Stock on the NYSE was $4.73, representing a discount to NAV of 7.88%.

Use of Proceeds
The Fund estimates the net proceeds of the Offer to be approximately $72 million. This figure is based on the estimated Subscription Price per share of $4.52 and assumes all new shares of Common Stock offered are sold and that the estimated Dealer Manager fee of $2,699,058 (or $0.17 per share) and the other expenses related to the Offer, estimated at approximately $1,220,000, are paid.

The Fund intends to invest the net proceeds of the Offer in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within thirty days from the date on which the proceeds from the Offer are received by the Fund. However, the investment of the net proceeds may take up to six months from the completion of the Offer, depending on market conditions and the availability of appropriate securities. Pending such investment, it is anticipated that the proceeds will be invested in fixed income securities and other permitted investments. See “Use of Proceeds.”

Benefits to the Adviser	The Adviser will benefit from the Offer, in part, because the investment management fee paid by the Fund to the Adviser is based on the Fund’s Managed Assets. It is not possible to state precisely the amount of additional compensation the Adviser will receive as a result of the Offer because it is not known how many shares of Common Stock will be subscribed for and because the proceeds of the Offer will be invested in additional portfolio securities which will fluctuate in value. See “Description of the Offer—Benefits to the Adviser.”

Taxation/ERISA	See “Description of the Offer—U.S. Federal Income Tax Considerations” and “Description of the Offer—Employee Benefit Plan Considerations.”

Subscription Agent	Equiniti Trust Company, LLC. See “Description of the Offer—Subscription Agent.”

Information Agent	EQ Fund Solutions, LLC. See “Description of the Offer—Information Agent.”

Risks	See “Special Characteristics and Risks of the Offer” on page S‑28 and “Risk Factors” on page 32 of the accompanying Prospectus for a discussion of factors you should consider carefully before deciding to invest in the Fund’s Common Stock.

Distribution Arrangements	UBS Securities LLC (the “Dealer Manager”) will act as Dealer Manager for this Offer. Under the terms and subject to the conditions contained in the Dealer Manager Agreement among the Dealer Manager, the Fund and the Adviser, the Dealer Manager will provide financial structuring services in connection with the Offer and will solicit the exercise of Rights and participation in the over-subscription privilege. The Fund has agreed to pay the Dealer Manager a fee for its financial structuring and soliciting services equal to 3.75% of the Subscription Price per share for each share of Common Stock issued pursuant to the exercise of Rights, including the over-subscription privilege. The Fund has also agreed to pay the Dealer Manager up to $150,000 as a partial reimbursement for its reasonable out‑of‑pocket expenses incurred in connection with the Offer. The fees paid to the Dealer Manager and other expenses of the Offer will be borne by the Fund and indirectly by all of its Common Stockholders, including those who do not exercise their Rights. The Dealer

Manager will reallow a portion of its fees to other broker-dealers who have assisted in soliciting the exercise of Rights. The Fund and the Adviser have each agreed to indemnify the Dealer Manager for losses arising out of certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Prior to the expiration of the Offer, the Dealer Manager may independently offer for sale shares of Common Stock it has acquired through purchasing and exercising the Rights, at prices it sets. Although the Dealer Manager may realize gains and losses in connection with purchases and sales of shares of Common Stock, such offering of shares of Common Stock is intended by the Dealer Manager to facilitate the Offer, and any such gains or losses are not expected to be material to the Dealer Manager. The Dealer Manager’s fee for its financial structuring and soliciting services is independent of any gains or losses that may be realized by the Dealer Manager through the purchase and exercise of the Rights and the sale of shares of Common Stock. See “Distribution Arrangements.”

SUMMARY OF FEES AND EXPENSES
The following tables are intended to assist you in understanding the various costs and expenses directly or indirectly associated with investing in our Common Stock as a percentage of net assets attributable to Common Stock. Amounts are for the current fiscal year after giving effect to anticipated net proceeds of the Offer, assuming that we incur the estimated offering expenses.
Stockholder Transaction Expenses

Sales Load (as percentage of offering price)(1)	3.75%
Offering Expenses Borne by the Fund (as a percentage of offering price)(2)	1.70%

Percentage of Net Assets Attributable to Common Stock(3)
Annual Expenses
Management Fees(4)	0.58%
Interest Payments on borrowed funds(5)	0.00%
Other Expenses	0.32%
Acquired Fund Fees and Expenses(6)	0.20%
Total Annual Expenses(7)	1.10%
Fee Waivers(8)	(0.07)%
Total Annual Expenses After Fee Waivers(7),(8)	1.03%

(1)
The Dealer Manager will receive a fee for its financial structuring and soliciting services equal to 3.75% of the Subscription Price per share for each share of Common Stock issued pursuant to the exercise of Rights, including the over-subscription privilege. The Dealer Manager will reallow to broker-dealers in the selling group to be formed and managed by the Dealer Manager selling fees equal to 2.00% of the Subscription Price per share for each share of Common Stock issued pursuant to the Offer as a result of their selling efforts. In addition, the Dealer Manager will reallow to other broker-dealers that have executed and delivered a soliciting dealer agreement and have solicited the exercise of Rights solicitation fees equal to 0.50% of the Subscription Price per share for each share of Common Stock issued pursuant to the exercise of Rights as a result of their soliciting efforts, subject to a maximum fee based on the number of shares of Common Stock held by each broker-dealer through the DTC on the Record Date.

(2)
The fees and expenses of the Offer will be borne by the Fund and indirectly by all of its Common Stockholders, including those who do not exercise their Rights, and will result in a reduction of the Fund’s NAV. Offering expenses borne by the Fund (including the reimbursements described below) are estimated to be approximately $3,920,000 in the aggregate, or $0.06 per share of Common Stock (assuming the Rights are fully exercised). The Fund has agreed to pay the Dealer Manager not to exceed $150,000 for reimbursement of its expenses incurred in connection with the Offer. Offering expenses will be borne by the Fund and indirectly by all of its Common Stockholders, including those who do not exercise their Rights.

(3)
Based on net assets attributable to shares of Common Stock during the year ended December 31, 2025 and after giving effect to the Offer, assuming the Offer is fully subscribed resulting in the receipt of net proceeds from the Offer of approximately $72 million.

(4)
As compensation for the investment advisory services rendered, facilities provided, and expenses borne, the Adviser is paid a monthly fee by the Fund computed at the annual rate of 0.75% of the first $100 million of the Fund’s average Managed Assets and 0.50% of the Fund’s average Managed Assets in excess of $100 million. “Managed Assets” are the NAV of Common Stock, plus the liquidation preference of any preferred shares issued by the Fund and the principal amount of any borrowings of the Fund used for leverage. The advisory fee percentage calculation assumes the use of leverage by the Fund as discussed in note (6). To derive the annual advisory fee as a percentage of the Fund’s net assets (which are the Fund’s total assets less all of the Fund’s liabilities), the Fund’s average Managed Assets for the year ended December 31, 2025 (plus the estimated proceeds of this Offer if fully subscribed as described in note (3)) were multiplied by the annual advisory fee rate and then divided by the Fund’s average net assets for the same period (plus the estimated proceeds of this Offer if fully subscribed as described in note (3)).

(5)
For the year ended December 31, 2025, the Fund did not have an outstanding balance under its Credit Facility. For purposes of preparing this table, the Fund has assumed that the Fund does not have leverage outstanding. The Fund currently intends during the next twelve months (i) to maintain a similar proportionate amount of borrowings but may increase such amount to 33 1/3% of the average daily value of the Fund’s total assets and (ii) not to issue preferred shares.

(6)
Acquired fund fees and expenses include an estimate of certain of the fees and expenses incurred indirectly by the Fund as a result of the Fund’s investments in the Underlying Funds (as defined in the accompanying Prospectus).

(7)
The 1.03% expense ratio assumes that the Offer is fully subscribed, yielding estimated net proceeds of approximately $72 million (assuming the estimated Subscription Price of $4.52), and that, as a result, based on the Fund’s average net assets for year ended December 31, 2025 of $244,294,703, the net assets attributable to stockholders would be $315,794,744 upon completion of the Offer. It also assumes that net assets attributable to stockholders will not increase or decrease due to currency fluctuations. If the Offer is not fully subscribed, or if the Fund increases the amount of money that it borrows, the amount of expenses borne by the Fund’s Common Stockholders will increase.

(8)
The Fund and the Adviser have entered into a contractual fee waiver agreement (the “Fee Waiver Agreement”), pursuant to which the Adviser has agreed to waive its management fee from the Fund in an amount equal to any advisory fees it or its affiliates receive from the Fund’s investments in an affiliated Underlying Fund, through December 31, 2026. Only the Board of Directors is permitted to terminate that contract at any time prior to December 31, 2026 in its discretion with written notice to the Adviser.

Example
An investor would directly or indirectly pay the following expenses on a $1,000 investment in the Fund, assuming (1) a 5% annual return, (2) that the Fee Waiver Agreement will expire after December 31, 2026, and (3) estimated offering expenses of $3,920,000. This example assumes that (i) all dividends and other distributions are reinvested at NAV, (ii) the percentage amounts listed under “Total annual expenses” above remain the same in the years shown, and (iii) the Offer is fully subscribed as described in note (3) above. This example reflects all recurring and non‑recurring fees, including payment of the 3.75% sales load and other expenses incurred in connection with the Offer. For more complete descriptions of certain of the Fund’s costs and expenses, see “Management of the Fund—Advisory Agreement” in the accompanying Prospectus.
The example should not be considered a representation of future expenses or rate of return and actual Fund expenses may be greater or less than those shown.

	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$61.57	$84.42	$109.20	$180.05

USE OF PROCEEDS
The Fund estimates the net proceeds of the Offer to be approximately $72 million. This figure is based on the estimated Subscription Price per share of Common Stock of $4.52 (based upon 88% of the Fund’s NAV per Share of Common Stock at the close of trading on the NYSE on February 13, 2026 (which was greater than 92.5% of the average of the last reported sale price of a share of Common Stock on the NYSE on February 13, 2026 and the four preceding trading days) and assumes the sale of 15,928,480 shares of Common Stock pursuant to the exercise of Rights and that the estimated Dealer Manager fee of $2,699,058 and the other expenses related to the Offer, estimated at approximately $1,220,000, are paid.
The Fund intends to invest the net proceeds of the Offer in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within thirty days from the date on which the proceeds from the Offer are received by the Fund. However, the investment of the net proceeds may take up to six months from the completion of the Offer, depending on market conditions and the availability of appropriate securities. Pending such investment, it is anticipated that the proceeds will be invested in fixed income securities and other permitted investments.

DESCRIPTION OF THE OFFER
Purpose of the Offer
The Board, based on the recommendations and presentations of the Adviser, has determined that it is in the best interests of the Fund and its Common Stockholders to conduct the Offer, thereby increasing the assets of the Fund available for investment. In making this determination, the Board considered a number of factors, including potential benefits and costs. In particular, the Board considered the Adviser’s opinion that the Offer would better enable the Fund to take advantage more fully of existing and future investment opportunities that may be or may become available, consistent with the Fund’s investment objective to seek a total return comprised of current income and capital appreciation.
In making its determination that the Offer would result in a net benefit to existing Common Stockholders of the Fund, the Board considered various factors at its meeting held on February 9, 2026. The factors considered by the Board included: (i) the size (including number of Rights needed to purchase one share of Common Stock and size of the Offer in relation to the number of shares of Common Stock outstanding), Subscription Price, pricing and structure of the Offer, including the possible negative effect of the Offer on the market price of shares of Common Stock; (ii) the Adviser’s view that the Offer, if it is well-subscribed, could increase the liquidity of the shares of Common Stock on the NYSE, where the Fund’s shares of Common Stock are traded and could increase the number of Common Stockholders over the long term, thus potentially increasing the level of market interest and visibility of the Fund; (iii) the opportunity the Offer represents for current Common Stockholders to buy shares of Common Stock at a discount to market price and NAV; (iv) the Adviser’s view that raising additional capital would allow the Fund to better capitalize on attractive and potentially higher yielding investment opportunities without having to sell existing positions and that the new investments should be able to help sustain the Fund’s current distribution over the longer term; (v) trends relating to the size of the Fund’s historical premiums and discounts to NAV, and the potential impact of the Offer on the future market price and premiums or discounts to NAV, including the potential impact of the narrowing of the discount; (vi) the extent of dilution for: (a) participating Common Stockholders, (b) non‑participating Common Stockholders, and (c) Common Stockholders who are issued fewer than three Rights in the Offer; (vii) the benefits and drawbacks of conducting a transferable rather than a non-transferable rights offering and whether a market will exist for the Rights; (viii) the expenses of the Offer; (ix) the effect on the Fund and its existing Common Stockholders if the Offer is not fully subscribed and the effect if the over-subscription privileges are exercised; (x) the Adviser’s and the Dealer Manager’s plan for outreach and communications to Common Stockholders and intermediaries regarding the Offer; (xi) the Dealer Manager’s plans for making a market in Rights and making Rights available to its customers; and (xii) the expected lowering of the Fund’s expenses as a proportion of net assets due to the increase in Fund assets as a result of the Offer because the Fund’s fixed costs would be spread over a larger asset base. The Board also took into consideration the fact that increasing the Fund’s assets results in a benefit to the Adviser because the management fee paid by the Fund to the Adviser increases as the Fund’s Managed Assets increase.
The Adviser believes that there may be opportunities to take advantage of attractive yields. The Adviser expects that the Offer will provide an opportunity to increase the assets of the Fund available for investment. The Adviser believes that the Fund may benefit from attractive yields and exposure to private credit and private asset-backed securities. The Adviser has an inherent conflict of interest in recommending the Offer because the Fund pays fees to the Adviser based on a percentage of the Fund’s Managed Assets (the greater the Managed Assets of the Fund, the greater the compensation paid to the Adviser).
The Offer seeks to provide an opportunity to existing Common Stockholders to purchase shares of Common Stock at a discount to market price. The distribution to Common Stockholders of transferable Rights, which may themselves have intrinsic value, also will afford non‑participating Common Stockholders of record on the Record Date, the potential of receiving cash payment upon the sale of the Rights, receipt of which may be viewed as partial compensation for dilution of their interests that will likely occur as a result of the Offer. There can be no assurance that a market for the Rights will develop or, if such a market does develop, what the price of the Rights will be.
Terms of the Offer
The Fund is issuing to Record Date Stockholders Rights to subscribe for shares of Common Stock of the Fund. Each Record Date Stockholder is being issued one transferable Right for each share of Common Stock owned on the Record Date. The Rights entitle the holder to acquire one new share of Common Stock for every three Rights held (1‑for‑3) (provided that any Record Date Stockholder who owns fewer than three shares of Common Stock as of the close of business on the Record Date may subscribe for one full share of Common Stock), at a Subscription Price determined based upon a formula equal to 92.5% of the average of the last reported sale price of the Fund’s shares of Common Stock on the NYSE on the Expiration Date and each of the four (4) preceding trading days (the “Formula Price”). If, however, the Formula Price is less than 88% of the NAV per share of Common Stock at the close of trading on the NYSE on the Expiration Date (as defined below), then the Subscription Price will be 88% of the Fund’s NAV per share of Common Stock at the close of trading on the NYSE on that day.
The estimated Subscription Price to the public of $4.52 is based upon 88% of the Fund’s NAV per Share of Common Stock at the close of trading on the NYSE on February 13, 2026 (which was greater than 92.5% of the average of the last reported sale price of a share of Common Stock on the NYSE on February 13, 2026 and the four preceding trading days).
Fractional shares will not be issued upon the exercise of the Rights. Accordingly, shares of Common Stock may be purchased only pursuant to the exercise of Rights in integral multiples of three; however, any Record Date Stockholder who owns fewer than three shares of Common Stock as of the close of business on the Record Date may subscribe for one full share of Common Stock. Rights may be exercised at any time during the period (the “Subscription Period”) which commences on February 19, 2026, and ends at 5:00 p.m. Eastern time on March 18, 2026 (the “Expiration Date”), unless otherwise extended. Shares of the Fund, as a closed‑end fund, can trade at a discount to NAV. Upon exercise of the Rights, Fund shares will be issued at a price that is likely to be less than the Fund’s NAV per share of Common Stock. The right to acquire one (1) share of Common Stock for every three (3) Rights held during the Subscription Period (or any extension of the Subscription Period) at the Subscription Price will be referred to in the remainder of this Prospectus Supplement as the “Offer.” Rights will expire on the Expiration Date and thereafter may not be exercised.
The Fund has declared a monthly distribution payable March 31, 2026 with a record date of March 3, 2026. Any shares of Common Stock issued after such record date as a result of the Offer will not be record date shares for the Fund’s monthly distribution to be paid on March 31, 2026 and will not be entitled to receive such distribution.
Rights may be evidenced by subscription certificates or may be uncertificated and evidenced by other appropriate documentation (i.e., a rights card distributed to registered stockholders in lieu of a subscription certificate) (“Subscription Certificates”). The number of Rights issued to each holder will be stated on the Subscription Certificate delivered to the holder. The method by which Rights may be exercised and shares of Common Stock paid for is set forth below in “ —Method for Exercising Rights” and “ —Payment for Shares of Common Stock.” A holder of Rights will have no right to rescind a purchase after the Subscription Agent has received payment. See “—Payment for Shares of Common Stock” below. It is anticipated that the shares of Common Stock issued pursuant to an exercise of Rights will be listed on the NYSE.
Holders of Rights who are Record Date Stockholders are entitled to subscribe for additional shares of Common Stock at the same Subscription Price pursuant to the over-subscription privilege, subject to certain limitations, allotment and the right of the Board to eliminate the over-subscription privilege. See “ —Over-Subscription Privilege” below.

For purposes of determining the maximum number of shares of Common Stock that may be acquired pursuant to the Offer, broker-dealers, trust companies, banks or others whose shares are held of record by Cede & Co. (“Cede”), as nominee for the Depository Trust Company (“DTC”), or by any other depository or nominee will be deemed to be the holders of the Rights that are held by Cede or such other depository or nominee on their behalf.
The Rights are transferable until the completion of the Subscription Period and will be admitted for trading on the NYSE under the symbol “TSI RT.” Assuming a market exists for the Rights, the Rights may be purchased and sold through usual brokerage channels and also sold through the Subscription Agent. Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE is expected to begin one business day prior to the Record Date and may be conducted until the close of trading on the last NYSE trading day prior to the Expiration Date. Trading of the Rights on the NYSE is expected to be conducted on a when-issued basis until and including the date on which the Subscription Certificates are mailed to Record Date Stockholders of record and thereafter is expected to be conducted on a regular‑way basis until and including the last NYSE trading day prior to the Expiration Date. The method by which Rights may be transferred is set forth below under “Sale and Transferability of Rights.” The shares of Common Stock are expected to begin trading ex‑Rights on the Record Date as determined and announced by the NYSE. The Offer may be terminated or extended by the Fund at any time for any reason before the Expiration Date. If the Fund terminates the Offer, the Fund will issue a press release announcing such termination and will direct the Subscription Agent to return, without interest, all subscription proceeds received to such stockholders who had elected to purchase shares of Common Stock.
Nominees who hold the Fund’s shares of Common Stock for the account of others, such as banks, broker-dealers, trustees or depositories for securities, should notify the respective beneficial owners of such shares as soon as possible to ascertain such beneficial owners’ intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the nominee should complete the Subscription Certificate and submit it to the Subscription Agent with proper payment. In addition, beneficial owners of the shares of Common Stock or Rights held through such a nominee should contact the nominee and request the nominee to effect transactions in accordance with such beneficial owner’s instructions.
Participants in the Fund’s Dividend Reinvestment Plan (the “Plan”) will be issued Rights in respect of the shares of Common Stock held in their accounts in the Plan. Participants wishing to exercise these Rights must exercise the Rights in accordance with the procedures set forth in “Method for Exercising Rights” and “Payment for Shares of Common Stock.”
Important Dates to Remember
Please note that the dates in the table below may change if the Offer is extended.

Event	Date
Record Date	February 19, 2026
Subscription Period	February 19, 2026 through March 18, 2026 †
Final Date Rights Will Trade	March 17, 2026
Expiration Date*	March 18, 2026†
Subscription Certificates and Payment for Shares Due*	March 18, 2026†
Notice of Guaranteed Delivery and Payment for Shares Due*	March 18, 2026†
Subscription Certificates Pursuant to Guarantees of Delivery Due*	March 18, 2026†
Issuance Date	March 26, 2026†
Confirmation Mailed to Participants	March 30, 2026†
Final Payment for Shares of Common Stock Due	April 13, 2026†

*
A stockholder exercising Rights must deliver to the Subscription Agent by 5:00 p.m. Eastern time on March 18, 2026 (unless the Offer is extended) either (a) a Subscription Certificate and payment for shares of Common Stock or (b) a notice of guaranteed delivery and payment for shares of Common Stock.

†	Unless the Offer is extended.

Over-Subscription Privilege
Record Date Stockholders who exercise all the Rights issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one share of Common Stock) are entitled to subscribe for additional shares of Common Stock that were not subscribed for by other holders of Rights at the same Subscription Price pursuant to the over-subscription privilege, subject to certain limitations and subject to allotment. If sufficient remaining shares of Common Stock are available following the primary subscription, all Record Date Stockholders’ over-subscription requests will be honored in full. Investors who are not Record Date Stockholders, but who otherwise acquire Rights pursuant to the Offer, are not entitled to subscribe for any shares of Common Stock pursuant to the over-subscription privilege. If sufficient shares of Common Stock are not available to honor all over-subscription requests, unsubscribed shares of Common Stock will be allocated pro rata among those Record Date Stockholders who over-subscribe based on the number of shares of Common Stock they owned on the Record Date. The allocation process may involve a series of allocations in order to ensure that the total number of shares of Common Stock available for over-subscriptions is distributed on a pro rata basis.
Record Date Stockholders who are fully exercising their Rights during the subscription period should indicate, on the Subscription Certificate that they submit with respect to the exercise of the Rights issued to them, how many shares of Common Stock they desire to acquire pursuant to the over-subscription privilege.
Banks, broker-dealers, trustees and other nominee holders of Rights will be required to certify to the Subscription Agent, before any over-subscription privilege may be exercised with respect to any particular beneficial owner, as to the aggregate number of Rights exercised during the subscription period and the number of shares of Common Stock subscribed for pursuant to the over-subscription privilege by such beneficial owner, and that such beneficial owner’s primary subscription was exercised in full. Nominee holder over-subscription forms will be distributed to banks, brokers, trustees and other nominee holders of Rights with the Subscription Certificates.
The Fund will not offer or sell any shares of Common Stock that are not subscribed for during the subscription period or pursuant to the over-subscription privilege.
The Board has the right in its absolute discretion to eliminate the over-subscription privilege with respect to over-subscription shares if it considers it to be in the best interest of the Fund to do so. The Board may make that determination at any time, without prior notice to Rights holders or others, up to and including the fifth day following the Expiration Date. If the over-subscription privilege is not eliminated, it will operate as set forth above.
The Fund has been advised that one or more of the officers or employees of the Adviser may exercise all of the Rights initially issued to them and may request additional shares of Common Stock pursuant to the over-subscription privilege. An exercise of the over-subscription privilege by such persons will increase their proportionate voting power and share of the Fund’s assets.
Sale and Transferability of Rights
The Rights will be, subject to notice of issuance, admitted for trading on the NYSE under the symbol “TSI RT” during the course of the Offer. Trading in the Rights on the NYSE is expected to be conducted until the close of trading on the NYSE on the last business day prior to the Expiration Date. The Fund will use its best efforts to ensure that an adequate trading market for the Rights will exist, although there can be no assurance that a market for the Rights will develop. Assuming a market exists for the Rights, the Rights may be purchased and sold through usual brokerage channels or sold through the Subscription Agent.
Trading of the Rights on the NYSE will be conducted on a when-issued basis until and including the date on which the Subscription Certificates evidencing Rights are mailed to Record Date Stockholders and thereafter will be conducted on a regular‑way basis until and including the last NYSE trading day prior to the completion of the Subscription Period. The shares of Common Stock are expected to begin trading ex‑Rights one business day prior to the Record Date.
Rights that are sold will not confer any right to acquire any shares of Common Stock pursuant to the over-subscription privilege, if any, and any Record Date Stockholder who sells any Rights (other than those Rights that cannot be exercised because they represent the right to acquire less than one share of Common Stock) will not be eligible to participate in the over-subscription privilege, if any.
Sales through the Subscription Agent and the Dealer Manager. Record Date Stockholders who do not wish to exercise any or all of the Rights issued to them pursuant to the Offer may instruct the Subscription Agent to try to sell any unexercised Rights. Although the Rights are expected to trade on the NYSE through the last business day prior to the Expiration Date, Subscription Certificates representing the Rights to be sold by the Subscription Agent must be received by the Subscription Agent on or before 5:00 p.m., Eastern time, on March 10, 2026 (or, if the subscription period is extended, by 5:00 p.m., Eastern time, on the fifth business day prior to the extended Expiration Date).
Upon the timely receipt by the Subscription Agent of appropriate instructions to sell Rights, the Subscription Agent will ask the Dealer Manager if it will purchase the Rights. The sale price of any Rights sold to the Dealer Manager will be based upon the then-current market price for the Rights. The proceeds from each of such sales to the Dealer Manager will be remitted to the Subscription Agent, which will hold such proceeds in an account segregated from the Subscription Agent’s own funds pending distribution to each selling Record Date Stockholder. It is expected that following each such sale of Rights to the Dealer Manager, the proceeds from each such sale will be received by the Subscription Agent within two business days of the sale and that the proceeds will then be remitted by the Subscription Agent to the selling Record Date Stockholder within one business day following the Expiration Date.
If the Dealer Manager declines to purchase the Rights of a Record Date Stockholder that have been duly submitted to the Subscription Agent for sale, the Subscription Agent will attempt to sell such Rights in the open market. If the Rights can be sold in such manner, all of such sales will be deemed to have been effected at the weighted-average price of all Rights sold by the Subscription Agent in such open market transactions throughout the Subscription Period. The proceeds from such sales will be held by the Subscription Agent in an account segregated from the Subscription Agent’s own funds pending distribution to the selling Record Date Stockholders. It is expected that the proceeds of such open market sales will be remitted by the Subscription Agent to the selling Record Date Stockholders within one business day following the Expiration Date.
The Subscription Agent will also attempt to sell (either to the Dealer Manager or in open market transactions) all Rights that remain unclaimed as a result of Subscription Certificates being returned by the postal authorities to the Subscription Agent as undeliverable as of the fifth business day prior to the Expiration Date. The Subscription Agent will hold the proceeds from those sales in an account segregated from the Subscription Agent’s own funds for the benefit of such non‑claiming Record Date Stockholders until such proceeds are either claimed or revert to their state of residence.
There can be no assurance that the Subscription Agent will be able to complete the sale of any Rights, and neither the Fund, the Dealer Manager nor the Subscription Agent have guaranteed any minimum sale price for the Rights. If a Record Date Stockholder does not utilize the services of the Subscription Agent and chooses to use another broker-dealer or other financial institution to sell Rights issued to that Record Date Stockholder pursuant to the Offer, then the other broker-dealer or financial institution may charge a fee to sell the Rights.
Other Transfers. The Rights evidenced by a Subscription Certificate may be transferred in whole by endorsing the Subscription Certificate for transfer in accordance with the instructions accompanying the Subscription Certificate. A portion of the Rights evidenced by a single Subscription Certificate (but not fractional

Rights) may be transferred by delivering to the Subscription Agent a Subscription Certificate properly endorsed for transfer, with instructions to register such portion of the Rights evidenced thereby in the name of the transferee and to issue a new Subscription Certificate to the transferee evidencing the transferred Rights. If this occurs, a new Subscription Certificate evidencing the balance of the Rights, if any, will be issued to the Record Date Stockholder or, if the Record Date Stockholder so instructs, to an additional transferee. The signature on the Subscription Certificate must correspond with the name as written upon the face of the Subscription Certificate in every particular, without alteration or enlargement or any other change. A signature guarantee will be required in connection with a transfer of rights. If required, a signature guarantee must be provided by an “eligible guarantor institution” (as defined in Rule 17Ad‑15 of the Securities Exchange Act of 1934, as amended).
Record Date Stockholders wishing to transfer all or a portion of their Rights (but not fractional Rights) should allow at least ten business days prior to the Expiration Date for: (i) the transfer instructions to be received and processed by the Subscription Agent; (ii) a new Subscription Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights and to the transferor with respect to retained Rights, if any; and (iii) the Rights evidenced by the new Subscription Certificate to be exercised or sold by the recipients of the Subscription Certificate. Neither the Fund nor the Subscription Agent nor the Dealer Manager shall have any liability to a transferee or transferor of Rights if Subscription Certificates are not received in time for exercise or sale prior to the Expiration Date.
Except for the fees charged by the Information Agent, the Subscription Agent and the Dealer Manager (which are expected to be paid from the proceeds of the Offer by the Fund), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred or charged in connection with the purchase, sale or transfer of Rights will be for the account of the transferor of the Rights, and none of these commissions, fees or other expenses will be paid by the Fund, the Adviser, the Information Agent, the Subscription Agent or the Dealer Manager. Rights holders who wish to purchase, sell, exercise or transfer Rights through a broker, bank or other party should first inquire about any fees and expenses that the holder will incur in connection with the transactions.
The Fund anticipates that the Rights will be eligible for transfer through, and that the exercise of the primary subscription and the over-subscription may be effected through, the facilities of DTC or the Subscription Agent until 5:00 p.m., Eastern time, on the Expiration Date. Your broker, bank, trust company or other intermediary may impose a deadline for transferring Rights earlier than 5:00 p.m. Eastern time, on the Expiration Date.
Method for Exercising Rights
Rights are evidenced by Subscription Certificates that will be mailed to Record Date Stockholders (except as described under “Requirements for Foreign Stockholders” below) or, if their shares of Common Stock are held by Cede & Co. or any other depository or nominee on their behalf, to Cede & Co. or such other depository or nominee. Rights may be exercised by completing and signing the Subscription Certificate and mailing it in the envelope provided, or otherwise delivering the completed and signed Subscription Certificate to the Subscription Agent, together with payment in full at the estimated Subscription Price for the shares of Common Stock subscribed for by the Expiration Date as described under “Payment for Shares of Common Stock.” Rights may also be exercised through the broker of a holder of Rights, who may charge the holder of Rights a servicing fee in connection with such exercise. Rights may also be exercised by contacting your broker, bank, trust company or other intermediary, which can arrange, on your behalf, to guarantee delivery of a properly completed and executed Subscription Certificate pursuant to a notice of guaranteed delivery by the close of business on the first business day after the Expiration Date. A fee may be charged for this service. Completed Subscription Certificates and payments must be received by the Subscription Agent by 5:00 p.m., Eastern time, on the Expiration Date (unless delivery of Subscription Certificate is effected by means of a notice of guaranteed delivery as described Payment for Shares of Common Stock”) at the offices of the Subscription Agent at one of the addresses set forth below under “Subscription Agent.” Your broker, bank, trust company or other intermediary may impose a deadline for exercising Rights earlier than 5:00 p.m. Eastern time, on the Expiration Date. Fractional shares of Common Stock will not be issued upon exercise of Rights.
Stockholders who are Record Owners. Stockholders who are record owners of shares of Common Stock can choose between either option set forth under “Payment for Shares of Common Stock.” If time is of the essence, option (2) will permit delivery of the Subscription Certificate after the Expiration Date.
Investors whose Shares of Common Stock are Held by a Nominee. Investors whose shares of Common Stock are held by a nominee, such as a bank, broker, trustee or other intermediary, must contact that nominee to exercise their Rights. In that case, the nominee will complete the Subscription Certificate on behalf of the investor and arrange for proper payment by one of the methods set forth below under “Payment for Shares of Common Stock.”
Nominees. Nominees, such as banks, brokers, trustees or depositories for securities, who hold shares of Common Stock for the account of others should notify the respective beneficial owners of such shares of Common Stock as soon as possible to ascertain those beneficial owners’ intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the nominee should complete the Subscription Certificate and submit it to the Subscription Agent with the proper payment as described under “Payment for Shares of Common Stock.”
Banks, brokers, trustees and other nominee holders of Rights will be required to certify to the Subscription Agent, before any over-subscription privilege may be exercised with respect to any particular beneficial owner who is a Record Date Stockholder, as to the aggregate number of Rights exercised during the Subscription Period and the number of shares of Common Stock subscribed for pursuant to the over-subscription privilege by the beneficial owner, and that the beneficial owner exercised all the Rights issued to it pursuant to the Offer.
Requirements for Foreign Stockholders. Subscription Certificates will not be mailed to Record Date Stockholders whose addresses are outside the United States (for these purposes, the United States includes the District of Columbia and the territories and possessions of the United States) (“Foreign Stockholders”). The Subscription Agent will send a letter via regular mail to Foreign Stockholders to notify them of the Offer. The Rights of Foreign Stockholders will be held by the Subscription Agent for their accounts until instructions are received to exercise the Rights. If instructions have not been received by 5:00 p.m., Eastern time, March 10, 2026, five business days prior to the Expiration Date (or, if the Subscription Period is extended, on or before the fifth business day prior to the extended Expiration Date), the Subscription Agent will ask the Dealer Manager if it will purchase the Rights. If the Dealer Manager declines to purchase the Rights, the Subscription Agent will attempt to sell such Rights in the open market. The net proceeds, if any, from the sale of those Rights will be remitted to those Foreign Stockholders.
Expenses of the Offer
The Fund will bear the expenses of the Offer and all such expenses will be borne indirectly by the Fund’s Common Stockholders, including those who do not exercise their Rights. These expenses include, but are not limited to, the Dealer Manager fee, reimbursement of the Dealer Manager’s expenses, the expenses of preparing, printing and mailing the prospectus and Rights subscription materials for the Offer (including reimbursement of expenses of the Dealer Manager, Selling Group Members, Soliciting Dealers and other brokers, dealers and financial institutions), SEC registration fees and the fees assessed by service providers (including the cost of the Fund’s counsel and independent registered public accounting firm) in connection with the Offer.

Subscription Agent
Equiniti Trust Company, LLC is the Subscription Agent for the Offer. The Subscription Agent will receive for its administrative, processing, invoicing and other services a project fee, plus certain per transaction fees and reimbursement for all out‑of‑pocket expenses related to the Offer. The fees and expenses of the Subscription Agent are included in the fees and expenses of the Offer and therefore will be borne by the Fund and indirectly by all Common Stockholders, including those who do not exercise their Rights. Questions regarding the Subscription Certificates should be directed by mail to the Information Agent at EQ Fund Solutions, LLC, 28 Liberty Street, 53rd Floor, New York, New York 10005. Common Stockholders may also subscribe for the Offer by contacting their broker dealer, trust company, bank or other nominee.
Completed Subscription Certificates must be sent together with proper payment of the estimated Subscription Price for all shares of Common Stock subscribed for in the primary subscription and the over-subscription privilege (for Record Date Stockholders) to the Subscription Agent by one of the methods described below. Alternatively, Rights holders may arrange for their financial intermediaries to submit notices of guaranteed delivery through DTC to be received by the Subscription Agent along with proper payment of the estimated Subscription Price for all shares of Common Stock subscribed for in the primary subscription and the over-subscription privilege (for Record Date Stockholders) prior to 5:00 p.m., Eastern time, on the Expiration Date. The Fund will accept only properly completed and executed Subscription Certificates actually received at any of the addresses listed below, prior to 5:00 p.m., Eastern time, on the Expiration Date, or by the close of business on the first business day after the Expiration Date following timely receipt of a notice of guaranteed delivery. See “ —Payment for Shares of Common Stock.”

Subscription Certificate Delivery Method	Address/Number

Notice of Guaranteed Delivery:	Contact your broker-dealer, trust company, bank or other nominee to notify the Fund of your intent to exercise the Rights.

First Class Mail Only (No Express Mail or Overnight Courier):	Equiniti Trust Company 1110 Centre Pointe Curve, Suite #101 Mendota Heights, MN 55120 Attn: Reorganization Department

Express Mail or Overnight Courier:	Equiniti Trust Company 1110 Centre Pointe Curve, Suite #101 Mendota Heights, MN 55120 Attn: Reorganization Department
The Fund will honor only Subscription Certificates received by the Subscription Agent prior to 5:00 p.m., Eastern time, on the Expiration Date at one of the addresses listed above. Delivery to an address other than those listed above will not constitute good delivery.
Information Agent
The Information Agent for the Offer is EQ Fund Solutions, LLC. If you have questions or need further information about the Offer, please write the Information Agent at EQ Fund Solutions, LLC, 28 Liberty Street, 53rd Floor, New York, New York 10005 or call (877) 283‑0323. Any questions or requests for assistance concerning the method of subscribing for shares of Common Stock or additional copies of this Prospectus Supplement and the accompanying Prospectus or Subscription Certificates should be directed to the Information Agent. Common Stockholders may also contact their brokers or nominees for information with respect to the Offer.

The Information Agent will receive a fee for its services, plus reimbursement for all out‑of‑pocket expenses related to the Offer. The fees and expenses of the Information Agent are included in the fees and expenses of the Offer and therefore will be borne by the Fund and indirectly by all of its Common Stockholders, including those who do not exercise their Rights.
Expiration of the Offer
The Offer will expire at 5:00 p.m., Eastern time, on March 18, 2026, unless the Fund extends the Subscription Period. Rights will expire on the Expiration Date and may not be exercised after that date. If the Fund extends the Subscription Period, the Fund will make an announcement as promptly as practicable. This announcement will be issued no later than 9:00 a.m., Eastern time, on the next business day following the previously scheduled Expiration Date. Without limiting the manner in which the Fund may choose to make this announcement, the Fund will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate this announcement other than by making a release to the Dow Jones News Service or any other means of public announcement as the Fund may deem proper.
Payment for Shares of Common Stock
Rights holders who wish to acquire shares of Common Stock pursuant to the Offer may choose between the following methods of payment:
(1) A Rights holder can send the properly completed and executed Subscription Certificate together with payment for the shares of Common Stock subscribed for during the subscription period and, if eligible, for any additional shares of Common Stock subscribed for pursuant to the over-subscription privilege to the Subscription Agent based upon an estimated Subscription Price of $4.52 per share of Common Stock. A subscription will be accepted when payment, together with the executed Subscription Certificate, is received by the Subscription Agent at one of the addresses set forth under “Subscription Agent,” the payment and the properly completed and executed Subscription Certificate must be received by the Subscription Agent by 5:00 p.m., Eastern time, on the Expiration Date. The Subscription Agent will deposit all checks received by it for the purchase of shares of Common Stock into a segregated account of the Fund pending proration and distribution of shares of Common Stock. A payment pursuant to this method must be in U.S. dollars by check drawn on a bank located in the United States, must be payable to “Equiniti Trust Company, LLC” and must accompany a properly completed and executed Subscription Certificate for such subscription to be accepted.
(2) Alternatively, a subscription will be accepted by the Subscription Agent if, by 5:00 p.m., Eastern time, on the Expiration Date, the Subscription Agent has received a notice of guaranteed delivery by mail or email from a bank, a trust company or an NYSE member guaranteeing delivery of a properly completed and executed Subscription Certificate. In order for the notice of guarantee to be valid, full payment for the shares of Common Stock subscribed for during the subscription period and, if eligible, for any additional shares of Common Stock subscribed for pursuant to the over-subscription privilege, based upon an estimated Subscription Price of $4.52 per share of Common Stock, must be received by the Subscription Agent with the notice of guaranteed delivery. The Subscription Agent will not honor a notice of guaranteed delivery unless a properly completed and executed Subscription Certificate is received by the Subscription Agent by the close of business on the first business day after the Expiration Date.
On the confirmation date, which will be eight business days following the Expiration Date, a confirmation will be sent by the Subscription Agent to each Rights holder exercising its Rights (or, if a Rights holder’s shares of Common Stock are held by DTC or any other depository or nominee, to DTC and/or that other depository or nominee) showing (i) the number of shares of Common Stock acquired during the subscription period, (ii) the number of shares of Common Stock, if any, acquired pursuant to the over-subscription privilege, (iii) the per share of Common Stock and total purchase price for the shares of Common Stock, and (iv) any additional amount payable to the Fund by the Rights holder or any excess to be refunded by the Fund to the

Rights holder, in each case based on the Subscription Price as determined on the Expiration Date. Any additional payment required from a Rights holder must be received by the Subscription Agent within ten business days after the confirmation date (which confirmation date is March 30, 2026, unless the subscription period is extended). Any excess payment to be refunded by the Fund to a Rights holder will be mailed by the Subscription Agent to such Rights holder as promptly as practicable. All payments by a Rights holder must be in U.S. dollars by personal check drawn on a bank located in the United States and payable to “Equiniti Trust Company, LLC.”
Whichever of the two methods described above is used, issuance and delivery of the shares of Common Stock subscribed for are contingent upon actual payment for such shares of Common Stock. No certificates will be issued or delivered with respect to shares of Common Stock issued and sold in the Offer.
Rights holders who have exercised their Rights will have no right to rescind their subscription after receipt of the completed Subscription Certificate together with payment for shares of Common Stock subscribed for by the Subscription Agent.
If a Rights holder who acquires shares of Common Stock during the Subscription Period or pursuant to the over-subscription privilege (for Record Date Stockholders) does not make payment of any amounts due by the Expiration Date, the Fund reserves the right to take any or all of the following actions through all appropriate means: (i) find other Record Date Stockholders for the subscribed and unpaid‑for shares of Common Stock; (ii) apply any payment actually received by the Fund toward the purchase of the greatest whole number of shares of Common Stock that could be acquired by the Rights holder upon exercise of such Rights acquired during the subscription period or pursuant to the over-subscription privilege; and/or (iii) exercise any and all other rights or remedies to which the Fund may be entitled, including, without limitation, the right to set off against payments actually received by it with respect to such subscribed shares of Common Stock.
The method of delivery of completed Subscription Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of exercising Rights holders, but if sent by mail it is recommended that such forms and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment by 5:00 p.m., Eastern time, on the Expiration Date. Because uncertified personal checks may take at least five business days to clear, exercising Rights holders are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check with the Right holder’s name and Subscription Agent account number identified on the check.
All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Fund. Such determinations will be final and binding. The Fund, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until substantially all irregularities have been waived or cured within such time as the Fund determines in its sole discretion. The Fund will not be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.
Delivery of Shares
Participants in the Plan will have any shares of Common Stock acquired pursuant to the Offer credited to their dividend reinvestment accounts in the Plan. Common Stockholders whose shares of Common Stock are held of record by DTC or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any shares of Common Stock acquired during the Subscription Period credited to the account of DTC or other depository or nominee. No certificates will be issued or delivered with respect to shares of Common Stock issued and sold in the Offer.

U.S. Federal Income Tax Considerations
The following is a general summary of U.S. federal income tax considerations with respect to the Offer for Record Date Stockholders and other Rights holders who are U.S. Persons as defined below. The following summary supplements the discussion set forth in the accompanying Prospectus and SAI under the headings “Certain U.S. Federal Income Tax Matters” and is subject to the qualifications and assumptions set forth therein. Please refer to such discussion for a general description of the U.S. federal income tax considerations with respect to an investment in shares of Common Stock.
The summary below is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury regulations”), judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations possibly with retroactive effect. The discussion does not address all of the tax consequences that may be relevant to a particular Record Date Stockholder or other Rights holder, including those subject to special treatment under U.S. federal income tax laws such as financial institutions, insurance companies, broker-dealers, tax‑exempt organizations, foreign persons, or persons holding Rights or shares of Common Stock as part of a straddle or conversion transaction. This discussion is limited to Record Date Stockholders and other Rights holders that hold shares of Common Stock as capital assets. No ruling has been or will be sought from the IRS regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Record Date Stockholders and other Rights holders should consult their tax advisors as to the U.S. federal income tax consequences of the Offer that are relevant to their particular situations, as well as the effects of state, local and non‑U.S. tax laws.
For purposes of this discussion, a “U.S. Person” means a holder that is, for U.S. federal income tax purposes, any one of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation that is created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

•
a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person; or

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.
If a partnership (or any other entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds a Right, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners and partnerships holding Rights should consult their tax advisors concerning the U.S. federal income and other tax consequences relevant to their particular situation.
Issuance of Rights, Basis and Holding Period. Record Date Stockholders should not recognize taxable income in connection with the receipt of a Right pursuant to the Offer, provided that the distribution does not have the result of causing some Record Date Stockholders to receive an increase in their proportionate interest in the assets or earnings and profits of the Fund and other Record Date Stockholders to receive cash or property. The distribution of the Rights in the Offer should not have the effect of causing some Record Date Stockholders to receive an increase in their proportionate interest in the assets or earnings and profits of the Fund and other Record Date Stockholders to receive cash or property. Therefore, no income should be recognized by any Record Date Stockholders in connection with the issuance of the Rights pursuant to the Offer.

Except as provided in the following sentence, the basis of a Right received by a Record Date Stockholder will be zero and the basis of the shares of Common Stock with respect to which the Right was issued (the “Old Common Share”) will remain unchanged. The Record Date Stockholder must allocate a portion of the basis of the Old Common Share to the Right in proportion to their respective fair market values on the date of distribution if (i) either (a) the fair market value of the Right on the date of distribution is at least 15% of the fair market value of the Old Common Share on that date, or (b) the Record Date Stockholder affirmatively elects (in the manner set out in Treasury regulations) to allocate to the Right a portion of the basis of the Old Common Share and (ii) the Right does not expire unexercised in the hands of the Record Date Stockholder (i.e., the Record Date Stockholder either exercises or sells the Right following its issuance).
The basis of a Right purchased in the market will generally be its purchase price.
The holding period of the Rights received in the Offer will include the Record Date Stockholder’s holding period for the shares of Common Stock with respect to which the Rights were issued.
Expiration of the Rights. Record Date Stockholders who receive Rights in the Offer with respect to their shares of Common Stock and who allow such Rights to expire unexercised will not recognize any gain or loss, and no adjustment will be made to the basis of the holder’s shares of Common Stock.
If a Right that has been purchased in the market expires unexercised, the holder will recognize a loss equal to the basis of the Right. If the Right was held as a capital asset, loss on the expiration of the Right generally will be a capital loss. The deductibility of capital losses is subject to a number of limitations under the Code.
Sale of the Rights. Upon the sale of a Right, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and the seller’s basis in the Right. Any gain or loss on the sale of a Right will be capital gain or loss if the Right is held as a capital asset (which in the case of Rights issued to Record Date Stockholders will depend on whether the Old Common Share is held as a capital asset), and will be a long-term capital gain or loss if the holding period of the Right, as determined under the discussion herein, is deemed to exceed one year at the time of the disposition.
Exercise of the Rights, Basis and Holding Period of Acquired Shares of Common Stock. No gain or loss will be recognized by a Rights holder upon the exercise of a Right, and the basis of any shares of Common Stock acquired upon exercise of the Right (the “New Common Share”) will equal the sum of the (i) basis, if any, of the Right(s) exercised and (ii) the Subscription Price for the New Common Share. The holding period for the New Common Share acquired through exercise of the Right will begin on the date of exercise of the Right (or, in the case of a Right purchased in the market, potentially the day after the date of exercise).
Certain Employee Benefit Plan Considerations
Common Stockholders that are employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (including corporate savings and 401(k) plans, each, an “ERISA Plan”), Keogh plans of self-employed individuals, Individual Retirement Accounts (“IRAs”) and other plans subject to Section 4975 of the Code (for purposes of this “Certain Employee Benefit Plan Considerations Section,” with ERISA Plans, each a “Plan” and collectively, the “Plans”) should be aware that additional contributions of cash to the Plan (other than rollover contributions or trustee‑to‑trustee transfers from other Plans) made in order to exercise Rights would be treated as Plan contributions and, when taken together with contributions previously made, may subject a Plan to excise taxes for excess or nondeductible contributions. In the case of Plans qualified under Section 401(a) of the Code and certain other plans, additional cash contributions could cause the maximum contribution limitations of Section 415 of the Code or other qualification rules to be violated. Plans contemplating the receipt of additional cash contributions to exercise Rights should consult with their counsel prior to receiving or using such contributions.

Plans should also be aware that if they borrow in order to finance their exercise of Rights, they may become subject to the tax on unrelated business taxable income under Section 511 of the Code. If any portion of an IRA is used as security for a loan to the individual for whose benefit the IRA is established, the portion so used may be treated as distributed to such individual.
Because the Fund is registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), the underlying assets of the Fund will not be considered to be the assets of any Plan investing in the Fund for purposes of ERISA’s (or the Code’s) fiduciary responsibility and prohibited transaction rules. Thus, neither the Adviser, the Dealer Manager, the Fund or any of their affiliates will be a fiduciary within the meaning of ERISA by reason of its authority with respect to the assets of the Fund.
Each fiduciary of a Plan should consider, to the extent applicable, the fiduciary standards of ERISA and the Code in the context of the Plan’s particular circumstances before making any decision regarding the exercise or other disposition (and in the case of any transferee, the acquisition) of Rights, and any investment in shares of Common Stock as a consequence thereof. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of the assets of a Plan, or who renders investment advice for a fee or other compensation to a Plan, is generally considered to be a fiduciary of the Plan. Accordingly, among other factors, the fiduciary should consider whether the exercise or transfer of Rights and any investment in shares of Common Stock as a result thereof would satisfy the prudence, diversification and conflicts of interests requirements of ERISA, to the extent applicable, and would be consistent with its fiduciary responsibilities, and the documents and instruments governing the Plan.
To the extent the Fund, the Adviser or certain of their respective affiliates or other parties involved with the Offer, or in the case of a transfer of Rights, the transferee, might be considered a “party in interest” or a “disqualified person” with respect to a Plan, prohibited transactions may arise under ERISA and/or Section 4975 of the Code in connection with exercises or transfers of Rights unless made pursuant to an available statutory, regulatory, individual or class exemption. In this regard the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that potentially might apply to such prohibited transactions. These class exemptions include, without limitation, PTCE 84‑14, PTCE 90‑1, PTCE 91‑38, PTCE 95‑60, PTCE 96‑23, PTCE 84‑24, and Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code. There can be no assurance that any of the above exemptions or any other exemption would apply, or that all of the conditions of any such exemptions would be satisfied, with respect to all otherwise prohibited transactions involving Rights or any shares of Common Stock obtained pursuant to any Rights.
Governmental plans, certain church plans and non‑U.S. plans may not be subject to the prohibited transaction provisions of ERISA or the Code but may be subject to similar laws (“Similar Law”). Fiduciaries of any such plans should consult with counsel before any exercise or transfer of Rights.
Because of the foregoing, the person making the decision (the “fiduciary”) on behalf of a Plan or a plan subject to Similar Law will be deemed to represent on behalf of itself and such plan that the exercise or other disposition (and in the case of any transferee, the acquisition) of the Rights (and the investment in shares of Common Stock pursuant to any exercise) will not result in a non‑exempt prohibited transaction under ERISA or Section 4975 of the Code or any applicable Similar Law. In addition, the fiduciary making any decision on behalf of a Plan to exercise, acquire or transfer Rights will be deemed to have represented, warranted and acknowledged that neither the Fund nor the Adviser, nor any of their respective affiliates, representatives or agents has provided or will provide advice in a fiduciary capacity with respect to the exercise, acquisition or disposition of Rights by the Plan, unless an exception applies permitting such status.
Due to the complexity of these rules and the penalties for non‑compliance, Plans should consult with their counsel regarding the consequences of their exercise, acquisition or transfer of Rights under ERISA and the Code or any applicable Similar Law. Each holder of Rights has the exclusive responsibility for ensuring that its acquisition, exercise or other disposition of the Rights, as applicable, does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Law. The provision of this Prospectus Supplement and the provision of any Rights to, or the transfer of shares of Common Stock to a Plan pursuant to the exercise of Rights by, a Plan or a plan subject to Similar Law is in no respect a representation, recommendation or advice by the Fund, the Adviser or of their respective affiliates, representatives or agents that such an investment is appropriate or advisable for, or meets all relevant legal requirements with respect to investments by, Plans or plans subject to Similar Law generally or by any particular Plan or plan subject to Similar Law.
Benefits to the Adviser
The Adviser will benefit from the Offer, in part, because the investment management fee paid by the Fund to the Adviser is based on the Fund’s Managed Assets. It is not possible to state precisely the amount of additional compensation the Adviser will receive as a result of the Offer because it is not known how many shares of Common Stock will be subscribed for and because the proceeds of the Offer will be invested in additional portfolio securities which will fluctuate in value. However, assuming (i) all Rights are exercised, (ii) the Fund’s average NAV during the twelve-month period immediately following the completion of the Offer is $5.13 per share of Common Stock (the NAV per share of Common Stock on February 13, 2026) (iii) the Subscription Price is $4.52 per share of Common Stock, and (iv) for purposes of this example, the Fund increases the amount of leverage outstanding while maintaining approximately the same percentage of total assets attributable to leverage, and after giving effect to the Dealer Manager fee and other estimated offering expenses, the Adviser would receive additional investment management fees of approximately $403,705 for the twelve-month period immediately following the completion of the Offer, and would continue to receive additional investment management fees as a result of the Offer, based on the Fund’s Managed Assets attributable to the shares of Common Stock issued in the Offer and related additional leverage, thereafter.
Additional Information about the Offer
This Offer will be made in accordance with the Investment Company Act. Under the laws of Maryland, the Board is authorized to approve rights offerings without obtaining stockholder approval. The staff of the SEC has interpreted the Investment Company Act as not requiring stockholder approval of a transferable rights offering to purchase shares of Common Stock at a price below the then current NAV so long as certain conditions are met, including: (i) a good faith determination by a fund’s board that such offering would result in a net benefit to existing stockholders; (ii) the offering fully protects stockholders’ preemptive rights and does not discriminate among stockholders (except for the possible effect of not offering fractional rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by stockholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held.

CAPITALIZATION
The following table sets forth the unaudited capitalization of the Fund as of December 31, 2025 and its adjusted capitalization assuming the shares of Common Stock available in the Offer discussed in this Prospectus Supplement had been issued.

	Actual as of December 31, 2025 (unaudited)	As Adjusted (unaudited)
Stockholders’ equity applicable to shares of Common Stock:
Shares of Common Stock	47,785,440.27	63,713,920.27
Paid‑in Capital*	$269,520,224	$338,796,056.43
Distributions in excess of net investment income, net realized gain on investments, futures contracts, and foreign currency transactions	N/A	N/A
Accumulated Gain/(Loss)	$(25,703,375)	$(25,703,375)
Net depreciation	N/A	N/A
Net Assets applicable to shares of Common Stock	$244,294,703	$313,570,535.43
Net Asset Value	$5.11	$4.92
*	As adjusted paid‑in surplus reflects the issuance of 15,928,480 shares of Common Stock issued in the primary subscription at the estimated Subscription Price of $4.52.
PRICE RANGE OF COMMON STOCK
The following table sets forth for the quarters indicated, the high and low sale prices on the NYSE per share of our Common Stock and the NAV and the premium or discount from NAV per share of Common Stock at which the Common Stock were trading, expressed as a percentage of NAV, at each of the high and low sale prices provided.

	Market Price(1)		Corresponding NAV Per Share Of Common Stock		Corresponding Premium or Discount as a % of NAV
Quarter Ended	High	Low	High	Low	High	Low
December 31, 2025	$4.98	$4.86	$5.25	$5.21	(5.14)%	(6.72)%
September 30, 2025	$5.04	$4.86	$5.26	$5.13	(4.18)%	(5.26)%
June 30, 2025	$4.97	$4.73	$5.20	$5.03	(4.42)%	(5.96)%
March 31, 2025	$4.93	$4.76	$5.16	$5.00	(4.46)%	(4.80)%
December 31, 2024	$4.97	$4.79	$5.27	$5.03	(5.69)%	(4.77)%
September 30, 2024	$5.04	$4.55	$5.34	$5.06	(5.62)%	(10.08)%
June 30, 2024	$4.62	$4.41	$5.14	$4.98	(10.12)%	(11.45)%
March 31, 2024	$4.67	$4.48	$5.12	$5.02	(8.79)%	(10.76)%
December 31, 2023	$4.60	$4.25	$5.24	$4.89	(12.21)%	(13.09)%
September 30, 2023	$4.45	$4.29	$5.07	$4.96	(12.23)%	(13.51)%
June 30, 2023	$4.48	$4.35	$5.09	$5.00	(11.98)%	(13.00)%
March 31, 2023	$4.77	$4.34	$5.16	$4.95	(7.56)%	(12.32)%
December 31, 2022	$4.49	$4.22	$5.15	$4.91	(12.82)%	(14.05)%
(1) Data presented are with respect to a short period of time and are not indicative of future performance.
On February 13, 2026, the Fund’s NAV per share of Common Stock at the close of business was $5.13 and the last reported sale price of a share of Common Stock on the NYSE was $4.73, representing a discount to NAV of 7.88%.

SPECIAL CHARACTERISTICS AND RISKS OF THE OFFER
Risk is inherent in all investing. Therefore, before investing in the shares of Common Stock you should consider the risks associated with such an investment carefully. See “Risk Factors” in the accompanying Prospectus. The following summarizes some of the matters that you should consider before investing in the Fund through the Offer:
Investment Considerations and Dilution. Upon completion of the Offer, Common Stockholders who do not exercise their Rights fully will own a smaller proportional interest in the Fund than would be the case if the Offer had not been made. Furthermore, if you do not participate in the over-subscription privilege, if it is available, your percentage ownership may also be diluted.
In addition, because the Subscription Price per share of Common Stock is likely to be less than the Fund’s NAV per share of Common Stock, the Offer will likely result in a dilution of the Fund’s NAV per share of Common Stock for all Common Stockholders, irrespective of whether they exercise all or any portion of their Rights. Although it is not possible to state precisely the amount of such a decrease in value, because it is not known at this time what the Subscription Price will be, what the NAV per share of Common Stock will be on the Expiration Date or what proportion of shares of Common Stock will be subscribed for, the dilution could be substantial.
The impact of the Offer on NAV per share of Common Stock is shown by the following example, assuming the estimated Subscription Price of $4.52 and assuming full exercise of the Rights:

Example:(1)

NAV	$5.13

Subscription Price(2)	$4.52

Reduction in NAV ($)(3)	$(0.26)

Reduction in NAV (%)	(5.02)%

(1)	Assumes the full exercise of Rights, pursuant to the primary subscription and/or over-subscription privilege.

(2)
Estimated on the basis of 88% NAV per share of Common Stock at the close of trading on the NYSE on February 13, 2026 (which was greater than 92.5% of the average of the last reported sale price of a share of Common Stock on the NYSE on February 13, 2026 and the four preceding trading days).

(3)	Assumes a Dealer Manager fee of $2,699,058 and other estimated offering expenses of $1,220,000, each payable by the Fund.
Record Date Stockholders will experience a decrease in the NAV per share of Common Stock held by them, irrespective of whether they exercise all or any portion of their Rights.
The distribution of transferable Rights, which may themselves have value, will afford non‑participating Common Stockholders the potential of receiving a cash payment upon the sale of the Rights, receipt of which may be viewed as partial compensation for the possible economic dilution of their interests, although there can be no assurance that a market for the Rights will develop.
If you do not wish to exercise your Rights, you should consider selling them as set forth in this Prospectus Supplement. Any cash you receive from selling your Rights may serve as partial compensation for any possible dilution of your interest in the Fund. The Fund cannot give assurance, however, that a market for the Rights will develop or that the Rights will have any marketable value.

The Fund’s largest stockholders could increase their percentage ownership in the Fund through the exercise of the primary subscription and over-subscription privilege.
Risks of Investing in Rights. Shares of closed‑end funds such as the Fund frequently trade at a discount to NAV. The Subscription Price may be greater than the market price of a share of Common Stock on the Expiration Date. If that is the case, the Rights will have no value, and a person who exercises Rights will experience an immediate loss of value.
Leverage. Leverage creates a greater risk of loss, as well as a potential for more gain, for the shares of Common Stock than if leverage were not used. The Fund can utilize leverage through the use of a credit facility. However, the Fund did not have any leverage outstanding as of December 31, 2025. The use of leverage for investment purposes creates opportunities for greater total returns but at the same time increases risk. When leverage is employed, the NAV and market price of the shares of Common Stock and the yield to Common Stockholders may be more volatile. Any investment income or gains earned with respect to the amounts borrowed in excess of the interest due on the borrowing will augment the Fund’s income. Conversely, if the investment performance with respect to the amounts borrowed fails to cover the interest on such borrowings, the value of the Fund’s Common Stock may decrease more quickly than would otherwise be the case, and distributions on the shares of Common Stock could be reduced or eliminated. Interest payments and fees incurred in connection with such borrowings will reduce the amount of net income available for distribution to holders of the shares of Common Stock.
Because the fee paid to the Adviser is calculated on the basis of the Fund’s Managed Assets, which include the proceeds of leverage, the dollar amount of the management fee paid by the Fund to the Adviser will be higher (and the Adviser will be benefited to that extent) when leverage is used. The Adviser will use leverage only if it believes such action would result in a net benefit to the Fund’s stockholders after taking into account the higher fees and expenses associated with leverage (including higher management fees).
The Fund’s leveraging strategy may not be successful.
Increase in Share Price Volatility; Decrease in Share Price. The Offer may result in an increase in trading of the shares of Common Stock, which may increase volatility in the market price of the shares of Common Stock. The Offer may result in an increase in the number of stockholders wishing to sell their shares of Common Stock, which would exert downward price pressure on the price of shares of Common Stock.
Under-Subscription. It is possible that the Offer will not be fully subscribed. Under-subscription of the Offer would have an impact on the net proceeds of the Offer and whether the Fund achieves any benefits.
DISTRIBUTION ARRANGEMENTS
UBS Securities LLC (“UBS”) will act as Dealer Manager for this Offer. Under the terms and subject to the conditions contained in the Dealer Manager Agreement among the Dealer Manager, the Fund and the Adviser, the Dealer Manager will provide financial structuring and solicitation services in connection with the Offer and will solicit the exercise of Rights and participation in the over-subscription privilege. The Offer is not contingent upon any number of Rights being exercised. The Dealer Manager will also be responsible for forming and managing a group of selling broker-dealers (each a “Selling Group Member” and collectively the “Selling Group”), whereby each Selling Group Member will enter into a Selling Group Agreement with the Dealer Manager to solicit the exercise of Rights and to sell Shares of Common Stock purchased by the Selling Group Member from the Dealer Manager. In addition, the Dealer Manager will enter into a Soliciting Dealer Agreement with other soliciting broker-dealers (each a “Soliciting Dealer” and collectively the “Soliciting Dealers”) to solicit the exercise of Rights. See “ —Compensation to Dealer Manager” for a discussion of fees and other compensation to be paid to the Dealer Manager, the Selling Group and Soliciting Dealers in connection with the Offer.

The Fund and the Adviser have each agreed to indemnify the Dealer Manager for losses arising out of certain liabilities, including liabilities under the Securities Act. The Dealer Manager Agreement also provides that the Dealer Manager will not be subject to any liability to the Fund in rendering the services contemplated by the Dealer Manager Agreement except for any act of willful misfeasance, bad faith or gross negligence of the Dealer Manager or reckless disregard by the Dealer Manager of its obligations and duties under the Dealer Manager Agreement.
Prior to the expiration of the Offer, the Dealer Manager may independently offer for sale shares of Common Stock it has acquired through purchasing and exercising the Rights, at prices that may be different from the market price for such shares of Common Stock or from the price to be received by the Fund upon the exercise of Rights. The Dealer Manager is authorized to buy and exercise Rights (for delivery of shares of Common Stock prior to the expiration of the Offer), including unexercised Rights of Record Date Stockholders whose record addresses are outside the United States that are held by the Subscription Agent and for which no instructions are received, and to sell shares of Common Stock to the public or to the Selling Group at the offering price set by the Dealer Manager from time to time. In addition, the Dealer Manager has the right to buy Rights offered to it by the Subscription Agent from electing Record Date Stockholders, and the Dealer Manager may purchase such Rights as principal or act as agent on behalf of its clients for the resale of such Rights.
In order to seek to facilitate the trading market in the Rights for the benefit of non‑exercising Common Stockholders, and the placement of the shares of Common Stock to new or existing investors pursuant to the exercise of the Rights, the Dealer Manager Agreement provides for special arrangements with the Dealer Manager. Under these arrangements, the Dealer Manager is expected to purchase Rights on the NYSE. The number of Rights, if any, purchased by the Dealer Manager will be determined by the Dealer Manager in its sole discretion. The Dealer Manager is not obligated to purchase Rights or shares of Common Stock as principal for its own account to facilitate the trading market for Rights or for investment purposes. Rather, its purchases are expected to be closely related to interest in acquiring shares of Common Stock generated by the Dealer Manager through its marketing and soliciting activities. The Dealer Manager intends to exercise Rights purchased by it during the Subscription Period but prior to the Expiration Date. The Dealer Manager may exercise those Rights at its option on one or more dates, which are expected to be prior to the Expiration Date. The Subscription Price for the shares of Common Stock issued through the exercise of Rights by the Dealer Manager prior to the Expiration Date will be the greater of 92.5% of the last reported sale price of a share of Common Stock on the NYSE on the date of exercise or 88% of the Fund’s NAV per share of Common Stock at the close of trading on the NYSE prior to the date of exercise. The price and timing of these exercises are expected to differ from those described herein for the Offer. The Subscription Price will be paid to the Fund and the dealer manager fee with respect to such proceeds will be paid by the Fund on the applicable settlement date(s) of such exercise(s).
In connection with the exercise of Rights and receipt of shares of Common Stock, the Dealer Manager intends to offer those shares of Common Stock for sale to the public and/or through the Selling Group it has established. The Dealer Manager may set the price for those shares of Common Stock at any price that it determines, in its sole discretion. The Dealer Manager has advised that the price at which such shares of Common Stock are offered is expected to be at or slightly below the closing price of the shares of Common Stock on the NYSE on the date the Dealer Manager exercises Rights. No portion of the amount paid to the Dealer Manager or to a Selling Group Member from the sale of shares of Common Stock in this manner will be paid to the Fund. If the sale price of the shares of Common Stock is greater than the Subscription Price paid by the Dealer Manager for such shares of Common Stock plus the costs to purchase Rights for the purpose of acquiring those shares of Common Stock, the Dealer Manager will receive a gain. Alternatively, if the sale price of the shares of Common Stock is less than the Subscription Price for such Shares of Common Stock plus the costs to purchase Rights for the purpose of acquiring those Shares of Common Stock, the Dealer Manager will incur a loss. The Dealer Manager will pay a concession to the Selling Group in an amount equal to approximately 2.00% of the aggregate price of the shares of Common Stock sold by the respective Selling Group Member. Neither the Fund nor the Adviser has a role in setting the terms, including the sale price, on which the Dealer Manager offers for sale and sells shares of Common Stock it has acquired through purchasing and exercising Rights or the timing of the exercise of Rights or sales of shares of Common Stock by the Dealer Manager. Persons who purchase shares of Common Stock from the Dealer Manager or a Selling Group Member will purchase shares of Common Stock at a price set by the Dealer Manager, which may be more or less than the Subscription Price, based on the Formula Price mechanism through which shares of Common Stock will be sold in the Offer, and at a time set by the Dealer Manager, which is expected to be prior to the Expiration Date, and will not have the uncertainty of waiting for the determination of the Subscription Price on the Expiration Date.
The Dealer Manager may purchase Rights as principal or act as agent on behalf of its clients for the resale of such Rights. The Dealer Manager may realize gains (or losses) in connection with the purchase and sale of Rights and the sale of shares of Common Stock, although such transactions are intended by the Dealer Manager to facilitate the trading market in the Rights and the placement of the shares of Common Stock to new or existing investors pursuant to the exercise of the Rights. Any gains (or losses) realized by the Dealer Manager from the purchase and sale of Rights and the sale of shares of Common Stock are independent of and in addition to its fee as Dealer Manager. The Dealer Manager has advised that any such gains (or losses) are expected to be immaterial relative to its fee as Dealer Manager.
Since neither the Dealer Manager nor persons who purchase shares of Common Stock from the Dealer Manager or the Selling Group were Record Date Stockholders, they would not be able to participate in the over-subscription privilege.
There is no limit on the number of Rights the Dealer Manager can purchase or exercise. Shares of Common Stock acquired by the Dealer Manager pursuant to the exercise of Rights acquired by it will reduce the number of shares of Common Stock available pursuant to the over-subscription privilege, perhaps materially, depending on the number of Rights purchased and exercised by the Dealer Manager.
Although the Dealer Manager can seek to facilitate the trading market for Rights as described above, investors can acquire shares of Common Stock at the Subscription Price by acquiring Rights on the NYSE and exercising them in the method described above under “Description of the Offer—Method for Exercising Rights” and “Description of the Offer—Payment for Shares of Common Stock.”
In the ordinary course of their businesses, the Dealer Manager and/or its affiliates may engage in investment banking or financial transactions with the Fund, the Adviser and their affiliates. In addition, in the ordinary course of their businesses, the Dealer Manager and/or its affiliates may, from time to time, own securities of the Fund or its affiliates.
The principal business address of the Dealer Manager is 11 Madison Avenue, New York, New York 10010.
Compensation to Dealer Manager
Pursuant to the Dealer Manager Agreement, the Fund has agreed to pay the Dealer Manager a fee for its financial structuring and solicitation services equal to 3.75% of the Subscription Price per share of Common Stock for each share of Common Stock issued pursuant to the exercise of Rights, including the over-subscription privilege.
The Dealer Manager will reallow to the Selling Group to be formed and managed by the Dealer Manager selling fees equal to 2.00% of the Subscription Price for each share of Common Stock issued pursuant to the Offer or the over-subscription privilege as a result of their selling efforts. In addition, the Dealer Manager will reallow to Soliciting Dealers that have executed and delivered a Soliciting Dealer Agreement and have solicited the exercise of Rights, solicitation fees equal to 0.50% of the Subscription Price for each share of Common Stock issued pursuant to the exercise of Rights as a result of their soliciting efforts, subject to a maximum fee based on the number of shares of Common Stock held by such Soliciting Dealer through DTC on the Record Date. Fees will be paid to the broker-dealer designated on the applicable portion of the Subscription Certificates or, in the absence of such designation, to the Dealer Manager.
In addition, the Fund has agreed to pay the Dealer Manager an amount not to exceed $150,000 for partial reimbursement of its expenses incurred in connection with the Offer. The fees described above are one‑time fees payable on each date on which the Fund issues Shares of Common Stock after the Expiration Date with respect to the Dealer Manager, and on or before the tenth business day following the day the Fund issues shares of Common Stock after the Expiration Date with respect to a Selling Group Member or Soliciting Dealer. No other fees will be payable by the Fund or the Adviser to the Dealer Manager in connection with the Offer.
LEGAL MATTERS
Certain legal matters will be passed on by Ropes & Gray LLP, Boston, Massachusetts, counsel to the Fund. Ropes & Gray LLP may rely as to certain matters of Maryland law on the opinion of Venable LLP. Certain legal matters will be passed on for the Dealer Manager by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois.
FINANCIAL STATEMENTS
The audited annual financial statements of the Fund for the fiscal year ended December 31, 2024 and the unaudited financial statements for the six months ended June 30, 2025 are incorporated by reference into this Prospectus Supplement, the accompanying Prospectus and the SAI.
ADDITIONAL INFORMATION
This Prospectus Supplement and the accompanying Prospectus constitute part of a Registration Statement filed by the Fund with the SEC under the Securities Act and the Investment Company Act. This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Stock offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (http://www.sec.gov).

TCW Strategic Income Fund, Inc.
Common Stock
Issuable Upon Exercise of Rights to Subscribe for Such Common Stock
PROSPECTUS SUPPLEMENT
February 19, 2026

S-27

TCW

Prospectus

January 5, 2026

TCW Strategic Income Fund, Inc.

TCW Strategic Income Fund, Inc.

(the “Fund”)

Supplement dated January 5, 2026

to the Fund’s currently effective Prospectus and Statement of Additional Information (“SAI”)

This Supplement provides new information beyond that contained in the Prospectus and SAI and should be read in conjunction with such documents. Capitalized terms not defined herein have the same meaning as in the Prospectus and/or SAI.

Effective as of January 5, 2026, the Fund will pay monthly distributions out of the Fund’s accumulated undistributed net investment income and/or other sources subject to the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”) and Sub-chapter M of Internal Revenue Code of 1986, as amended. In connection with the foregoing, the Prospectus and SAI are amended as follows:

1.	The first paragraph under the “Distributions” heading in the “PROSPECTUS SUMMARY” section of the Fund’s Prospectus is deleted in its entirety and replaced with the following:

The Fund has a net investment income-based distribution policy. The policy is to pay monthly distributions out of the Fund’s accumulated undistributed net investment income and/or other sources subject to the requirements of the 1940 Act and Sub-chapter M of the Internal Revenue Code of 1986, as amended (the “Code”). Distribution policies are a matter of Board discretion and may be modified or terminated at any time without prior notice. Any such change or termination may have an adverse effect on the market price for the Fund’s shares. Stockholders should not draw any conclusions about the Fund’s investment performance from the amount of the monthly distribution or from the terms of the Fund’s distribution policy.

2.	The “DISTRIBUTIONS” section of the Fund’s Prospectus is deleted in its entirety and replaced with the following:

DISTRIBUTIONS

The Fund has a net investment income-based distribution policy. The policy is to pay monthly distributions out of the Fund’s accumulated undistributed net investment income and/or other sources subject to the requirements of the 1940 Act and Sub-chapter M of the Code.

Distributions to stockholders are recorded on each ex-dividend date. The Fund declares and pays or reinvests dividends monthly under an income-based distribution policy. The income-based distribution policy has a stated goal of providing monthly distributions out of the Fund’s accumulated undistributed net investment income and/or other sources subject to the requirements of the 1940 Act and Sub-chapter M of the Code. The source for the dividend can come from net investment income, net realized capital gains and other sources measured on a fiscal year basis. Any portion of the distribution that exceeds income and capital gains will be treated as a return of capital for federal income tax purposes to the extent of such stockholder’s tax basis in its shares, and thereafter as capital gain. Income and capital gain distributions are determined in accordance with Treasury regulations which may differ from GAAP. These differences may be primarily due to differing treatments for market discount and premium, losses recognized on structured debt, losses deferred due to wash sales, foreign currency gains and losses, and spillover distributions. Permanent book and tax basis differences relating to stockholder distributions will result in reclassifications to paid-in capital and may affect net investment income per share.

Distribution policies are a matter of Board discretion and may be modified or terminated at any time without prior notice. Any such change or termination may have an adverse effect on the market price for the Fund’s shares. You should not draw any conclusions about the Fund’s investment performance from the amount of the monthly distribution or from the terms of the Fund’s distribution policy.

3.	The eighth paragraph under the “Derivative Instruments” heading in the “INVESTMENT OBJECTIVE AND POLICIES” section of the SAI is deleted in its entirety and replaced with the following:

The Fund may engage in investment strategies, including the use of derivatives, to, among other things, seek to generate current, distributable income without regard to possible declines in the Fund’s net asset value. The Fund’s income and gain-generating strategies, including certain derivatives strategies, may generate current, distributable income, even if such strategies could potentially result in declines in the Fund’s net asset value. The Fund’s income and gain-generating strategies, including certain derivatives strategies, may generate current income and gains taxable as ordinary income sufficient to support monthly distributions even in situations when the Fund has experienced a decline in net assets due to, for example, adverse changes in the broad U.S. or non-U.S. equity markets or the Fund’s debt investments, or arising from its use of derivatives. Consequently, stockholders may receive distributions subject to tax at ordinary income rates at a time when their investment in the Fund has declined in value, which may be economically similar to a taxable return of the stockholder’s investment in the Fund.

Shareholders of the Fund should retain this Supplement for future reference.

BASE PROSPECTUS

70,000,000 Shares

TCW STRATEGIC INCOME FUND, INC.

Shares of Common Stock

Rights to Purchase Shares of Common Stock

The Fund. TCW Strategic Income Fund, Inc. (the “Fund,” “we,” “us,” or “our”) is a diversified, closed-end management investment company. The Fund’s investment objective is to seek a total return comprised of current income and capital appreciation. The Fund’s investment objective is considered to be a fundamental policy and may only be changed with the approval of a “majority of the Fund’s outstanding voting securities” (as defined in the Investment Company Act of 1940, as amended). There can be no assurance that the investment objective of the Fund will be realized.

We may offer, from time to time, in one or more offerings, up to 70,000,000 shares of our common stock, par value $0.01 per share (“Common Stock”). We may also offer subscription rights to purchase shares of our Common Stock. Common Stock may be offered at prices and on terms to be set forth in one or more supplements to this Prospectus (each, a “Prospectus Supplement”). You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest in our Common Stock.

Our Common Stock may be offered directly to one or more purchasers, including existing stockholders in a rights offering, through agents designated from time to time by us, or to or through underwriters or dealers. The Prospectus Supplement relating to the offering will identify any agents or underwriters involved in the sale of our Common Stock, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters, or among our underwriters, or the basis upon which such amount may be calculated. The Prospectus Supplement relating to any offering of rights will set forth the number of shares of Common Stock issuable upon the exercise of each right (or number of rights) and the other terms of such rights offering. We may not sell any of our Common Stock through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the particular offering of our Common Stock.

Shares of our Common Stock are listed on the New York Stock Exchange (“NYSE”) under the symbol “TSI.” The last reported sale price of our Common Stock, as reported by the NYSE on December 8, 2025 was $4.91 per share of Common Stock. The net asset value (“NAV”) of our Common Stock at the close of business on December 8, 2025 was $5.23 per share of Common Stock. Rights issued by the Fund may also be listed on a securities exchange.

Investing in the shares of Common Stock involves risks, including the risk that you may receive little or no return on your investment or that you may lose part or all of your investment and risks associated with leverage. Before buying any shares of Common Stock, you should read the discussion of the principal risks of investing in the Fund. The principal risks of investing in the Fund are summarized in “Prospectus Summary — Special Risks Considerations” beginning on page 12 of this Prospectus and further described in “Risk Factors” beginning on page 32 of this Prospectus, including “Leverage Risk.”

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus is part of a registration statement that we have filed with the SEC using the “shelf” registration process. Under the shelf registration process, we may offer, from time to time, separately or together in one or more offerings, the securities described in this Prospectus. The securities may be offered at prices and on terms described in one or more supplements to this Prospectus. This

Prospectus provides you with a general description of the securities that we may offer. Each time we use this Prospectus to offer securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. This Prospectus, together with any Prospectus Supplement, sets forth concisely the information about the Fund that a prospective investor should know before investing. You should read this Prospectus and applicable Prospectus Supplement, which contain important information, before deciding whether to invest in the Common Stock. You should retain the Prospectus and Prospectus Supplement for future reference. A Statement of Additional Information (“SAI”), dated January 5, 2026, containing additional information about the Fund, has been filed with the SEC and, as amended from time to time, is incorporated by reference in its entirety into this Prospectus. You may call 1-800-FUND-TCW (1-800-386-3829), visit the Fund’s website (www.TCW.com) or write to the Fund to obtain, free of charge, copies of the SAI and the Fund’s semi-annual and annual reports, as well as to obtain other information about the Fund or to make stockholder inquiries. The SAI, as well as the Fund’s semi-annual and annual reports, are also available for free on the SEC’s website (http://www.sec.gov). You may also e-mail requests for these documents to publicinfo@sec.gov. Information contained in, or that can be accessed through, the Fund’s website is not part of this Prospectus.

The Fund’s shares of Common Stock do not represent a deposit or obligation of, and are not guaranteed by or endorsed by, any bank or other insured depositary institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

Prospectus dated January 5, 2026

You should rely only on the information contained or incorporated by reference in this Prospectus. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or the representations made herein are accurate only as of the date on the cover page of this Prospectus. The Fund’s business, financial condition and prospects may have changed since that date.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, and the SAI, incorporated by reference into the Prospectus, contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms with the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities the Fund holds, the price at which the Fund’s shares of Common Stock will trade in the public markets and other factors discussed in the Fund’s periodic filings with the SEC.

Although the Fund believes that the expectations expressed in the forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in the Fund’s forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risk Factors” section of this Prospectus. All forward-looking statements contained in this Prospectus or in the SAI are made as of the date of this Prospectus or SAI, as the case may be. Except for ongoing obligations under the federal securities laws, the Fund does not intend and is not obligated to update any forward-looking statement.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in the Fund’s securities offered by this prospectus. You should carefully read the more detailed information contained in this prospectus and in the SAI. In particular, you should carefully read the risks of investing in the Fund’s common stock, as discussed under the section entitled “Risk Factors.” Except where the context suggests otherwise, the terms the “Fund,” “we,” “us,” and “our” refer to TCW Strategic Income Fund, Inc.; the “Adviser” refers to TCW Investment Management Company, LLC; and “TCW” refers to TCW Investment Management Company LLC (the “Adviser”) and its parent company, The TCW Group, Inc., collectively.

The Fund

The Fund is a closed-end, diversified, management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund was incorporated in Maryland on January 13, 1987 and commenced operations on March 5, 1987.

NYSE Listed

The Fund’s shares of Common Stock are listed for trading on the NYSE under the symbol “TSI.” As of December 8, 2025, the net assets of the Fund were $249,908,696.82, the total assets of the Fund were $310,251,302.40 and the Fund had 47,785,440.273 shares of Common Stock outstanding. The last reported sale price of the Fund’s Common Stock, as reported by the NYSE on December 8, 2025 was $4.91 per share of Common Stock. The NAV of the Fund’s Common Stock at the close of business on December 8, 2025 was $5.23 per share of Common Stock. See “Description of Common Stock.” Rights issued by the Fund may also be listed on a securities exchange.

The Offer

We may offer, from time to time, in one or more offerings, up to 70,000,000 shares of our Common Stock on terms to be determined at the time of the offer. We may also offer subscription rights to purchase our Common Stock. The Common Stock may be offered at prices and on terms to be set forth in one or more Prospectus Supplements. You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest in our Common Stock. Our Common Stock may be offered directly to one or more purchasers, through agents designated from time to time by us, or to or through underwriters or dealers. The offer price per share of Common Stock will not be less than the NAV per share of Common Stock at the time we make the offer, exclusive of any underwriting commissions or discounts, provided that rights offerings that meet certain conditions may be offered at a price below the then current NAV. See “Rights Offerings.” The Prospectus Supplement relating to the offer will identify any agents, underwriters or dealers involved in the sale of our Common Stock, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters, or among our underwriters, or the basis upon which such amount may be calculated. See “Plan of Distribution.” The Prospectus Supplement relating to any offering of rights will set forth the number of shares of Common Stock issuable upon the exercise of each right (or number of rights) and the other terms of such rights offering. We may not sell any of our shares of Common Stock through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the particular offering of our Common Stock.

Use of Proceeds

The Adviser anticipates that investment of the net proceeds from the issuance of Common Stock hereunder in accordance with the Fund’s investment objective and policies will take approximately thirty (30) days from the date on which the proceeds from an offering are received by the Fund. The Fund intends to use the proceeds of an offering to make investments consistent with its investment objective. However, the investment of the net proceeds may take up to three months from completion of the offer, depending on market conditions and the availability of appropriate securities. Pending such investment, it is anticipated that the net proceeds will be invested in fixed income securities and other permitted investments. See “Use of Proceeds.”

Who May Want to Invest

Investors should consider their investment goals, time horizons and risk tolerance before investing in the Fund. An investment in the Fund is not appropriate for all investors, and the Fund is not intended to be a complete investment program. The Fund is designed as a long-term investment and not as a trading vehicle. The Fund may be an appropriate investment for investors who are seeking:

•

a closed-end fund that seeks a total return comprised of current income and capital appreciation by investing generally in a wide range of securities including convertible securities, marketable small-, mid- and large-capitalization equity securities, investment-grade debt securities, high-yield debt securities, securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities (“U.S. Government Securities”), repurchase agreements, mortgage related securities, asset-backed securities, collateralized loan obligations (“CLOs”), money market securities, other securities and derivative instruments;

•	a fund that seeks a balance between credit risk and interest rate risk and investment returns;

•	a fund that seeks exposure to private credit and private asset-backed securities;

•	exposure to mortgage backed and asset backed securities for an overall portfolio that lacks such exposure; and

•	a portfolio that may be shifted and reallocated with professional selection and active management by the Adviser.

Investment Objective and Investment Strategies

The Fund’s investment objective is to seek a total return comprised of current income and capital appreciation. There can be no assurance that the Fund will achieve its investment objective.

Depending on current market conditions and the Fund’s outlook over time, the Fund seeks to achieve its investment objectives by investing in a wide range of securities, including U.S. Government Securities, investment-grade corporate debt securities, high-yield debt securities, mortgage related securities, asset-backed securities, marketable small-, mid- and large-capitalization equity securities, convertible securities, repurchase agreements, other investment companies, other securities and derivative instruments.

The Fund’s investment objective is considered to be a fundamental investment policy and may only be changed with the approval of a “majority of the Fund’s outstanding voting securities.” A “majority of the Fund’s outstanding voting securities,” when used in this Prospectus, means the lesser of (1) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are present in person or represented by proxy, or (2) more than 50% of the outstanding shares.

The Fund’s principal investment strategies are not considered to be fundamental by the Fund and can be changed without the vote of the Fund’s stockholders by the Board with at least sixty (60) days’ written notice provided to stockholders.

Portfolio Turnover Rate

The Fund’s portfolio turnover rate may vary from year to year. Because it is difficult to predict accurately portfolio turnover rates, actual turnover may be higher or lower. A high portfolio turnover rate increases a fund’s transaction costs (including brokerage commissions and dealer costs), which would adversely impact a fund’s performance. Higher portfolio turnover may result in the realization of more short-term capital gains than if a fund had lower portfolio turnover.

Portfolio

Portfolio Construction Guidelines. Under normal market conditions, the Fund invests at least 80% of its “Managed Assets” in a wide range of securities, including U.S. Government Securities, investment-grade corporate debt securities, high-yield corporate debt securities, non-US developed and emerging market debt mortgage related securities, asset-backed securities, marketable small-, mid- and large-capitalization equity securities, convertible securities, money market securities, repurchase agreements, other securities and derivative instruments. Under some market conditions, certain types of structured products, swaps and other derivative instruments may be used to provide neutral or counter, i.e., short exposure to other portfolio holdings. “Managed Assets” are the net asset value of Common Stock, plus the liquidation preference of any preferred shares issued by the Fund and the principal amount of any borrowings of the Fund used for leverage. An emerging market country means any of the countries in the J.P. Morgan Emerging Market Bond Index (EMBI) Global Diversified, the J.P. Morgan Corporate Emerging Market Bond Index (CEMBI) Broad Diversified, the J.P. Morgan Government Bond Index-Emerging Markets (GBI-EM), the MSCI Emerging Markets Index and the MSCI Frontier Markets Index.

The Fund may invest in credit obligations or related instruments that, at the time of investment, could be subject to default. The credit obligations and related instruments in which the Fund may invest include mortgage-backed and asset-backed securities and securities whose value depends on the value of mortgage-backed or asset-backed securities. The Fund may also invest in collateralized debt obligations (“CDOs”), including CLOs and collateralized bond obligations (“CBOs”). These types of investments present special risks. See “Risk Factors.”

The Fund may invest in common stocks and shares of other investment companies (including those advised by the Fund’s investment adviser or its affiliates), including mutual funds, money market funds, closed-end funds, business development companies (“BDCs”), exchange-traded funds (“ETFs”), and other pooled investment vehicles (collectively, “Underlying Funds”). The Fund may obtain exposure to private credit and private asset-backed securities indirectly by investing in Underlying Funds, including Underlying Funds managed by the Fund’s investment adviser or its affiliates.

The Fund may also seek exposure to private credit and private asset-backed securities through investments in unaffiliated private funds that pursue private credit strategies or are otherwise consistent with the Fund’s investment objectives and policies. The unaffiliated private funds in which the Fund may invest include pooled investment vehicles that that would qualify as “investment companies” under the 1940 Act but for Sections 3(c)(1) or 3(c)(7) of the 1940 Act and would not qualify for any other exemption (“3(c)(1)/3(c)(7) Funds”), as well as vehicles that would not be investment companies for reasons other than the exemptions in Sections 3(c)(1) or 3(c)(7) of the 1940 Act (“Other Private Funds” and, together with 3(c)(1)/3(c)(7) Funds, “Private Funds”).

Under normal market conditions, the Fund may also invest in any combination of the following: (i) structured products that do not provide long or short exposure to other credit obligations; (ii) swaps and other derivative instruments (including total return, index and interest rate swaps, options, warrants, forward contracts, futures contracts and options on futures contracts) that do not provide long or short exposure to other credit obligations; (iii) foreign currencies and foreign currency derivatives (including foreign currency related swaps, futures contracts and forward contracts) acquired for the purpose of hedging the currency risk arising from the credit obligations in the Fund’s portfolio; and (iv) equity securities obtained through the conversion or exchange of convertible or exchangeable instruments, debt restructurings or bankruptcy proceedings and hedges on such positions. Structured products, swaps and other derivative instruments that do not provide long or short exposure to other credit obligations are those instruments whose reference or underlying assets or indices are not credit obligations or indices of credit obligations. Examples of such instruments include equity- and commodity-linked notes, total return swaps based on the value of an equity security and commodity futures contracts. The Fund may invest in such instruments in order, for example, (i) to seek current income or capital appreciation or (ii) to reduce the Fund’s exposure solely to credit obligations. The Adviser believes that the flexibility afforded by being able to invest in such instruments may benefit the Fund by (i) allowing the Fund to invest in potentially attractive investment opportunities that are not credit obligations and (ii) increasing the mix of instruments in the Fund’s portfolio which could reduce the overall risk of the Fund’s portfolio. There can be no assurance that these benefits will be realized and such instruments may expose the Fund to risks not presented by credit obligations.

The types of derivative instruments that the Fund currently invests in (or considers for investment) are: structured products, swaps, futures contracts, and forward contracts. In the future, the Fund may invest in other types of derivative instruments if deemed advisable by the Adviser. Structured products include instruments such as credit-linked securities, commodity-linked notes and structured notes. A structured product may combine a traditional stock, bond, or commodity with an option or forward contract. An example of a structured product could be a bond issued by an oil company that pays a small base level of interest with additional interest that accrues in correlation to the extent to which oil prices exceed a certain predetermined level. Such a structured product would be a combination of a bond and a call option on oil. The Fund may commence investing in such other types of derivative instruments without notice to stockholders.

Credit Quality. The Fund may invest without limit in debt instruments that are, at the time of purchase, rated below investment grade (below Baa by Moody’s Investors Service, Inc. (“Moody’s”) or below BBB by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Company, Inc. (“S&P”) or Fitch, Inc. (“Fitch”)), or unrated but determined by the Adviser to be of comparable quality to securities so rated. The Fund may invest in mortgage-related and other asset-backed securities regardless of rating (i.e., of any credit quality). For purposes of applying the foregoing policy, in the case of securities with split ratings (i.e., a security receiving two different ratings from two different rating agencies), the Fund will apply the higher of the applicable ratings. The Fund may invest in securities of stressed issuers, which include securities at risk of being in default as to the repayment of principal and/or interest at the time of acquisition by the Fund or that are rated in the lower rating categories by one or more nationally recognized statistical rating organizations (for example, Ca or lower by Moody’s or CC or lower by S&P or Fitch) or, if unrated, are determined by the Adviser to be of comparable quality. Debt instruments of below investment grade quality are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal, and are commonly referred to as “high yield” securities or “junk bonds.” Debt instruments in the lowest investment grade category also may be considered to possess some speculative characteristics. The Fund may, for hedging, investment or leveraging purposes, make use of credit default swaps, which are contracts whereby one party makes periodic payments to a counterparty in exchange for the right to receive from the counterparty a payment equal to the par (or other agreed-upon) value of a referenced debt obligation in the event of a default or other credit event by the issuer of the debt obligation.

The Fund may invest in securities that have not been registered for public sale in the U.S. or relevant non-U.S. jurisdiction, including without limitation securities eligible for purchase and sale pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or relevant provisions of applicable non-U.S. law, and other securities issued in private placements. The Fund may also invest in securities of other investment companies, including, without limitation, exchange-traded funds (“ETFs”), and may invest in foreign ETFs. The Fund may invest in real estate investment trusts (“REITs”). The Fund may invest in securities of companies with small and medium market capitalizations.

The Fund may invest without limit in illiquid securities (i.e., securities that cannot be disposed of within seven days in the ordinary course of business at approximately the value at which the Fund has valued the securities).

Duration Strategy. It is expected that the Fund normally will have a short to intermediate average portfolio duration (i.e., within a zero to eight (0 to 8) year range), as calculated by the Adviser, although it may be shorter or longer at any time or from time to time depending on market conditions and other factors. While the Fund seeks to maintain a short to intermediate average portfolio duration, there is no limit on the maturity or duration of any individual security in which the Fund may invest. The Adviser believes that maintaining duration within this range offers flexibility and the opportunity for above-average returns while potentially limiting exposure to interest rate volatility and related risk. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The Fund’s duration strategy may entail maintaining a negative average portfolio duration from time to time, which would potentially benefit the portfolio in an environment of rising market interest rates, but would generally adversely impact the portfolio in an environment of falling or neutral market interest rates. The Adviser may also utilize certain strategies, including without limit investments in structured notes or interest rate futures contracts or swap, cap, floor or collar transactions, for the purpose of reducing the interest rate sensitivity of the Fund’s portfolio, although there is no assurance that it will do so or that such strategies will be successful.

Leverage. The Fund can utilize leverage through the use of a credit facility. The Fund has entered into a line of credit agreement with The State Street Bank and Trust Company which permits the Fund to borrow up to $70 million at a rate, per annum, equal to the higher of the Federal Funds rate and the one month adjusted term Secured Overnight Financing Rate (“SOFR”), plus 1.10%. There is also an annual administrative fee of $56,000 for the contract period. As of December 9, 2025, the Fund did not have an outstanding line of credit balance. The Fund may also enter into transactions that may give rise to a form of leverage including, among others, futures and forward contracts (including foreign currency exchange contracts), credit default swaps, total return swaps and other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions. Although it has no current intention to do so, the Fund may also determine to issue preferred shares or other types of senior securities to add leverage to its portfolio. The Fund intends to utilize reverse repurchase agreements, dollar rolls, borrowings and other forms of leverage opportunistically and may choose to increase or decrease, or eliminate entirely, its use of leverage over time and from time to time, based on the Adviser’s assessment of the yield curve environment, interest rate trends, market conditions and other factors.

The net proceeds the Fund obtains from reverse repurchase agreements, dollar rolls or other forms of leverage utilized will be invested in accordance with the Fund’s investment objective and policies as described in this prospectus. So long as the rate of return, net of applicable Fund expenses, on the debt obligations and other investments purchased by the Fund exceeds the costs to the Fund of the leverage it utilizes, the investment of the Fund’s net assets attributable to leverage will generate more income than will be needed to pay the costs of the leverage. If so, and all other things being equal, the excess may be used to pay higher dividends to holders of shares of our Common Stock (the “Common Stockholders”) than if the Fund were not so leveraged.

The 1940 Act generally prohibits the Fund from engaging in most forms of leverage (including the use of reverse repurchase agreements, dollar rolls, bank loans, commercial paper or other credit facilities, credit default swaps, total return swaps and other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions, to the extent that these instruments are not covered as described below) unless immediately after the issuance of the leverage the Fund has satisfied the asset coverage test with respect to senior securities representing indebtedness prescribed by the 1940 Act; that is, the value of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total net assets”) is at least 300% of the senior securities representing indebtedness (effectively limiting the use of leverage through senior securities representing indebtedness to 33 1/3% of the Fund’s total net assets, including assets attributable to such leverage). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Stock unless, at the time of such declaration, this asset coverage test is satisfied. The Fund may (but is not required to) cover its commitments under reverse repurchase agreements, dollar rolls, derivatives and certain other instruments by entering into offsetting transactions or owning positions covering its obligations. To the extent that certain of these instruments are so covered, they will not be considered “senior securities” under the 1940 Act and therefore will not be subject to the 1940 Act 300% asset coverage requirement otherwise applicable to forms of leverage used by the Fund. However, reverse repurchase agreements, dollar rolls and other such instruments, even if covered, may represent a form of economic leverage and create special risks. The use of these forms of leverage increases the volatility of the Fund’s investment portfolio and could result in larger losses to Common Stockholders than if these strategies were not used. See “Risk Factors—Leverage Risk.” To the extent that the Fund engages in borrowings, it may prepay a portion of the principal amount of the borrowing to the extent necessary in order to maintain the required asset coverage. Failure to maintain certain asset coverage requirements could result in an event of default.

Rule 18f-4 under the 1940 Act regulates registered investment companies’ use of derivatives and certain related instruments. Compliance with this rule, among other things, requires funds that invest in derivative instruments beyond a specified limited amount to limit derivatives exposure through one of two value-at-risk tests, to adopt and implement a derivatives risk management program (including the appointment of a derivatives risk manager and the implementation of certain testing requirements), and meet certain reporting requirements in respect of derivatives. To the extent the Fund uses derivative instruments (excluding certain currency and interest rate hedging transactions) in a limited amount, it will not be subject to the full requirements of Rule 18f-4.

Leveraging is a speculative technique and there are special risks and costs involved. There can be no assurance that the Fund’s leveraging strategies will be successful or result in a higher yield on shares of Common Stock. When leverage is used, the net asset value and market price of the Common Stock and the yield to Common Stockholders will be more volatile. See “Risk Factors—Leverage Risk.” In addition, interest and other expenses borne by the Fund with respect to its use of reverse repurchase agreements, dollar rolls, borrowings or any other forms of leverage are borne by the Common Stockholders and result in a reduction of the net asset value of the Common Stock. In addition, because the fees received by the Adviser are based on the Managed Assets of the Fund, the Adviser has a financial incentive for the Fund to use certain forms of leverage (e.g., reverse repurchase agreements, dollar rolls, borrowings and preferred shares), which may create a conflict of interest between the Adviser and the Common Stockholders.

Temporary Defensive Positions. During temporary defensive periods or in order to keep the Fund’s cash fully invested, including during the period when the net proceeds of the offer are being invested, the Fund may deviate from its investment objective and principal investment strategy. During such periods, the Fund may invest all or a portion of its Managed Assets in certain short-term (less than one (1) year to maturity) and medium-term (not greater than five years to maturity) debt securities or hold cash. The short-term and medium-term debt securities in which the Fund may invest consist of: (i) obligations of the U.S. government, its agencies or instrumentalities; (ii) bank deposits and bank obligations (including certificates of deposit, time deposits and bankers’ acceptances) of U.S. or foreign banks denominated in any currency; (iii) floating rate securities and other instruments denominated in any currency issued by various governments or international development agencies; (iv) finance company and corporate commercial paper and other short-term corporate debt obligations of U.S. or foreign corporations; (v) repurchase agreements with banks and broker-dealers with respect to such securities; and (vi) shares of money market funds.

The Adviser

The Adviser is headquartered at 515 South Flower Street, Los Angeles, California 90071. The Adviser is registered under the Investment Advisers Act of 1940, as amended. The Adviser was organized in 1987 as a wholly-owned subsidiary of The TCW Group, Inc. (“TCW”). As of June 30, 2025, the Adviser and its affiliated companies, which provide a variety of investment management and advisory services, had approximately $201 billion under management or committed to management.

As compensation for the investment advisory services rendered, facilities provided, and expenses borne, the Adviser is paid a monthly fee by the Fund computed at the annual rate of 0.75% of the first $100 million of the Fund’s average Managed Assets and 0.50% of the Fund’s average Managed Assets in excess of $100 million.

Custodian and Administrator

State Street Bank & Trust Company acts as the custodian and administrator to the Fund. See “Custodian and Administrator.”

Transfer Agent and Dividend-Paying Agent

Computershare acts as the Fund’s transfer agent and dividend-paying agent. See “Transfer Agent and Dividend-Paying Agent.”

Legal proceedings

The Fund and the Adviser are not currently parties to any material legal proceedings.

Distributions

The Fund has a net investment income-based distribution policy. The policy is to pay quarterly distributions out of the Fund’s accumulated undistributed net investment income and/or other sources subject to the requirements of the 1940 Act and Sub-chapter M of the Internal Revenue Code of 1986, as amended (the “Code”). Distribution policies are a matter of Board discretion and may be modified or terminated at any time without prior notice. Any such change or termination may have an adverse effect on the market price for the Fund’s shares. Stockholders should not draw any conclusions about the Fund’s investment performance from the amount of the quarterly distribution or from the terms of the Fund’s distribution policy.

Dividend Reinvestment Plan

The Fund has established a dividend reinvestment plan (the “Plan”). Stockholders who wish to add to their investment may do so by making an election to participate in the Plan. Under the Plan, stockholder dividends are used to purchase Fund shares on the open market whenever shares, including the related sales commission, are selling below the Fund’s net asset value per share. Stockholders will be charged a pro-rata portion of brokerage commissions on open-market purchases under the Plan. If the market price, including commission, of Fund shares is above the Fund’s net asset value per share, you will receive shares at a price equal to the higher of the Fund’s net asset value per share on the payment date or 95% of the closing market price of Fund shares on the payment date. Generally, for U.S. federal income tax purposes, stockholders participating in the Plan will be treated as having received a distribution from the Fund in cash equal to the value of the shares purchased on their behalf under the Plan.

Closed-end Fund Structure

Closed-end funds differ from open-end management investment companies (commonly referred to as mutual funds) in that closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the stockholder. By comparison, mutual funds issue securities redeemable at NAV at the option of the stockholder and typically engage in a continuous offering of their shares. Mutual funds are subject to continuous asset in-flows and out-flows that can complicate portfolio management, whereas closed-end funds generally can stay more fully invested in securities consistent with the closed-end fund’s investment objective and policies. In addition, in comparison to open-end funds, closed-end funds have greater flexibility in the employment of financial leverage and in the ability to make certain types of investments, including investments in illiquid securities.

However, shares of closed-end funds frequently trade at a discount from their NAV. In recognition of the possibility that the shares of Common Stock might trade at a discount to NAV and that any such discount may not be in the interest of Common Stockholders, the Board, in consultation with the Adviser, from time to time may review possible actions to reduce any such discount. The Board might consider open market repurchases or tender offers for shares of Common Stock at NAV. There can be no assurance, however, that the Board will decide to undertake any of these actions or that, if undertaken, such actions would result in the shares of Common Stock trading at a price equal to or close to NAV. The Board might also consider the conversion of the Fund to an open-end mutual fund, which would also require a vote of the stockholders of the Fund. Under the 1940 Act, conversion of the Fund to an open- end mutual fund would require approval by both (i) a majority of the Board and (ii) a vote of stockholders representing the lesser of (a) 67% or more of the outstanding voting securities of the Fund at a stockholder meeting, if the holders of more than 50% of the outstanding voting securities are present in person or by proxy, or (b) more than 50% of the outstanding voting securities of the Fund. In addition, any amendment to the Fund’s charter which makes the Common Stock a redeemable security (within the meaning of the 1940 Act) and any merger with an open-end investment company would require approval by both (i) a majority of the Board and (ii) the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter.

The Fund has no limitation on investments in illiquid securities (closed-end funds are not required to have any such limitation) and may invest all or a portion of its assets in illiquid securities. In order to meet redemptions upon request by stockholders, open-end funds typically cannot have more than 15% of their net assets in illiquid securities. Thus, if the Fund were to convert to an open-end fund, it would have to adopt a limitation on illiquid securities and may need to revise its investment objective, strategies and policies. The composition of the Fund’s portfolio and/or its investment policies could prohibit the Fund from complying with regulations of the SEC applicable to open-end management investment funds absent significant changes in portfolio holdings, including with respect to certain illiquid securities, and investment policies. The Board believes, however, that the closed-end structure is desirable, given the Fund’s investment objective, strategies and policies. Investors should assume, therefore, that it is highly unlikely that the Board would vote to convert the Fund to an open-end investment company. Investors should note that the issuance of preferred shares to provide investment leverage could make a conversion to an open-end fund more difficult because of the voting rights of preferred stockholders, the costs of redeeming preferred shares and other factors.

Special Risk Considerations

Risk is inherent in all investing and you could lose all or any portion of the amount you invest in our securities. Therefore, before investing in our securities, you should consider the risks described in this Prospectus, the Fund’s Annual Report and any Prospectus Supplement carefully. The following is only a summary of certain risks of investing in the Fund described in more detail in the Fund’s Annual Report and elsewhere in this Prospectus and any applicable Prospectus Supplement. Before you invest, you should read the full summary of the risks of investing in the Fund, beginning on page 32 of this Prospectus under the heading “Risk Factors,” in any accompanying Prospectus Supplement and under the heading “Investment Objective, Investment Strategy, and Risk Considerations” in the Fund’s Annual Report.

Risks related to the Fund’s portfolio investments include risks related to:

•

investing in fixed income securities, including the risk of investing in U.S. Government Securities, corporate debt securities (including high-yield corporate debt securities), mortgage-related securities, asset-backed securities, and CDOs;

•	equity securities risk, including the risk of investing in mid- and large-capitalization companies;

•	investing in other investment companies, including other investment companies with exposure to private credit and private asset-backed securities;

•	investing in Private Funds with exposure to private credit and private asset-backed securities;

•	investing in securities of foreign issuers;

•	investing in derivative instruments, including structured products, swaps, futures contracts, and forward contracts, among others; and

•	use of financial leverage.

Special risks to investors in the Fund’s Common Stock include risks relating to the Fund’s distribution policy, dividends and use of leverage, the Common Stocks’ market price and liquidity, dilution and portfolio turnover.

Other general risks include risks related to:

•	the Fund’s long-term investment techniques, management and dependence on key personnel;

•	market risks, market disruptions and geopolitical events, economic events and market events, government intervention in the financial markets, and inflation;

•	the anti-takeover provisions in the Fund’s charter; and

•	the Fund’s status as a regulated investment company (“RIC”) under Subchapter M of the Code, for U.S. federal income tax purposes.

SUMMARY OF FUND EXPENSES

The purpose of the following table and the example below is to help you understand the fees and expenses that you, as an investor in the Fund, would bear directly or indirectly. The expenses shown in the table under “Other expenses” are estimated for the Fund’s current fiscal year, based on the Fund’s expenses during the six-month period ended on June 30, 2025. The expenses shown in the table under “Interest expenses on bank borrowings,” “Total annual expenses” and “Total annual expenses after expense reimbursement” are estimated based on the Fund’s average net assets for the six-month period ended June 30, 2025 of $244,149,467.98. The tables show Fund expenses as a percentage of net assets attributable to shares of Common Stock.

Common Stockholder Transaction Expenses	Percentage of Offering Price
Sales load paid by you (as a percentage of subscription price)(1)	0%
Offering expenses borne by the Fund (as a percentage of subscription price)(1)	0%
Dividend Reinvestment Plan fees(2)	None

Annual Expenses (as a percentage of net assets attributable to Common Stock)
Annual Expenses
Management Fees(3)	0.58%
Interest Payments on borrowed funds(4)	0.00%
Other Expenses	0.32%
Acquired Fund Fees and Expenses(5)	0.20%
Total Annual Expenses	1.10%
Fee Waivers(6)	(0.07)%
Total Annual Expenses After Fee Waivers(6)	1.03%

(1)	If shares of Common Stock are sold to or through underwriters, the Prospectus Supplement will set forth any applicable sales load and the estimated offering expenses.
(2)

You will pay brokerage charges if you direct your broker or the plan agent to sell your shares of Common Stock that you acquired pursuant to a dividend reinvestment plan. You may also pay a pro rata share of brokerage commissions incurred in connection with open-market purchases pursuant to the Fund’s Dividend Reinvestment Plan. See “Dividend Reinvestment Plan.”

(3)

As compensation for the investment advisory services rendered, facilities provided, and expenses borne, the Adviser is paid a monthly fee by the Fund computed at the annual rate of 0.75% of the first $100 million of the Fund’s average Managed Assets and 0.50% of the Fund’s average Managed Assets in excess of $100 million. The advisory fee percentage calculation assumes the use of leverage by the Fund as discussed in note (4). To derive the annual advisory fee as a percentage of the Fund’s net assets (which are the Fund’s total assets less all of the Fund’s liabilities), the Fund’s average Managed Assets for the six-month period ended June 30, 2025 were multiplied by the annual advisory fee rate and then divided by the Fund’s average net assets for the same period.

(4)

For the six-month period ended June 30, 2025, the Fund did not have an outstanding balance under its Credit Facility. For purposes of preparing this table, the Fund has assumed that it will use leverage through bank borrowings representing in the aggregate 0.00% of the Fund’s Managed Assets (including the assets subject to, and obtained with the proceeds of, such borrowings) at an average annual interest rate equal to the higher of the Federal Funds rate and the one month adjusted term SOFR, plus 1.10%. There can be no assurances that the Fund will be able to obtain such level of borrowing (or to maintain its current level of borrowing), that the terms under which the Fund borrows will not change, or that the Fund’s use of leverage will be profitable. The expenses shown under “Interest expense on bank borrowings” in the table above includes the expected interest expense on the maximum amount to which the Fund intends to borrow during the next twelve months, and the Fund currently intends during the next twelve months (i) to maintain a similar proportionate amount of borrowings but may increase such amount to 33 1/3% of the average daily value of the Fund’s total assets and (ii) not to issue preferred shares.

(5)	Acquired fund fees and expenses include an estimate of certain of the fees and expenses incurred indirectly by the Fund as a result of the Fund’s investments in the Underlying Funds.
(6)

The Fund and the Adviser have entered into a contractual fee waiver agreement (the “Fee Waiver Agreement”), pursuant to which the Adviser has agreed to waive its management fee from the Fund in an amount equal to any advisory fees it or its affiliates receive from the Fund’s investments in an affiliated Underlying Fund, through December 31, 2026. Only the Board of Directors is permitted to terminate that contract at any time prior to December 31, 2026 in its discretion with written notice to the Adviser.

The purpose of the table above is to help you understand all fees and expenses that you, as a Common Stockholder, would bear directly or indirectly. See “Management of the Fund” and “Dividend Reinvestment Plan.”

EXAMPLE

An investor would directly or indirectly pay the following expenses on a $1,000 investment in the Fund, assuming a 5% annual return and that the Fee Waiver Agreement will expire after December 31, 2026. This example assumes that (i) all dividends and other distributions are reinvested at NAV, and (ii) the percentage amounts listed under “Total annual expenses” above remain the same in the years shown. This example reflects all recurring and non-recurring fees. For more complete descriptions of certain of the Fund’s costs and expenses, see “Management of the Fund — Advisory Agreement.”

The example should not be considered a representation of future expenses or rate of return and actual Fund expenses may be greater or less than those shown.

1 Year	3 Years	5 Years	10 Years
$11	$33	$58	$133

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the Fund’s financial performance. The information in this table for the past five years is derived from the Fund’s financial statements audited by Deloitte & Touche LLP, an independent registered public accounting firm for the Fund, whose report on such financial statements, together with the financial statements of the Fund, are included in the Fund’s annual report to stockholders for the fiscal year ended December 31, 2024 and are incorporated by reference into this Prospectus and SAI. The financial information for the period ended June 30, 2025 is unaudited and is included in the Fund’s semi-annual report to stockholders for the period ended June 30, 2025 and is incorporated by reference into this Prospectus and SAI.

TCW Strategic Income Fund, Inc.

Financial Highlights

	Six Months Ended June 30, 2025 (Unaudited)		Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022	Year Ended December 31, 2021	Year Ended December 31, 2020
Net Asset Value Per Share, Beginning of Year	$5.03		$5.05	$4.94	$5.69	$5.85	$5.73

Income from Operations:
Net Investment Income (1)	0.15		0.31	0.29	0.26	0.32	0.29
Net Realized and Unrealized Gain (Loss) on Investments	0.10		0.06	0.18	(0.69)	(0.11)	0.11

Total from Investment Operations	0.25		0.37	0.47	(0.43)	0.21	0.40

Less Distributions:
Distributions from Net Investment Income	(0.13)		(0.39)	(0.36)	(0.24)	(0.25)	(0.28)
Distributions from Net Realized Gains	—		—	—	(0.08)	(0.12)	—

Total Distributions	(0.13)		(0.39)	(0.36)	(0.32)	(0.37)	(0.28)

Net Asset Value Per Share, End of Period	$5.15		$5.03	$5.05	$4.94	$5.69	$5.85

Market Value Per Share, End of Period	$4.88		$4.81	$4.59	$4.62	$5.77	$5.69

Net Asset Value Total Return (3)	5.00	%(3)	7.34%	9.84%	(7.51)%	3.55%	7.25%
Market Price Return (4)	4.18	%(3)	13.33%	7.15%	(14.34)%	8.03%	3.75%
Ratios/Supplemental Data:
Net Assets, End of Period (in thousands)	$245,906		$240,342	$241,398	$235,845	$271,573	$279,067
Ratio of Expenses Before Interest Expense to Average Net Assets	0.89	%(5)	0.94%	0.93%	0.95%	0.93%	0.93%
Ratio of Interest Expense to Average Net Assets	0.02	%(5)	(0.03)%	0.08%	0.07%	0.02%	0.04%
Ratio of Total Expenses to Average Net Assets	0.91	%(5)	0.91%	1.01%	1.02%	0.95%	0.97%
Ratio of Net Investment Income to Average Net Assets	5.89	%(5)	6.04%	5.67%	4.90%	5.38%	5.07%

	Six Months Ended June 30, 2025 (Unaudited)		Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022	Year Ended December 31, 2021	Year Ended December 31, 2020
Portfolio Turnover Rate	113.64	%(3)	256.45%	234.87%	155.62%	178.02%	72.59%
Asset Coverage Ratio Per Share(6)	—		—	—	—	—	—
Total Debt Outstanding	—		—	—	—	—	—

(1)	Computed using average shares outstanding throughout the period.
(2)	Based on net asset value per share, adjusted for reinvestment of distributions. The Fund does not incur charges to investors for purchasing or selling shares.
(3)	For the six months ended June 30, 2025 and not indicative of a full year’s result.
(4)	Based on market price per share, adjusted for reinvestment of distributions. The Fund does not incur charges to investors for purchasing or selling shares.
(5)	Annualized.
(6)

The asset coverage ratio for a class of senior securities representing indebtedness is calculated as total assets, less all liabilities and indebtedness not represented by senior securities, divided by senior securities representing indebtedness. This asset coverage ratio is multiplied by one thousand to determine the asset coverage per share.

THE FUND

The Fund is a diversified closed-end management investment company registered under the 1940 Act. The Fund was incorporated in Maryland on January 13, 1987 and commenced operations on March 5, 1987.

The Fund’s investment objective is to seek a total return comprised of current income and capital appreciation. No assurance can be given that the Fund’s investment objective will be achieved.

The Fund’s Adviser is TCW Investment Management Company LLC. The Adviser is registered under the Investment Advisers Act of 1940, as amended.

THE OFFER

We may offer, from time to time, in one or more offerings, up to 70,000,000 shares of our Common Stock on terms to be determined at the time of the offer. We may also offer subscription rights to purchase our Common Stock. The Common Stock may be offered at prices and on terms to be set forth in one or more Prospectus Supplements. You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest in our Common Stock. Our Common Stock may be offered directly to one or more purchasers, through agents designated from time to time by us, or to or through underwriters or dealers. The offer price per share of Common Stock will not be less than the NAV per share of Common Stock at the time we make the offer, exclusive of any underwriting commissions or discounts, provided that rights offerings that meet certain conditions may be offered at a price below the then current NAV. See “Rights Offerings.” The Prospectus Supplement relating to the offer will identify any agents, underwriters or dealers involved in the sale of our Common Stock, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters, or among our underwriters, or the basis upon which such amount may be calculated. See “Plan of Distribution.” The Prospectus Supplement relating to any offering of offering of rights will set forth the number of shares of Common Stock issuable upon the exercise of each right (or number of rights) and the other terms of such rights offering. We may not sell any of our shares of Common Stock through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the particular offering of our Common Stock.

USE OF PROCEEDS

The Adviser anticipates that investment of the net proceeds from the issuance of Common Stock hereunder in accordance with the Fund’s investment objective and policies will take approximately thirty (30) days from the date on which the proceeds from an offering are received by the Fund. The Fund intends to use the proceeds of an offering to make investments consistent with its investment objective. However, the investment of the net proceeds may take up to three months from completion of the offer, depending on market conditions and the availability of appropriate securities. Pending such investment, it is anticipated that the net proceeds will be invested in fixed income securities and other permitted investments. See “The Offer,” “Investment Objective and Principal Strategies” and, in the SAI, “Investment Restrictions.” Pending such investment, it is anticipated that the net proceeds will be invested in fixed income securities and other permitted investments. See “Investment Objective and Principal Strategies.”

DESCRIPTION OF COMMON STOCK

The Fund is authorized to issue 75,000,000 shares of Common Stock. All shares of Common Stock have equal voting, dividend, distribution and liquidation rights. The shares of Common Stock outstanding are fully paid and non-assessable. Shares of Common Stock are not redeemable and have no preemptive rights, conversion rights, cumulative voting rights or appraisal rights.

The number of shares of Common Stock outstanding as of December 8, 2025 was 47,785,440.273.

The Fund’s shares of Common Stock are publicly held and are listed and traded on the NYSE. The following table sets forth for the fiscal quarters indicated the highest and lowest daily prices during the applicable quarter at the close of market on the NYSE per share of Common Stock along with (i) the highest and lowest closing NAV and (ii) the highest and lowest premium or discount from NAV represented by such prices at the close of the market on the NYSE.

	NYSE Market Price(1)		NAV at NYSE Market Price		Market Premium/(Discount) to NAV on Date of NYSE Market Price
Quarter Ended (1)	High	Low	High	Low	High	Low
September 30, 2025	$5.04	$4.86	$5.26	$5.13	(4.00)%	(5.45)%
June 30, 2025	$4.97	$4.73	$5.20	$5.03	(4.42)%	(5.96)%
March 31, 2025	$4.93	$4.76	$5.16	$5.00	(4.46)%	(4.80)%
December 31, 2024	$4.97	$4.79	$5.27	$5.03	(5.69)%	(4.77)%
September 30, 2024	$5.04	$4.55	$5.34	$5.06	(5.62)%	(10.08)%
June 30, 2024	$4.62	$4.41	$5.14	$4.98	(10.12)%	(11.45)%
March 31, 2024	$4.67	$4.48	$5.12	$5.02	(8.79)%	(10.76)%
December 31, 2023	$4.60	$4.25	$5.24	$4.89	(12.21)%	(13.09)%
September 30, 2023	$4.45	$4.29	$5.07	$4.96	(12.23)%	(13.51)%
June 30, 2023	$4.48	$4.35	$5.09	$5.00	(11.98)%	(13.00)%
March 31, 2023	$4.77	$4.34	$5.16	$4.95	(7.56)%	(12.32)%
December 31, 2022	$4.49	$4.22	$5.15	$4.91	(12.82)%	(14.05)%
September 30, 2022	$4.81	$4.26	$5.29	$4.96	(9.07)%	(14.11)%

(1)	Data presented are with respect to a short period of time and are not indicative of future performance.

On December 8, 2025, the Fund’s NAV per share was $5.23 and the last reported sale price of a share of Common Stock on the NYSE was $4.91, representing a discount to NAV of 6.12% per share.

INVESTMENT OBJECTIVE AND INVESTMENT STRATEGIES

The Fund’s investment objective is to seek a total return comprised of current income and capital appreciation. There can be no assurance that the Fund will achieve its investment objective.

Depending on current market conditions and the Fund’s outlook over time, the Fund seeks to achieve its investment objectives by investing in a wide range of securities, including U.S. Government Securities, investment-grade corporate debt securities, high-yield debt securities, mortgage related securities, asset-backed securities, marketable small-, mid- and large-capitalization equity securities, convertible securities, repurchase agreements, Underlying Funds, Private Funds, other securities and derivative instruments.

The types of derivative instruments in which the Fund may invest (or consider for investment) are: structured products, swaps, futures contracts, and forward contracts. The Fund may also invest in other types of derivative instruments if deemed advisable by the Adviser. The Fund may commence investing in such other types of derivative instruments without notice to Common Stockholders.

Portfolio Turnover

The Fund’s portfolio turnover rate may vary from year to year. Because it is difficult to predict accurately portfolio turnover rates, actual turnover may be higher or lower. A high portfolio turnover rate increases a fund’s transaction costs (including brokerage commissions and dealer costs), which would adversely impact a fund’s performance. Higher portfolio turnover may result in the realization of more short-term capital gains than if a fund had lower portfolio turnover.

Portfolio

Portfolio Construction Guidelines

Under normal market conditions, the Fund invests at least 80% of its Managed Assets in a wide range of securities, including U.S. Government Securities, investment-grade corporate debt securities, high-yield corporate debt securities, non-US developed and emerging market debt mortgage related securities, asset-backed securities, marketable small-, mid- and large-capitalization equity securities, convertible securities, money market securities, repurchase agreements, other securities and derivative instruments. Under some market conditions, certain types of structured products, swaps and other derivative instruments may be used to provide neutral or counter, i.e., short exposure to other portfolio holdings. “Managed Assets” are the net asset value of Common Stock, plus the liquidation preference of any preferred shares issued by the Fund and the principal amount of any borrowings of the Fund used for leverage. An emerging market country means any of the countries in the J.P. Morgan Emerging Market Bond Index (EMBI) Global Diversified, the J.P. Morgan Corporate Emerging Market Bond Index (CEMBI) Broad Diversified, the J.P. Morgan Government Bond Index-Emerging Markets (GBI-EM), the MSCI Emerging Markets Index and the MSCI Frontier Markets Index.

The Fund may invest in credit obligations or related instruments that, at the time of investment, are subject to default. The credit obligations and related instruments in which the Fund may invest include mortgage-backed and asset-backed securities and securities whose value depends on the value of mortgage-backed or asset-backed securities. The Fund may also invest in CDOs, including CLOs and CBOs. These types of investments present special risks.

The Fund may invest in common stocks and shares of other investment companies (including those advised by the Adviser or its affiliates), including mutual funds, money market funds, closed-end funds, BDCs, ETFs, and other Underlying Funds. The Fund may obtain exposure to private credit and private asset-backed securities indirectly by investing in Underlying Funds, including Underlying Funds managed by the Adviser or its affiliates.

The Fund may also seek exposure to private credit and private asset-backed securities through investments in Private Funds that pursue private credit strategies or are otherwise consistent with the Fund’s investment objectives and policies. The private funds in which the Fund may invest include pooled investment vehicles that that would qualify as “investment companies” under the 1940 Act but for Sections 3(c)(1) or 3(c)(7) of the 1940 Act and would not qualify for any other exemption, as well as vehicles that would not be investment companies for reasons other than the exemptions in Sections 3(c)(1) or 3(c)(7) of the 1940 Act.

Under normal market conditions, the Fund may also invest in any combination of the following: (i) structured products that do not provide long or short exposure to other credit obligations; (ii) swaps and other derivative instruments (including total return, index and interest rate swaps, options, warrants, forward contracts, futures contracts and options on futures contracts) that do not provide long or short exposure to other credit obligations; (iii) foreign currencies and foreign currency derivatives (including foreign currency related swaps, futures contracts and forward contracts) acquired for the purpose of hedging the currency risk arising from the credit obligations in the Fund’s portfolio; and (iv) equity securities obtained through the conversion or exchange of convertible or exchangeable instruments, debt restructurings or bankruptcy proceedings and hedges on such positions. Structured products, swaps and other derivative instruments that do not provide long or short exposure to other credit obligations are those instruments whose reference or underlying assets or indices are not credit obligations or indices of credit obligations. Examples of such instruments include equity- and commodity-linked notes, total return swaps based on the value of an equity security and commodity futures contracts. The Fund may invest in such instruments in order, for example, (i) to seek current income or capital appreciation or (ii) to reduce the Fund’s exposure solely to credit obligations. The Adviser believes that the flexibility afforded by being able to invest in such instruments may benefit the Fund by (i) allowing the Fund to invest in potentially attractive investment opportunities that are not credit obligations and (ii) increasing the mix of instruments in the Fund’s portfolio which could reduce the overall risk of the Fund’s portfolio. There can be no assurance that these benefits will be realized and such instruments may expose the Fund to risks not presented by credit obligations.

The types of derivative instruments in which the Fund currently invests (or considers for investment) are: structured products, swaps, futures contracts, and forward contracts. In the future, the Fund may invest in other types of derivative instruments if deemed advisable by the Adviser. Structured products include instruments such as credit-linked securities, commodity-linked notes and structured notes. A structured product may combine a traditional stock, bond, or commodity with an option or forward contract. An example of a structured product could be a bond issued by an oil company that pays a small base level of interest with additional interest that accrues in correlation to the extent to which oil prices exceed a certain predetermined level. Such a structured product would be a combination of a bond and a call option on oil. The Fund may commence investing in such other types of derivative instruments without notice to stockholders.

Credit Quality

The Fund may invest without limit in debt instruments that are, at the time of purchase, rated below investment grade (below Baa3 by Moody’s Investors Service, Inc. (“Moody’s”) or below BBB- by either Standard & Poor’s Ratings Services, a division of The McGraw-Hill Company, Inc. (“S&P”) or Fitch, Inc. (“Fitch”)), or unrated but determined by the Adviser to be of comparable quality to securities so rated. The Fund may invest in mortgage-related and other asset-backed securities regardless of rating (i.e., of any credit quality). For purposes of applying the foregoing policy, in the case of securities with split ratings (i.e., a security receiving two different ratings from two different rating agencies), the Fund will apply the higher of the applicable ratings. The Fund may invest in securities of stressed issuers, which include securities at risk of being in default as to the repayment of principal and/or interest at the time of acquisition by the Fund or that are rated in the lower rating categories by one or more nationally recognized statistical rating organizations (for example, Ca or lower by Moody’s or CC or lower by S&P or Fitch) or, if unrated, are determined by the Adviser to be of comparable quality. Debt instruments of below investment grade quality are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal, and are commonly referred to as “high yield” securities or “junk bonds.” Debt instruments in the lowest investment grade category also may be considered to possess some speculative characteristics. The Fund may, for hedging, investment or leveraging purposes, make use of credit default swaps, which are contracts whereby one party makes periodic payments to a counterparty in exchange for the right to receive from the counterparty a payment equal to the par (or other agreed-upon) value of a referenced debt obligation in the event of a default or other credit event by the issuer of the debt obligation.

The Fund may invest in securities that have not been registered for public sale in the U.S. or relevant non-U.S. jurisdiction, including without limitation securities eligible for purchase and sale pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or relevant provisions of applicable non-U.S. law, and other securities issued in private placements. The Fund may also invest in securities of other investment companies, including, without limitation, exchange-traded funds (“ETFs”), and may invest in foreign ETFs. The Fund may invest in real estate investment trusts (“REITs”). The Fund may invest in securities of companies with small and medium market capitalizations.

The Fund may invest without limit in illiquid securities (i.e., securities that cannot be disposed of within seven days in the ordinary course of business at approximately the value at which the Fund has valued the securities).

The Adviser relies primarily on its own analysis of the credit quality and risks associated with individual debt instruments considered for the Fund, rather than relying exclusively on rating agencies or third-party research. The Fund’s portfolio managers utilize this information in an attempt to minimize credit risk and to identify issuers, industries or sectors that are undervalued or that offer attractive yields relative to the Adviser’s assessment of their credit characteristics. This aspect of the Adviser’s capabilities will be particularly important to the extent that the Fund invests in high yield securities and in securities of emerging market issuers.

Duration Strategy

It is expected that the Fund normally will have a short to intermediate average portfolio duration (i.e., within a zero to eight (0 to 8) year range), as calculated by the Adviser, although it may be shorter or longer at any time or from time to time depending on market conditions and other factors. While the Fund seeks to maintain a short to intermediate average portfolio duration, there is no limit on the maturity or duration of any individual security in which the Fund may invest. The Adviser believes that maintaining duration within this range offers flexibility and the opportunity for above-average returns while potentially limiting exposure to interest rate volatility and related risk. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The Fund’s duration strategy may entail maintaining a negative average portfolio duration from time to time, which would potentially benefit the portfolio in an environment of rising market interest rates, but would generally adversely impact the portfolio in an environment of falling or neutral market interest rates. The Adviser may also utilize certain strategies, including without limit investments in structured notes or futures contracts or swap, cap, floor or collar transactions, for the purpose of reducing the interest rate sensitivity of the Fund’s portfolio, although there is no assurance that it will do so or that such strategies will be successful.

Leverage

The Fund can utilize leverage through the use of a credit facility. The Fund has entered into a line of credit agreement with The State Street Bank and Trust Company which permits the Fund to borrow up to $70 million at a rate, per annum, equal to the higher of the Federal Funds rate and the one month adjusted term SOFR, plus 1.10%. There is also an annual administrative fee of $56,000 for the contract period. As of December 9, 2025, the Fund did not have an outstanding line of credit balance.

The Fund may also enter into transactions that may give rise to a form of leverage including, among others, futures and forward contracts (including foreign currency exchange contracts), credit default swaps, total return swaps and other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions. Although it has no current intention to do so, the Fund may also determine to issue preferred shares or other types of senior securities to add leverage to its portfolio. The Fund intends to utilize reverse repurchase agreements, dollar rolls, borrowings and other forms of leverage opportunistically and may choose to increase or decrease, or eliminate entirely, its use of leverage over time and from time to time, based on the Adviser’s assessment of the yield curve environment, interest rate trends, market conditions and other factors.

The net proceeds the Fund obtains from reverse repurchase agreements, dollar rolls or other forms of leverage utilized will be invested in accordance with the Fund’s investment objective and policies as described in this prospectus. So long as the rate of return, net of applicable Fund expenses, on the debt obligations and other investments purchased by the Fund exceeds the costs to the Fund of the leverage it utilizes, the investment of the Fund’s net assets attributable to leverage will generate more income than will be needed to pay the costs of the leverage. If so, and all other things being equal, the excess may be used to pay higher dividends to Common Stockholders than if the Fund were not so leveraged.

The 1940 Act generally prohibits the Fund from engaging in most forms of leverage (including the use of reverse repurchase agreements, dollar rolls, bank loans, commercial paper or other credit facilities, credit default swaps, total return swaps and other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions, to the extent that these instruments are not covered as described below) unless immediately after the issuance of the leverage the Fund has satisfied the asset coverage test with respect to senior securities representing indebtedness prescribed by the 1940 Act; that is, the value of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total net assets”) is at least 300% of the senior securities representing indebtedness (effectively limiting the use of leverage through senior securities representing indebtedness to 33 1/3% of the Fund’s total net assets, including assets attributable to such leverage). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Stock unless, at the time of such declaration, this asset coverage test is satisfied. The Fund may (but is not required to) cover its commitments under reverse repurchase agreements, dollar rolls, derivatives and certain other instruments by entering into offsetting transactions or owning positions covering its obligations. To the extent that certain of these instruments are so covered, they will not be considered “senior securities” under the 1940 Act and therefore will not be subject to the 1940 Act 300% asset coverage requirement otherwise applicable to forms of leverage used by the Fund. However, reverse repurchase agreements, dollar rolls and other such instruments, even if covered, may represent a form of economic leverage and create special risks. The use of these forms of leverage increases the volatility of the Fund’s investment portfolio and could result in larger losses to Common Stockholders than if these strategies were not used. See “Risk Factors—Leverage Risk.” To the extent that the Fund engages in borrowings, it may prepay a portion of the principal amount of the borrowing to the extent necessary in order to maintain the required asset coverage. Failure to maintain certain asset coverage requirements could result in an event of default.

Rule 18f-4 under the 1940 Act regulates registered investment companies’ use of derivatives and certain related instruments. Compliance with this rule, among other things, requires funds that invest in derivative instruments beyond a specified limited amount to limit derivatives exposure through one of two value-at-risk tests, to adopt and implement a derivatives risk management program (including the appointment of a derivatives risk manager and the implementation of certain testing requirements), and meet certain reporting requirements in respect of derivatives. To the extent the Fund uses derivative instruments (excluding certain currency and interest rate hedging transactions) in a limited amount, it will not be subject to the full requirements of Rule 18f-4. Under Rule 18f-4, a closed-end fund that is not a limited user of derivatives, as defined under the rule, generally must comply with an outer limit on fund leverage risk based on value-at-risk, or “VaR.” This outer limit is based on a relative VaR test that compares a fund’s VaR to the VaR of a “designated reference portfolio” for that fund. A fund generally can use either an index that meets certain requirements or the fund’s own securities portfolio (excluding derivatives transactions) as its designated reference portfolio. If a fund’s derivatives risk manager reasonably determines that a designated reference portfolio would not provide an appropriate reference portfolio for purposes of the relative VaR test, the fund would be required to comply with an absolute VaR test.

In addition, under Rule 18f-4, unless the Fund qualifies as a limited user of derivatives, it needs to implement a written derivatives risk management program. The program must include risk guidelines as well as stress testing, backtesting, internal reporting and escalation, and program review elements. A derivatives risk manager approved by the Fund’s board of directors administers the program. The Fund’s derivatives risk manager has to report to the Fund’s Board on the derivatives risk management program’s implementation and effectiveness to facilitate the Board’s oversight of the Fund’s derivatives risk management. Rule 18f-4 also provides that a fund is permitted to engage in reverse repurchase agreements and similar financing transactions so long as the fund meets the asset coverage requirements under Section 18 of the 1940 Act; that is, the value of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total net assets”) is at least 300% of the senior securities representing indebtedness (effectively limiting the use of leverage through senior securities representing indebtedness to 33 1/3% of the Fund’s total net assets, including assets attributable to such leverage). Thus, if a fund also borrows from a bank or issues bonds, for example, these senior securities as well as the reverse repurchase agreement would be required to comply with the asset coverage requirements under the 1940 Act. This approach provides the same asset coverage requirements under Section 18 for reverse repurchase agreements and similar financing transactions, bank borrowings, and other borrowings permitted under the 1940 Act. Notwithstanding the foregoing, the Fund is also permitted to enter into these transactions by electing to treat all reverse repurchase agreements and similar financing transactions as derivatives transactions under Rule 18f-4 and thus be subject to the VaR thresholds applicable to closed-end funds. This alternative approach permits the Fund to apply a consistent set of requirements to its derivatives transactions and any reverse repurchase agreements or similar financing transactions. The Fund has been required to implement and comply with the Rule 18f-4 since the third quarter of 2022.

The use of these forms of leverage increases the volatility of the Fund’s investment portfolio and could result in larger losses to Common Stockholders than if these strategies were not used. See “Risk Factors—Leverage Risk.” To the extent that the Fund engages in borrowings, it may prepay a portion of the principal amount of the borrowing to the extent necessary in order to maintain the required asset coverage. Failure to maintain certain asset coverage requirements could result in an event of default.

Leveraging is a speculative technique and there are special risks and costs involved. There can be no assurance that the Fund’s leveraging strategies will be successful or result in a higher yield on shares of Common Stock. When leverage is used, the net asset value and market price of the Common Stock and the yield to Common Stockholders will be more volatile. See “Risk Factors—Leverage Risk.” In addition, interest and other expenses borne by the Fund with respect to its use of reverse repurchase agreements, dollar rolls, borrowings or any other forms of leverage are borne by the Common Stockholders and result in a reduction of the net asset value of the Common Stock. In addition, because the fees received by the Adviser are based on the Managed Assets of the Fund, the Adviser has a financial incentive for the Fund to use certain forms of leverage (e.g., reverse repurchase agreements, dollar rolls, borrowings and preferred shares), which may create a conflict of interest between the Adviser and the Common Stockholders.

Leverage creates risks for holders of the shares of Common Stock, including the likelihood of greater volatility in the NAV and market price of, and distributions on, the shares of Common Stock. There is a risk that fluctuations in the distribution rates on any outstanding preferred shares or notes may adversely affect the return to the holders of the shares of Common Stock. If the income from the investments purchased with such funds is not sufficient to cover the cost of leverage, the return on the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to Common Stockholders will be reduced. The Fund in its reasonable judgment nevertheless may determine to maintain the Fund’s leveraged position if it deems such action to be appropriate in the circumstances.

Changes in the value of the Fund’s investment portfolio (including investments bought with the proceeds of leverage) will be borne entirely by the Fund and indirectly by the Fund’s Common Stockholders. If there is a net decrease (or increase) in the value of the Fund’s investment portfolio, the leverage will decrease (or increase) the NAV to a greater extent than if the Fund were not leveraged. The use of leverage by a Fund may magnify the Fund’s losses when there is a decrease in the value of the Fund investment and even totally eliminate the Fund’s equity in its portfolio or a Common Stockholder’s equity in the Fund. During periods in which the Fund is using leverage, the fees paid by the Fund for investment advisory services will be higher than if the Fund did not use leverage because the investment advisory fees paid will be calculated on the basis of the Fund’s Managed Assets which include proceeds from leverage. If preferred shares are used, holders of preferred shares will have rights to elect a minimum of two directors. This voting power may negatively affect Common Stockholders, and the interests of holders of preferred shares may otherwise differ from the interests of Common Stockholders. Any directors elected by preferred stockholders will represent both Common Stockholders as well as holders of preferred shares. Such directors may have a conflict of interest when the interests of Common Stockholders differ from those of holders of preferred shares.

Capital raised through leverage will be subject to distribution and/or interest payments, which may exceed the income and appreciation on the assets purchased. The issuance of preferred shares or notes involves expenses associated with the offer and other costs and may limit the Fund’s freedom to pay distributions on shares of Common Stock or to engage in other activities. All costs of offering and servicing any of the leverage methods the Fund may use will be borne entirely by the Fund’s stockholders. The interests of persons with whom the Fund enters into leverage arrangements (such as bank lenders, note holders and preferred stockholders) will not necessarily be aligned with the interests of the Fund’s Common Stockholders and such persons will have claims on the Fund’s assets that are senior to those of the Fund’s Common Stockholders. Leverage creates an opportunity for a greater return per share of Common Stock, but at the same time it is a speculative technique that will increase the Fund’s exposure to capital risk. Unless the income and appreciation, if any, on assets acquired with leverage exceeds the cost of such leverage, the use of leverage will diminish the investment performance of the Fund’s shares of Common Stock compared with what it would have been without leverage.

Any lender in connection with a credit facility may impose specific restrictions as a condition to borrowing. The credit facility fees may include, among other things, up front structuring fees and ongoing commitment fees (including fees on amounts undrawn on the facility) in addition to the traditional interest expense on amounts borrowed. The credit facility may involve a lien on the Fund’s assets. Similarly, to the extent the Fund issues preferred shares or notes, the Fund currently intends to seek a AAA or equivalent credit rating from one or more NRSROs on any preferred shares or notes it issues and the Fund may be subject to fees, covenants and investment restrictions required by the NRSRO as a result. Such covenants and restrictions imposed by a NRSRO or lender may include asset coverage or portfolio composition requirements that are more stringent than those imposed on the Fund by the 1940 Act. It is not anticipated that these covenants or restrictions will significantly impede the Adviser in managing the Fund’s portfolio in accordance with its investment objective and policies. Nonetheless, if these covenants or guidelines are more restrictive than those imposed by the 1940 Act, the Fund may not be able to utilize as much leverage as it otherwise could have, which could reduce the Fund’s investment returns. In addition, the Fund expects that any notes or a credit facility/commercial paper program would contain covenants that, among other things, will likely impose geographic exposure limitations, credit quality minimums, liquidity minimums, concentration limitations and currency hedging requirements on the Fund. These covenants would also likely limit the Fund’s ability to pay distributions in certain circumstances, incur additional debt, change fundamental investment policies and engage in certain transactions, including mergers and consolidations. Such restrictions could cause the Adviser to make different investment decisions than if there were no such restrictions and could limit the ability of the Board and Common Stockholders to change fundamental investment policies.

The Fund must distribute in each taxable year at least 90% of its net investment income (including net interest income and net short-term gain) to qualify for the special tax treatment available to RICs. The Fund also will be required to distribute annually substantially all of its income and capital gain, if any, plus any such amounts retained from a prior year, to avoid imposition of U.S. federal income tax or a nondeductible 4% federal excise tax on undistributed income. Prohibitions on dividends and other distributions on the Fund’s shares of Common Stock could impair the Fund’s ability to qualify as a RIC under the Code.

If the Fund is precluded from making distributions on the shares of Common Stock because of any applicable asset coverage requirements, the terms of the preferred shares (if any) may provide that any amounts so precluded from being distributed, but required to be distributed for the Fund to meet the distribution requirements for qualification as a RIC will be paid to the holders of the preferred shares as a special distribution. This distribution can be expected to decrease the amount that holders of preferred shares would be entitled to receive upon redemption or liquidation of the shares.

If the Fund failed to qualify as a RIC or failed to satisfy the 90% distribution requirement in any taxable year, the Fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income, including its net capital gain, even if such income were distributed to its stockholders, and all distributions out of earnings and profits would be taxed to stockholders as ordinary dividend income. Requalifying as a RIC could subject the Fund to significant tax costs. See “Certain U.S. Federal Income Tax Matters — Taxation of the Fund” in the SAI.

The Fund’s willingness to utilize leverage, and the amount of leverage the Fund will assume, will depend on many factors, the most important of which are market conditions and interest rates. Successful use of a leveraging strategy may depend on the Fund’s ability to predict correctly interest rates and market movements, and there is no assurance that a leveraging strategy will be successful during any period in which it is employed. Any leveraging of the Common Stock cannot be achieved until the proceeds resulting from the use of leverage have been invested in accordance with the Fund’s investment objective and policies.

The following table is designed to assist the investor in understanding the effects of leverage by illustrating the effect on the return to a holder of the Fund’s shares of Common Stock of leverage in the amount of approximately 33 1/3% of the Fund’s Managed Assets (i.e., 50% of its net assets attributable to the Fund’s Common Stock), assuming hypothetical annual returns of the Fund’s portfolio of minus 10% to plus 10%. The Fund would need to achieve an annual rate of return of at least 1.33% in order to cover annual interest payments on borrowings under the Fund’s line of credit. As the table shows, leverage generally increases the return to holders of Common Stock when portfolio return is positive and greater than the cost of leverage and decreases the return when the portfolio return is negative or less than the cost of leverage. The figures appearing in the table are hypothetical and actual returns may be greater or less than those appearing in the table.

Assumed portfolio return (net of expenses)	(10)%	(5)%	0%	5%	10%
Corresponding share return	-13.33%	-6.67%	-1.33%	6.67%	13.33%

Total return is composed of two elements — the dividends paid by the Fund (the amount of which is largely determined by the net investment income of the Fund) and gains or losses on the value of the securities the Fund owns. As required by SEC rules, the table above assumes that the Fund is more likely to suffer capital losses than to enjoy capital appreciation. For example, to assume a total return of 0% the Fund must assume that the interest it receives on its investments is entirely offset by losses in the value of those investments.

Selection of Private Funds

The Adviser follows certain general guidelines when reviewing and selecting Private Funds. The Adviser takes into consideration the following criteria, as applicable, when selecting the approved managers to the Private Funds (the “Managers”): assets under management; length of time in the business; stability and depth of corporate management; stability and depth of investment management team; investment strategies, target returns and leverage limitations; investment process and research capacity; existing portfolio composition and valuation; structure of any Private Funds and tax considerations; historical performance and reputation; fees and expenses; conflicts policies; reporting and valuation policies/process; and investor rights and controls.

Although the Adviser will attempt to apply the guidelines consistently, the guidelines involve the application of subjective and qualitative criteria and, the selection of Private Funds is a fundamentally subjective process. The use of the selection guidelines may be modified or eliminated at the discretion of the Adviser. In addition, some Private Funds may be newly organized and have no, or only limited, operating histories. However, the Adviser typically will select Managers whose principals have substantial experience investing assets in income-oriented investments that provide exposure to private credit and private asset-backed securities. There can be no assurance that the Adviser will be able to access Managers that can enable the Fund to meet its investment objectives.

Private Funds have some flexibility to make investments in accordance with the market environment and employ leverage, as permitted within the operative documents for their investment vehicle. While the approved Private Funds have been reviewed and approved by the Adviser, there is no guarantee that any one Private Fund will receive an allocation of the Fund’s assets for investment. When a Private Fund is selected, the allocation of assets may vary substantially for each. Additionally, there can be no assurance that a Private Fund will have the capacity to accept additional assets for management and there may be a delay in the acceptance of such an investment that may change the Fund’s ability to utilize such approved Private Fund.

The current investment guidelines developed by the Adviser include a review of the Private Funds. In conducting this review, the Adviser will rely on its analysis and due diligence process for the selection of the appropriate Private Funds. The Adviser may engage research and consulting services to assist in the aggregation and review of due diligence materials for each of the Private Funds that it considers. In addition, the Adviser seeks to conduct a multi-step process to review and evaluate each potential Private Fund that includes: meetings, questionnaires, interviews, and reference calls. The goal of the due diligence process is to evaluate: (i) the background of the Manager’s firm and its respective team; (ii) the Manager’s research, evaluation and investment procedures; (iii) the Manager’s strategies and method of execution; (iv) the Manager’s risk control and portfolio management processes; and (v) the differentiating factors that the Adviser believe give a Private Fund an advantage over other potential investment funds and Managers.

Once a Private Fund is selected, the Fund and the Adviser continue to review the investment process and performance of the Private Fund. The Adviser engages in the necessary due diligence to ensure that the Fund’s assets are invested in Private Funds that provide reports that will enable them to monitor the Fund’s investments as to their overall performance, sources of income, asset valuations and liabilities. The Adviser, subject to the repurchase policies of the Private Funds, may reallocate the Fund’s assets among the Private Funds, redeem its investment in Private Funds, and/or select additional Private Funds.

Portfolio Composition

Mortgage-Backed and Other Asset-Backed Securities. The Fund may invest in mortgage pass-through securities, which represent interests in pools of mortgages. Payments of both principal and interest on the securities are generally made monthly, in effect “passing through” monthly payments made by borrowers on the residential or commercial mortgage loans that underlie the securities (net of any fees paid to the issuer or guarantor of the securities). Mortgage pass-through securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. The Fund may invest in stripped MBS. Stripped MBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. In certain cases, one class will receive all of the interest (the interest only or “IO” class), while the other class will receive all of the principal (the principal-only or “PO” class). The yield to maturity on IOs is sensitive to the rate of principal prepayments (including prepayments) on the related underlying mortgage assets, and principal payments may have a material effect on yield to maturity. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may not fully recoup its initial investment in IOs.

Collateralized Mortgage Obligations. A CMO is a debt obligation of a legal entity that is collateralized by mortgages and divided into classes. Similar to a bond, interest and prepaid principal is paid, in most cases, on a monthly basis. CMOs may be collateralized by whole mortgage loans or private mortgage bonds, but are generally collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC or FNMA and their income streams. CMOs are structured into multiple classes, often referred to as “tranches,” with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including prepayments. The riskiest portion is the “equity” tranche which bears the bulk of defaults and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Actual maturity and average life will depend upon the pre-payment experience of the collateral. In the case of certain CMOs (known as “sequential pay” CMOs), payments of principal received from the pool of underlying mortgages, including prepayments, are applied to the classes of CMOs in the order of their respective final distribution dates. Thus, no payment of principal will be made to any class of sequential pay CMOs until all other classes having an earlier final distribution date have been paid in full. CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or asset-backed securities.

Commercial Mortgage-Backed Securities. CMBSs include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments and the ability of a property to attract and retain tenants. Commercial mortgage-backed securities may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities.

CMO Residuals. CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing. The cash flow generated by the mortgage assets underlying a series of a CMO is applied first to make required payments of principal and interest on the CMO and second to pay the related administrative expenses and any management fee of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the prepayment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to prepayments on the related underlying mortgage assets, in the same manner as an interest-only (or IO) class of stripped mortgage-backed securities (described below). In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances the Fund may fail to recoup fully its initial investment in a CMO residual. CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. CMO residuals may, or pursuant to an exemption therefrom, may not, have been registered under the 1933 Act. CMO residuals, whether or not registered under the 1933 Act, may be subject to certain restrictions on transferability.

Adjustable Rate Mortgage-Backed Securities. ARMs have interest rates that reset at periodic intervals. Acquiring ARMs permits the Fund to participate in increases in prevailing current interest rates through periodic adjustments in the coupons of mortgages underlying the pool on which ARMs are based. Such ARMs generally have higher current yield and lower price fluctuations than is the case with more traditional fixed income debt securities of comparable rating and maturity. In addition, when prepayments of principal are made on the underlying mortgages during periods of rising interest rates, the Fund can reinvest the proceeds of such prepayments at rates higher than those at which they were previously invested. Mortgages underlying most ARMs, however, have limits on the allowable annual or lifetime increases that can be made in the interest rate that the mortgagor pays. Therefore, if current interest rates rise above such limits over the period of the limitation, the Fund, when holding an ARM, does not benefit from further increases in interest rates. Moreover, when interest rates are in excess of coupon rates (i.e., the rates being paid by mortgagors) of the mortgages, ARMs behave more like fixed income securities and less like adjustable-rate securities and are subject to the risks associated with fixed income securities. In addition, during periods of rising interest rates, increases in the coupon rate of adjustable-rate mortgages generally lag current market interest rates slightly, thereby creating the potential for capital depreciation on such securities.

Stripped Mortgage-Backed Securities. SMBSs are derivative multi-class mortgage securities. SMBSs may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing. SMBSs are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the IO class), while the other class will receive all of the principal (the principal-only or PO class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Fund’s yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may fail to recoup some or all of its initial investment in these securities even if the security is in one of the highest rating categories.

Asset-Backed Securities. Asset-backed securities (“ABS”) are bonds backed by pools of loans or other receivables. ABS are created from many types of assets, including auto loans, credit card receivables, home equity loans and student loans. ABS are typically issued through special purpose vehicles that are bankruptcy remote from the issuer of the collateral. The credit quality of an ABS transaction depends on the performance of the underlying assets. To protect ABS investors from the possibility that some borrowers could miss payments or even default on their loans, ABS include various forms of credit enhancement. Some ABS, particularly home equity loan ABS, are subject to interest rate risk and prepayment risk. A change in interest can affect the pace of payments on the underlying loans, which in turn affects total return on the securities. ABS also carry credit or default risk. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in an ABS. In addition, ABS have structural risk due to a unique characteristic known as early amortization, or early payout, risk. Built into the structure of most ABS are triggers for early payout, designed to protect investors from losses. These triggers are unique to each transaction and can include a big rise in defaults on the underlying loans, a sharp drop in the credit enhancement level or even the bankruptcy of the originator. Once early amortization begins, all incoming loan payments (after expenses are paid) are used to pay investors as quickly as possible based upon a predetermined priority of payment. The Fund may invest in any tranche, including the equity tranche, of an ABS.

The Fund may invest in other types of asset-backed securities that are offered in the marketplace, including Enhanced Equipment Trust Certificates (“EETCs”). EETCs are typically issued by specially-created trusts established by airlines, railroads, or other transportation corporations. The proceeds of EETCs are used to purchase equipment, such as airplanes, railroad cars, or other equipment, which in turn serve as collateral for the related issue of the EETCs. The equipment generally is leased by the airline, railroad or other corporation, which makes rental payments to provide the projected cash flow for payments to EETC holders. Holders of EETCs must look to the collateral securing the certificates, typically together with a guarantee provided by the lessee corporation or its parent company for the payment of lease obligations, in the case of default in the payment of principal and interest on the EETCs.

Collateralized Debt Obligations. CDOs are debt instruments backed solely by a pool of other debt securities. CDOs include CBOs, CLOs and other similarly structured securities. CBOs and CLOs are types of asset-backed securities. A CBO is a trust typically collateralized by a diversified pool of high-risk, below investment grade fixed income securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, and may include loans that are rated below investment grade or equivalent unrated loans. Other CDOs are trusts backed by other types of assets representing obligations of various parties. CDOs may charge management fees and administrative expenses.

Convertible Securities and Synthetic Convertible Securities. Convertible securities (i.e., debt securities that may be converted at either a stated price or stated rate into underlying shares of common stock) have general characteristics similar to both debt securities and equity securities. Although to a lesser extent than with debt obligations, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stocks and, therefore, also will react to variations in the general market for equity securities.

Convertible securities are investments that provide for a stable stream of income with generally higher yields than common stocks. There can be no assurance of current income because the issuers of the convertible securities may default on their obligations. Convertible securities, however, generally offer lower interest or dividend yields than non-convertible debt securities of similar credit quality because of the potential for equity-related capital appreciation. A convertible security, in addition to providing current income, offers the potential for capital appreciation through the conversion feature, which enables the holder to benefit from increases in the market price of the underlying common stock.

The Fund may invest in synthetic convertible securities, which are created through a combination of separate securities that possess the two principal characteristics of a traditional convertible security, that is, an income-producing component and the right to acquire a convertible component. The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred securities and money market instruments. The convertible component is achieved by purchasing warrants or options to buy common stock at a certain exercise price, or options on a stock index. The Fund may also purchase synthetic securities created by other parties, typically investment banks, including convertible structured notes. The income-producing and convertible components of a synthetic convertible security may be issued separately by different issuers and at different times. The values of synthetic convertible securities will respond differently to market fluctuations than a traditional convertible security because a synthetic convertible is composed of two or more separate securities or instruments, each with its own market value. Synthetic convertible securities are also subject to the risks associated with derivatives. See “Risks Factors—Derivatives Risk.” In addition, if the value of the underlying common stock or the level of the index involved in the convertible element falls below the strike price of the warrant or option, the warrant or option may lose all value.

Contingent Convertible Securities. Contingent convertible securities (“CoCos”) are a form of hybrid debt security issued primarily by non-U.S. issuers, which have loss absorption mechanisms built into their terms. CoCos have no stated maturity, have fully discretionary coupons and are typically issued in the form of subordinated debt instruments. CoCos generally either convert into equity of the issuer or have their principal written down upon the occurrence of certain triggering events (“triggers”) linked to regulatory capital thresholds or regulatory actions relating to the issuer’s continued viability. In certain scenarios, investors in CoCos may suffer a loss of capital ahead of equity holders or when equity holders do not. There is no guarantee that the Fund will receive a return of principal on CoCos. Any indication that an automatic write-down or conversion event may occur can be expected to have an adverse effect on the market price of CoCos. CoCos are often rated below investment grade and are subject to the risks of high yield securities.

Because CoCos are issued primarily by financial institutions, CoCos may present substantially increased risks at times of financial turmoil, which could affect financial institutions more than companies in other sectors and industries. Further, the value of an investment in CoCos is unpredictable and will be influenced by many factors and risks, including interest rate risk, credit risk, market risk and liquidity risk. An investment by the Fund in CoCos may result in losses to the Fund.

Some additional risks associated with CoCos include, but are not limited to:

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Loss absorption risk. CoCos may be subject to an automatic write-down (i.e., the automatic write-down of the principal amount or value of the securities, potentially to zero, and the cancellation of the securities) under certain circumstances, which could result in the Fund losing a portion or all of its investment in such securities. In addition, the Fund may not have any rights with respect to repayment of the principal amount of the securities that has not become due or the payment of interest or dividends on such securities for any period from (and including) the interest or dividend payment date falling immediately prior to the occurrence of such automatic write-down. An automatic write-down could also result in a reduced income rate if the dividend or interest payment is based on the security’s par value. In addition, CoCos have fully discretionary coupons. This means coupons can potentially be cancelled at the issuer’s discretion or at the request of the relevant regulatory authority in order to help the issuer absorb losses and may be suspended in the event there are insufficient distributable reserves.

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Subordinated instruments. CoCos will, in the majority of circumstances, be issued in the form of subordinated debt instruments in order to provide the appropriate regulatory capital treatment prior to a conversion. Accordingly, in the event of liquidation, dissolution or winding-up of an issuer prior to a conversion having occurred, the rights and claims of the holders of the CoCos, such as the Fund, against the issuer in respect of or arising under the terms of the CoCos shall generally rank junior to the claims of all holders of unsubordinated obligations of the issuer. In addition, if the CoCos are converted into the issuer’s underlying equity securities following a conversion event (i.e., a “trigger”), each holder will be subordinated due to their conversion from being the holder of a debt instrument to being the holder of an equity instrument.

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Market value will fluctuate based on unpredictable factors. The trading behavior of a given issuer’s CoCos may be strongly impacted by the trading behavior of other issuers’ CoCos, such that negative information from an unrelated CoCo may cause a decline in value of one or more CoCos held by the Fund. Accordingly, the trading behavior of CoCos may not follow the trading behavior of other similarly structured securities. The value of CoCos is unpredictable and could be influenced by many factors including, without limitation: (i) the creditworthiness of the issuer and/or fluctuations in such issuer’s applicable capital ratios; (ii) supply and demand for the CoCos; (iii) general market conditions and available liquidity; and (iv) economic, financial and political events that affect the issuer, its particular market or the financial markets in general.

Investment Grade Corporate Bonds. The Fund may invest in debt instruments that are rated investment grade (Baa3 and above by Moody’s or BBB- and above by either S&P or Fitch). The Fund could lose money if the issuer or guarantor of a fixed income security (including a security purchased with securities lending collateral), or the counterparty to a derivatives contract, repurchase agreement or a loan of portfolio securities, is unable or unwilling, or is perceived (whether by market participants, rating agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise fulfill its obligations. The downgrade of the credit of a security held by the Fund may decrease its value. Securities are subject to varying degrees of credit risk, which are often reflected in credit ratings. Measures such as average credit quality may not accurately reflect the true credit risk of the Fund. This is especially the case if the Fund consists of securities with widely varying credit ratings. Credit risk is greater to the extent the Fund uses leverage or derivatives in connection with the management of the Fund.

High Yield Securities. The Fund may invest in debt instruments that are rated below investment grade (below Baa3 by Moody’s or below BBB- by either S&P or Fitch) or unrated but determined by the Adviser to be of comparable quality. The Fund may invest in debt securities of stressed and distressed issuers, including securities that are in default. Below investment grade securities are commonly referred to as “high yield” securities or “junk bonds.” High yield securities involve a greater degree of risk (in particular, a greater risk of default) than, and special risks in addition to the risks associated with, investment grade debt obligations. While offering a greater potential opportunity for capital appreciation and higher yields, high yield securities typically entail greater potential price volatility and may be less liquid than higher-rated securities. High yield securities may be regarded as predominantly speculative with respect to the issuer’s continuing ability to make timely principal and interest payments. They also may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher-rated securities. Debt securities in the lowest investment grade category also may be considered to possess some speculative characteristics by certain ratings agencies.

The market values of high yield securities tend to reflect individual developments of the issuer to a greater extent than do higher-quality securities, which tend to react mainly to fluctuations in the general level of interest rates. In addition, lower-quality debt securities tend to be more sensitive to general economic conditions. Certain emerging market governments that issue high yield securities in which the Fund may invest are among the largest debtors to commercial banks, foreign governments and supranational organizations, such as the World Bank, and may not be able or willing to make principal and/or interest payments as they come due.

Developed and Emerging Market Debt. The Fund may invest in foreign securities that may experience more rapid and extreme changes in value than the Fund that invests exclusively in securities of U.S. companies. The securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers of foreign securities are usually not subject to the same degree of regulation as U.S. issuers. Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. Also, nationalization, expropriation or confiscatory taxation, currency blockage, political changes or diplomatic developments could adversely affect the Fund’s investments in a foreign country. In the event of nationalization, expropriation or other confiscation, the Fund could lose its entire investment in foreign securities. To the extent that the Fund invests a significant portion of its assets in a specific geographic region, the Fund will generally have more exposure to regional economic risks associated with foreign investments. Foreign securities may also be less liquid and more difficult to value than securities of U.S. issuers.

Repurchase Agreements. The Fund may enter into repurchase agreements under the terms of a Master Repurchase Agreement (“MRA”). In a repurchase agreement transaction, the Fund will purchase a security from a counterparty who agrees to repurchase the same security at a mutually agreed upon date and price. The MRA permits the Fund, under certain circumstances, including an event of default (such as bankruptcy or insolvency), to offset payables and/or receivables under the MRA with collateral held and/or posted to the counterparty and create one single net payment due to or from the Fund. However, bankruptcy or insolvency laws of a particular jurisdiction may impose restrictions on or prohibitions against such a right of offset in the event of the MRA counterparty’s bankruptcy or insolvency. Pursuant to the terms of the MRA, the Fund receives securities as collateral with a market value in excess of the repurchase price. Upon a bankruptcy or insolvency of the MRA counterparty, the Fund recognizes a liability with respect to such excess collateral to reflect the Fund’s obligation under bankruptcy law to return the excess to the counterparty.

Reverse Repurchase Agreements and Dollar Rolls. The Fund may use, among other things, reverse repurchase agreements and/or dollar rolls to add leverage to its portfolio. Under a reverse repurchase agreement, the Fund sells securities to a bank or broker dealer and agrees to repurchase the securities at a mutually agreed future date and price. A dollar roll is similar to a reverse repurchase agreement except that the counterparty with which the Fund enters into a dollar roll transaction is not obligated to return the same securities as those originally sold by the Fund, but only securities that are “substantially identical.” Generally, the effect of a reverse repurchase agreement or dollar roll transaction is that the Fund can recover and reinvest all or most of the cash invested in the portfolio securities involved during the term of the agreement and still be entitled to the returns associated with those portfolio securities, thereby resulting in a transaction similar to a borrowing and giving rise to leverage for the Fund. The Fund will incur interest expense as a cost of utilizing reverse repurchase agreements and dollar rolls. In the event the buyer of securities under a reverse repurchase agreement or dollar roll files for bankruptcy or becomes insolvent, the Fund’s use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund’s obligation to repurchase the securities.

When-Issued, Delayed-Delivery, and Forward Commitment Transactions. The Fund may enter into when issued, delayed-delivery or forward commitment transactions in order to lock in the purchase price of the underlying security or to adjust the interest rate exposure of the Fund’s existing portfolio. In when-issued, delayed-delivery, or forward commitment transactions, the Fund commits to purchase particular securities, with payment and delivery to take place at a future date. Although the Fund does not pay for the securities or start earning interest on them until they are delivered, it immediately assumes the risks of ownership, including the risk of price fluctuation. If the Fund’s counterparty fails to deliver a security purchased on a when issued, delayed-delivery or forward commitment basis, there may be a loss, and the Fund may have missed an opportunity to make an alternative investment.

Prior to settlement of these transactions, the value of the subject securities will fluctuate. In addition, because the Fund is not required to pay for when-issued, delayed-delivery or forward commitment securities until the delivery date, they may result in a form of leverage. To guard against this deemed leverage, the Fund monitors the obligations under these transactions and ensures that the Fund has sufficient liquid assets to cover them.

Securities Lending. The Fund may lend its securities to qualified brokers. The loans must be collateralized at all times primarily with cash although the Fund can accept money market instruments or U.S. Government Securities with a market value at least equal to the market value of the securities on loan. As with any extensions of credit, the Fund may bear the risk of delay in recovery or even loss of rights in the collateral if the borrowers of the securities fail financially. The Fund earns additional income for lending its securities by investing the cash collateral in short-term investments. The SEC has adopted a rule that will require reporting and public disclosure of securities loan transaction information (not including party names); this may include, but is not limited to, information about securities loans entered into in connection with short sales. Compliance with the new rule is currently expected to be required beginning in early 2026.

Derivatives. The Fund may, but is not required to, utilize various derivative strategies (both long and short positions) for investment purposes, leveraging purposes, or in an attempt to hedge against market, credit, interest rate, currency and other risks in the portfolio. The Fund may use various derivatives transactions to add leverage to its portfolio. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index, and may relate to, among others, individual debt instruments, interest rates, currencies or currency exchange rates, commodities and related indexes. Examples of derivative instruments that the Fund may use include, without limit, futures and forward contracts (including foreign currency exchange contracts), call and put options (including options on futures contracts), credit default swaps, total return swaps, basis swaps and other swap agreements. The Fund’s use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investment directly in securities and other more traditional investments. See “Risk Factors—Derivatives Risk.” There is no assurance that these derivative strategies will be available at any time or that the Adviser will determine to use them for the Fund or, if used, that the strategies will be successful. In addition, the Fund may be subject to certain restrictions on its use of derivative strategies imposed by guidelines of one or more rating agencies that may issue ratings for any preferred shares issued by the Fund.

Forward Foreign Currency Contracts. The Fund enters into forward foreign currency contracts as a hedge against fluctuations in foreign exchange rates. Forward foreign currency contracts are marked to market daily and the change in market value is recorded by the Fund as unrealized gains or losses in the Statement of Assets and Liabilities. When a contract is closed or delivery is taken, the Fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. Risks arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts and from unanticipated movements in the value of the foreign currency relative to the U.S. dollar.

Futures Contracts. The Fund seeks to manage a variety of different risks or obtain exposure through the use of futures contracts. The Fund may use index futures to hedge against broad market risks to its portfolio or to gain broad market exposure when it holds uninvested cash or as an inexpensive substitute for cash investments directly in securities or other assets. Securities index futures contracts are contracts to buy or sell units of a securities index at a specified future date at a price agreed upon when the contract is made and are settled in cash. Positions in futures may be closed out only on an exchange or board of trade which provides a secondary market for such futures. Because futures contracts are exchange-traded, they typically have less exposure to counterparty risk relative to bilateral over-the-counter derivative contracts. Parties to a futures contract are not required to post the entire notional amount of the contract, but rather a small percentage of that amount (by way of margin), both at the time they enter into futures transactions, and then on a daily basis if their positions decline in value; as a result, futures contracts are highly leveraged. Such payments are known as variation margin and are recorded by the Fund as unrealized gains or losses. Because futures markets are highly leveraged, they can be extremely volatile, and there can be no assurance that the pricing of a futures contract will correlate precisely with the pricing of the asset or index underlying it or the asset or liability of the Fund that is the subject of the hedge. It may not always be possible for the Fund to enter into a closing transaction with respect to a futures contract it has entered into at a favorable time or price. When the Fund enters into a futures transaction, it is subject to the risk that the value of the futures contract will move in a direction unfavorable to it.

When the Fund uses futures contracts for hedging purposes, it is likely that the Fund will have an asset or liability that will offset any loss (or gain) on the transactions, at least in part. When a futures contract is closed, the Fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. The Fund also utilizes treasury futures to help manage interest rate duration and credit market exposure.

Swap Agreements. The Fund may enter into swap agreements. Swap agreements are typically two-party contracts entered into primarily by institutional investors. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount” (i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate or in a “basket” of securities representing a particular index).

Interest rate swaps are agreements in which one party pays a floating rate of interest on a notional principal amount and receives a fixed rate of interest on the same notional principal amount for a specified period of time. Alternatively, a party may pay a fixed rate and receive a floating rate. In more complex swaps, the notional principal amount may decline (or amortize) over time. The

Fund’s maximum risk of loss due to counterparty default is generally the discounted NAV of the cash flows paid to/received from the counterparty over the interest rate swap’s remaining life.

During the term of a swap transaction, changes in the value of the swap are recognized as unrealized gains or losses by marking to market to reflect the market value of the swap. When the swap is terminated, the Fund will record a realized gain or loss equal to the difference, if any, between the proceeds from (or cost of) the closing transaction and the Fund’s basis in the agreement. Upfront swap premium payments paid or received by the Fund, if any, are recorded within the value of the open swap agreement on the Fund’s statement of assets and liabilities and represent payments paid or received upon entering into the swap agreement to compensate for differences between stated terms of the swap agreement and prevailing market conditions (credit spreads, currency exchange rates, and other relevant factors). These upfront payments are recorded as realized gain or loss on the Fund’s statement of operations upon termination or maturity of the swap agreement.

During the term of a swap transaction, the periodic net payments can be made for a set period of time or may be triggered by a predetermined credit event. The net periodic payments may be based on a fixed or variable interest rate, the change in market value of a specified security, basket of securities or index, or the return generated by a security. These periodic payments received or made by the Fund are recorded as realized gains and losses, respectively.

Securities of other investment companies. The Fund may invest in shares of other pooled investment vehicles (including those advised by the Adviser or its affiliates), including mutual funds, money market funds, closed-end funds, BDCs, ETFs, and other Underlying Funds to the extent that such investments are consistent with the Fund’s investment objective, strategies and policies. The Fund may obtain exposure to private credit indirectly by investing in pooled investment vehicles, including vehicles managed by the Adviser. The Fund may also invest in Underlying Funds to gain exposure to particular asset classes, to gain broad market or sector exposure, including during periods when it has large amounts of uninvested cash or when the Adviser believes share prices of other investment companies offer attractive values. As a stockholder in an Underlying Fund, the Fund will bear its ratable share of that Underlying Fund’s expenses, and will remain subject to payment of the Fund’s investment advisory and other fees and expenses with respect to assets so invested (except that the Adviser contractually has agreed to waive its advisory fees from the Fund in an amount equal to any advisory fees it or its affiliates receive from the Fund’s investments in an affiliated Underlying Fund, through December 31, 2026. Only the Board of Directors is permitted to terminate the Fee Waiver Agreement at any time prior to December 31, 2026 in its discretion with written notice to the Adviser). Common Stockholders will therefore be subject to duplicative expenses to the extent that the Fund invests in other investment companies. Expenses will be taken into account when evaluating the merits of such investments. In addition, the securities of other investment companies may also be leveraged and will therefore be subject to certain leverage risks. The NAV and market value of leveraged securities will be more volatile and the yield to stockholders will tend to fluctuate more than the yield generated by unleveraged securities. Investment companies may have investment policies that differ from those of the Fund.

Common Stocks and Other Equity Securities. The Fund may own and hold common stocks of operating companies in its portfolio from time to time in connection with a corporate action, or the restructuring of a debt instrument or through the conversion of a convertible security held by the Fund. For instance, in connection with the restructuring of a debt instrument, either outside of bankruptcy court or in the context of bankruptcy court proceedings, the Fund may determine or be required to accept common stocks or other equity securities in exchange for all or a portion of the debt instrument. Depending upon, among other things, the Adviser’s evaluation of the potential value of such securities in relation to the price that could be obtained by the Fund at any given time upon sale thereof, the Fund may determine to hold these equity securities in its portfolio.

Although common stocks and other equity securities have historically generated higher average returns than debt securities over the long term, they also have experienced significantly more volatility in those returns and in certain years have significantly underperformed relative to debt securities. An adverse event, such as an unfavorable earnings report, may depress the value of a particular equity security held by the Fund. Also, prices of common stocks and other equity securities are sensitive to general movements in the equity markets and a decline in those markets may depress the prices of the equity securities held by the Fund. The prices of equity securities fluctuate for many different reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market or when political or economic events affecting the issuer occur. In addition, prices of equity securities may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase.

Short Sales. A short sale is a transaction in which the Fund sells a security or other instrument that it does not own in anticipation that the market price will decline. The Fund may use short sales for investment purposes or for hedging and risk management purposes. The Fund may also take short positions with respect to the performance of securities, indexes, interest rates, currencies and other assets or markets through the use of derivative or forward instruments. When the Fund engages in a short sale of a security, it must borrow the security sold short and deliver it to the counterparty. The Fund may have to pay a fee to borrow particular securities and would often be obligated to pay over any payments received on such borrowed securities. The Fund’s obligation to replace the borrowed security will be secured by collateral deposited with the Fund’s custodian in the name of the lender. The Fund may not receive any payments (including interest) on its collateral. Short sales expose the Fund to the risk that it will be required to cover its short position at a time when the securities have appreciated in value, thus resulting in a loss to the Fund. The Fund may engage in so-called “naked” short sales when it does not own or have the immediate right to acquire the security sold short at no additional cost, in which case the Fund’s losses theoretically could be unlimited. If the price of the security sold short increases between the time of the short sale and the time that the Fund replaces the borrowed security, the Fund will incur a loss; conversely, if the price declines, the Fund will realize a gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. The successful use of short selling may be adversely affected by imperfect correlation between movements in the price of the security sold short and securities being hedged if the short sale is being used for hedging purposes. See “Risk Factors—Leverage Risk.”

The Fund may engage in short selling to the extent permitted by the 1940 Act and other federal securities laws. The SEC and certain other global regulators in jurisdictions in which the Fund may trade have in the past adopted (and may in the future adopt) rules requiring reporting of all short positions above a certain de minimis threshold. If the Fund’s short positions or its strategy become generally known, it could have a significant effect on the Adviser’s ability to implement its investment strategies. Short sales are also subject to certain SEC regulations and certain European Union and United Kingdom regulations (under which there are restrictions on net short sales in certain securities). In response to market events, the SEC and regulatory authorities in other jurisdictions may adopt (and in certain cases, have adopted) bans or other restrictions on short sales of certain securities or on derivatives and other hedging instruments used to achieve a similar economic effect. Such bans and restrictions may make it impossible or more difficult for the Fund to execute certain investment strategies.

Private placements and restricted securities. The Fund may invest in securities which are subject to restrictions on resale because they have not been registered under the Securities Act. These securities are generally referred to as private placements or restricted securities. Limitations on the resale of these securities may have an adverse effect on their marketability, and may prevent the Fund from disposing of them promptly at reasonable prices. The Fund may have to bear the expense of registering the securities for resale and the risk of substantial delays in effecting the registration.

The Fund has no liquidity limitation or restriction; thus, some or all of the Fund’s investments may be in illiquid securities. At times, private placements or restricted securities, as well as other securities in which the Fund may invest, may be deemed illiquid. Investments in illiquid securities tend to restrict the Fund’s ability to dispose of instruments in a timely fashion and restrict the Fund’s ability to take advantage of market opportunities.

Commercial Paper. Commercial paper represents short-term unsecured promissory notes issued in bearer form by corporations such as banks or bank holding companies and finance companies. The rate of return on commercial paper may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies.

U.S. Government Securities. U.S. Government Securities are obligations of and, in certain cases, guaranteed by, the U.S. Government, its agencies or instrumentalities. The U.S. Government does not guarantee the net asset value of the Fund’s shares. Some U.S. Government Securities, such as Treasury bills, notes and bonds, and securities guaranteed by GNMA, are supported by the full faith and credit of the United States; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the U.S. Department of the Treasury (the “U.S. Treasury”); others, such as those of FNMA, are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others, such as those of the Student Loan Marketing Association, are supported only by the credit of the instrumentality. U.S. Government Securities may include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater risk than interest-paying securities of similar maturities.

Temporary Defensive Positions

During temporary defensive periods or in order to keep the Fund’s cash fully invested, including during the period when the net proceeds of the offer are being invested, the Fund may deviate from its investment objective and principal investment strategy. During such periods, the Fund may invest all or a portion of its Managed Assets in certain short-term (less than one year to maturity) and medium-term (not greater than five years to maturity) debt securities or hold cash. The short-term and medium-term debt securities in which the Fund may invest consist of: (i) obligations of the U.S. government, its agencies or instrumentalities; (ii) bank deposits and bank obligations (including certificates of deposit, time deposits and bankers’ acceptances) of U.S. or foreign banks denominated in any currency; (iii) floating rate securities and other instruments denominated in any currency issued by various governments or international development agencies; (iv) finance company and corporate commercial paper and other short-term corporate debt obligations of U.S. or foreign corporations; (v) repurchase agreements with banks and broker-dealers with respect to such securities; and (vi) shares of money market funds.

RISK FACTORS

Investing in the Fund’s securities involves risk, including the risk that you may receive little or no return on your investment or that you may lose part or all of your investment. The net asset value and the market price of the Common Stock will fluctuate with and be affected by, among other things, various Risk Factors and its investments which are summarized below.

Market Discount Risk

As with any stock, the price of the Fund’s Common Stock will fluctuate with market conditions and other factors. If you sell your Common Stock, the price received may be more or less than your original investment. The shares of Common Stock are designed for long-term investors and should not be treated as a trading vehicle. Shares of closed-end management investment companies frequently trade at a discount from their net asset value.

Market Risk

The success of the Fund’s activities will be affected by general economic and market conditions, such as interest rates, availability of credit, credit defaults, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation of the Fund’s investments), trade barriers, currency exchange controls, disease outbreaks, pandemics, and national and international political, environmental and socioeconomic circumstances (including wars, terrorist acts or security operations). In addition, the current U.S. political environment and the resulting uncertainties regarding actual and potential shifts in U.S. foreign investment, trade, taxation, economic, environmental and other policies under the current Administration, as well as the impact of geopolitical tension, such as a deterioration in the bilateral relationship between the U.S. and China, an escalation in conflict between Russia and Ukraine or other systemic issuer or industry-specific economic disruptions, could lead to disruption, instability and volatility in the global markets. Unfavorable economic conditions also would be expected to increase the Fund’s funding costs, limit its access to the capital markets or result in a decision by lenders not to extend credit to the Fund.

Economic sanctions may be, and have been, imposed against certain countries, organizations, companies, entities and/or individuals. Economic sanctions and other similar governmental actions or developments could, among other things, effectively restrict or eliminate the Fund’s ability to purchase or sell certain foreign securities or groups of foreign securities, and thus may make the Fund’s investments in such securities less liquid or more difficult to value. Such sanctions may also cause a decline in the value of securities issued by the sanctioned country or companies located in or economically tied to the sanctioned country. In addition, as a result of economic sanctions and other similar governmental actions or developments, the Fund may be forced to sell or otherwise dispose of foreign investments at inopportune times or prices.

Current and historic market turmoil has illustrated that market environments may, at any time, be characterized by uncertainty, volatility and instability. Serious economic disruptions may result in governmental authorities and regulators enacting significant fiscal and monetary policy changes, including by providing direct capital infusions into companies, introducing new monetary programs and considerably increasing or lowering interest rates, which, in some cases resulted in negative interest rates.

As global systems, economies and financial markets are increasingly interconnected, events that once had only local impact are now more likely to have regional or even global effects. Events that occur in one country, region or financial market will, more frequently, adversely impact issuers in other countries, regions or markets. These impacts can be exacerbated by failures of governments and societies to adequately respond to an emerging event or threat. These types of events quickly and significantly impact markets in the U.S. and across the globe leading to extreme market volatility and disruption. The extent and nature of the impact on supply chains or economies and markets from these events is unknown, particularly if a health emergency or other similar event, such as the recent COVID-19 outbreak, persists for an extended period of time. The value of the Fund’s investment may decrease as a result of such events, particularly if these events adversely impact the operations and effectiveness of the Adviser or key service providers or if these events disrupt systems and processes necessary or beneficial to the investment advisory or other activities on behalf the Fund.

The Fund’s investment strategy and the availability of opportunities satisfying the Fund’s risk-adjusted return parameters relies in part on observable trends and conditions in the financial markets and in some cases the improvement of such conditions. Trends and historical events do not imply, forecast or predict future events and, in any event, past performance is not necessarily indicative of future results. There can be no assurance that the assumptions made or the beliefs and expectations currently held by the Adviser will prove correct and actual events and circumstances may vary significantly.

Many of the issuers in which the Fund will make investments may be susceptible to economic slowdowns or recessions and may be unable to repay the loans made to them during these periods. Therefore, non-performing assets may increase and the value of the Fund’s portfolio may decrease during these periods as the Fund is required to record the investments at their current fair value. Adverse economic conditions also may decrease the value of collateral securing some of the Fund’s loans and the value of its equity investments. Economic slowdowns or recessions could lead to financial losses in the Fund’s portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase the Fund’s and the issuers’ funding costs, limit the Fund’s and the issuers’ access to the capital markets or result in a decision by lenders not to extend credit to the Fund or the issuers. These events could prevent the Fund from increasing investments and harm its operating results.

An issuer’s failure to satisfy financial or operating covenants imposed by the Fund or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on its secured assets, which could trigger cross- defaults under other agreements and jeopardize the issuer’s ability to meet its obligations under the debt that the Fund holds. The Fund may incur additional expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer. In addition, if one of the issuers were to go bankrupt, depending on the facts and circumstances, including the extent to which the Fund will actually provide significant managerial assistance to that issuer, a bankruptcy court might subordinate all or a portion of the Fund’s claim to that of other creditors.

The prices of financial instruments in which the Fund may invest can be highly volatile. General fluctuations in the market prices of securities may affect the value of the investments held by the Fund. Instability in the securities markets may also increase the risks inherent in the Fund’s investments.

Asset Allocation Risk

The Fund’s investment performance depends upon how its assets are allocated and reallocated. A principal risk of investing in the Fund is that the Adviser may make less than optimal or unsuccessful asset allocation decisions. The Adviser employs an active approach to allocation among multiple fixed-income sectors, but there is no guarantee that such allocation techniques will produce the desired results. It is possible that the Adviser will focus on an investment that underperforms other investments under various market conditions. You could lose money on your investment in the Fund as a result of these allocation decisions.

Issuer Risk

The value of securities may decline for a number of reasons that directly relate to the issuer, such as its financial strength, management performance, financial leverage and reduced demand for the issuer’s goods and services, as well as the historical and prospective earnings of the issuer and the value of its assets.

Management Risk

The Fund is subject to management risk because it is an actively managed investment portfolio. The Adviser and the Fund’s portfolio managers will apply investment techniques and risk analysis in making investment decisions for the Fund, but there can be no guarantee that these decisions will produce the desired results. Certain securities or other instruments in which the Fund seeks to invest may not be available in the quantities desired. In addition, regulatory restrictions, actual or potential conflicts of interest or other considerations may cause the Adviser to restrict or prohibit participation in certain investments. In such circumstances, the Adviser or a portfolio manager may determine to purchase other securities or instruments as substitutes. Such substitute securities or instruments may not perform as intended, which could result in losses to the Fund. To the extent the Fund employs strategies targeting perceived pricing inefficiencies, arbitrage strategies or similar strategies, it is subject to the risk that the pricing or valuation of the securities and instruments involved in such strategies may change unexpectedly, which may result in reduced returns or losses to the Fund. Additionally, legislative, regulatory, or tax restrictions, policies or developments may affect the investment techniques available to the Adviser in connection with managing the Fund and may also adversely affect the ability of the Fund to achieve its investment objective. There also can be no assurance that all of the personnel of the Adviser will continue to be associated with the Adviser for any length of time. The loss of the services of one or more key employees of the Adviser could have an adverse impact on the Fund’s ability to realize its investment objective.

In addition, the Fund may rely on various third-party sources to calculate its net asset value. As a result, the Fund is subject to certain operational risks associated with reliance on service providers and service providers’ data sources. In particular, errors or systems failures and other technological issues may adversely impact the Fund’s calculations of its net asset value, and such net asset value calculation issues may result in inaccurately calculated net asset values, delays in net asset value calculation and/or the inability to calculate net asset values over extended periods. The Fund may be unable to recover any losses associated with such failures.

Interest Rate Risk

Generally, when market interest rates rise, the prices of debt obligations fall, and vice versa. Interest rate risk is the risk that debt obligations and other instruments in the Fund’s portfolio will decline in value because of increases in market interest rates. —The prices of long-term debt obligations generally fluctuate more than prices of short-term debt obligations as interest rates change. Because the Fund’s normal average portfolio duration range extends up to eight years (normally in the range of 0 to 8 years), as calculated by the Adviser, the Fund’s net asset value and market price per share of its Common Stock will tend to fluctuate more in response to changes in market interest rates than if the Fund invested mainly in short-term debt securities. During periods of rising interest rates, the average life of certain types of securities may be extended due to lower than expected rates of prepayments, which could cause the securities’ durations to extend and expose the securities to more price volatility. This may lock in a below market yield, increase the security’s duration and reduce the security’s value. In addition to directly affecting debt securities, rising interest rates may also have an adverse effect on the value of any equity securities held by the Fund. The Fund’s duration strategy may entail maintaining a negative average portfolio duration from time to time, which would potentially benefit the portfolio in an environment of rising market interest rates, but would generally adversely impact the portfolio in an environment of falling market interest rates. The Adviser may utilize certain strategies, including without limitation investments in structured notes or interest rate futures contracts or swap, cap, floor or collar transactions, for the purpose of reducing the interest rate sensitivity of the Fund’s portfolio, although there is no assurance that it will do so or that, if used, such strategies will be successful.

The Fund may invest in variable- and floating-rate debt instruments, which generally are less sensitive to interest rate changes than longer duration fixed-rate instruments, but may decline in value in response to rising interest rates if, for example, the rates at which they pay interest do not rise as much, or as quickly, as market interest rates in general. During periods of falling interest rates, payments under the floating rate debt instruments that the Fund holds would generally decrease, resulting in less revenue to the Fund. In the event of a sharply rising interest rate environment, such as during 2022 and 2023, payments under floating rate debt instruments generally would rise and there may be a significant number of issuers of such floating rate debt instruments that would be unable or unwilling to pay such increased interest costs and may otherwise be unable to repay their loans. Investments in floating rate debt instruments may also decline in value in response to rising interest rates if the interest rates of such investments do not rise as much, or as quickly, as market interest rates in general. Similarly, during periods of rising interest rates, fixed-rate debt instruments may decline in value because the fixed rates of interest paid thereunder may be below market interest rates. The Fund also may invest in inverse floating-rate debt securities, which may decrease in value if interest rates increase, and which also may exhibit greater price volatility than fixed-rate debt obligations with similar credit quality. To the extent the Fund holds variable- or floating-rate instruments, a decrease (or, in the case of inverse floating-rate securities, an increase) in market interest rates will adversely affect the income received from such securities and the net asset value of the Fund’s Common Stock.

Credit Risk

One of the fundamental risks associated with the Fund’s investments is credit risk, which is the risk that an issuer will be unable to make principal and interest payments on its outstanding debt obligations when due. The Fund’s return to investors would be adversely impacted if an issuer of debt in which the Fund invests becomes unable to make such payments when due.

Although the Fund may make investments that the Adviser believes are secured by specific collateral, the value of which may initially exceed the principal amount of such investments or the Fund’s fair value of such investments, there can be no assurance that the liquidation of any such collateral would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal payments with respect to such investment, or that such collateral could be readily liquidated. The Fund may also invest in leveraged loans, high yield securities, marketable and non-marketable common and preferred equity securities and other unsecured investments, each of which involves a higher degree of risk than senior secured loans. Furthermore, the Fund’s right to payment and its security interest, if any, may be subordinated to the payment rights and security interests of a senior lender, to the extent applicable. Certain of these investments may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the investment. In addition, loans may provide for payments- received in kind, which have a similar effect of deferring current cash payments. In such cases, an issuer’s ability to repay the principal of an investment may depend on a liquidity event or the long-term success of the company, the occurrence of which is uncertain.

With respect to the Fund’s investments in any number of credit products, if the borrower or issuer breaches any of the covenants or restrictions under the credit agreement that governs loans of such issuer or borrower, it could result in a default under the applicable indebtedness as well as the indebtedness held by the Fund. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. This could result in an impairment or loss of the Fund’s investment or a pre-payment (in whole or in part) of the Fund’s investment.

Similarly, while the Fund will generally target investing in companies it believes are of high quality, these companies could still present a high degree of business and credit risk. Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment or the continuation or worsening of the current (or any future) economic and financial market downturns and dislocations. As a result, companies that the Fund expected to be stable or improve may operate, or expect to operate, at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or maintain their competitive position, or may otherwise have a weak financial condition or experience financial distress. In addition, exogenous factors such as fluctuations of the equity markets also could result in warrants and other equity securities or instruments owned by the Fund becoming worthless.

Mortgage-Related and Other Asset-Backed Securities Risk

The Fund may invest in a variety of mortgage-related and other asset-backed securities issued by government agencies or other governmental entities or by private originators or issuers.

The mortgage-related securities in which the Fund may invest include, without limitation, mortgage pass-through securities, CMOs, commercial or residential mortgage-backed securities, mortgage dollar rolls, CMO residuals, SMBSs and other securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property. The Fund may also invest in other types of asset-backed securities, including CLOs and less frequently in other types of CDOs, including CBOs and other similarly structured securities.

Mortgage-related and other asset-backed securities often involve risks that are different from or more acute than risks associated with other types of debt instruments. For instance, these securities may be particularly sensitive to changes in prevailing interest rates. Rising interest rates tend to extend the duration of mortgage-related securities, making them more sensitive to changes in interest rates, and may reduce the market value of the securities. This is known as extension risk. In addition, mortgage-related securities are subject to prepayment risk—the risk that borrowers may pay off their mortgages sooner than expected, particularly when interest rates decline. This can reduce the Fund’s returns because the Fund may have to reinvest that money at lower prevailing interest rates. For instance, the Fund may invest in stripped mortgage-backed securities with respect to which one class receives all of the interest from the mortgage assets (the interest-only, or “IO” class), while the other class receives all of the principal (the principal-only, or “PO” class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Fund’s yield to maturity from these investments.

The Fund’s investments in other asset-backed securities are subject to risks similar to those associated with mortgage-related securities, as well as additional risks associated with their structure and the nature of the assets underlying the security and the servicing of those assets. For instance, certain CDOs in which the Fund may invest are backed by pools of high-risk, below investment grade debt securities and may involve substantial credit and other risks.

Due to their often complicated structures, various mortgage-related and asset-backed securities may be difficult to value and may constitute illiquid investments.

The values of mortgage-related and other asset-backed securities may be substantially dependent on the servicing of the underlying asset pools, and are therefore subject to risks associated with the negligence by, or defalcation of, their servicers. Furthermore, debtors may be entitled to the protection of a number of state and federal consumer credit laws with respect to these securities, which may give the debtor the right to avoid or reduce payment.

Investments in mortgage-related and other asset-backed securities may involve particularly high levels of risk under current market conditions.

High Yield Securities Risk

In general, lower rated debt securities carry a greater degree of risk that the issuer will lose its ability to make interest and principal payments, which could have a negative effect on the net asset value of the Fund’s Common Stock or Common Stock dividends. Securities of below investment grade quality are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal, and are commonly referred to as “high yield” securities or “junk bonds.” High yield securities (junk bonds) involve a greater risk of default and their prices are generally more volatile and sensitive to actual or perceived negative developments, such as a decline in the issuer’s revenues or revenues of underlying borrowers or a general economic downturn, than are the prices of higher grade securities. Debt securities in the lowest investment grade category also may be considered to possess some speculative characteristics by certain rating agencies. The Fund may purchase stressed and distressed securities, including securities that are in default or the issuers of which are in bankruptcy, which involve heightened risks. See “Risk Factors—Stressed, Distressed and Defaulted Securities Risk.” An economic downturn could severely affect the ability of issuers

(particularly those that are highly leveraged) to service their debt obligations or to repay their obligations upon maturity. Lower-rated securities are generally less liquid than higher-rated securities, which may have an adverse effect on the Fund’s ability to dispose of a particular security. For example, under adverse market or economic conditions, the secondary market for below investment grade securities could contract further, independent of any specific adverse changes in the condition of a particular issuer, and certain securities in the Fund’s portfolio may become illiquid or less liquid. As a result, the Fund could find it more difficult to sell these securities or may be able to sell these securities only at prices lower than if such securities were widely traded. See “Risk Factors—Liquidity Risk.” To the extent the Fund focuses on below investment grade debt obligations, the Adviser’s capabilities in analyzing credit quality and associated risks will be particularly important, and there can be no assurance that the Adviser will be successful in this regard. Due to the risks involved in investing in high yield securities (junk bonds), an investment in the Fund should be considered speculative.

The Fund’s credit quality policies, if any, apply only at the time a security is purchased, and the Fund is not required to dispose of a security in the event that a rating agency or the Adviser downgrades its assessment of the credit characteristics of a particular issue. In determining whether to retain or sell such a security, the Adviser may consider factors including, but not limited to, the Adviser’s assessment of the credit quality of the issuer of such security, the price at which such security could be sold and the rating, if any, assigned to such security by other rating agencies. Analysis of creditworthiness may be more complex for issuers of high yield securities (junk bonds) than for issuers of higher quality debt securities.

Corporate Bonds Risk

The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates. The market value of intermediate and longer-term corporate bonds is generally more sensitive to changes in interest rates than is the market value of shorter-term corporate bonds. The market value of a corporate bond also may be affected by factors directly related to the issuer, such as investors’ perceptions of the creditworthiness of the issuer, the issuer’s financial performance, perceptions of the issuer in the market place, performance of management of the issuer, the issuer’s capital structure and use of financial leverage and demand for the issuer’s goods and services. There is a risk that the issuers of corporate bonds may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. Corporate bonds of below investment grade quality are often high risk and have speculative characteristics and may be particularly susceptible to adverse issuer-specific developments.

Stressed, Distressed and Defaulted Securities Risk

As noted above, the Fund may invest in the debt securities of financially stressed or distressed issuers, including those that are in default or the issuers of which are in bankruptcy. Investments in the securities of financially stressed or distressed issuers involve substantial risks. These securities may present a substantial risk of default or may be in default at the time of investment. The Fund may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings. In any reorganization or liquidation proceeding relating to an investment, the Fund may lose its entire investment or may be required to accept cash or securities with a value substantially less than its original investment. Among the risks inherent in investments in a troubled issuer is that it frequently may be difficult to obtain information as to the true financial condition of such issuer. The Adviser’s judgments about the credit quality of a financially stressed or distressed issuer and the relative value of its securities may prove to be wrong.

Inflation-Indexed Security Risk

Inflation-indexed debt securities are subject to the effects of changes in market interest rates caused by factors other than inflation (real interest rates). In general, the value of an inflation-indexed security, including Treasury Inflation-Protected Securities (“TIPS”), tends to decrease when real interest rates increase and can increase when real interest rates decrease. Thus generally, during periods of rising inflation, the value of inflation-indexed securities will tend to increase and during periods of deflation, their value will tend to decrease. Interest payments on inflation-indexed securities are unpredictable and will fluctuate as the principal and interest are adjusted for inflation. There can be no assurance that the inflation index used (i.e., the Consumer Price Index for All Urban Consumers (“CPI”)) will accurately measure the real rate of inflation in the prices of goods and services. Increases in the principal value of TIPS due to inflation are considered taxable ordinary income for the amount of the increase in the calendar year. Any increase in the principal amount of an inflation-indexed debt security will be considered taxable ordinary income, even though the Fund will not receive the principal until maturity. In order to receive the special treatment accorded to RICs and their stockholders under the Code and to avoid U.S. federal income and/or excise taxes at the Fund level, the Fund may be required to distribute this income to stockholders in the tax year in which the income is recognized (without a corresponding receipt of cash). Therefore, the Fund may be required to pay out as an income distribution in any such tax year an amount greater than the total amount of cash income the Fund actually received, and to sell portfolio securities, including at potentially disadvantageous times or prices, to obtain cash needed for these income distributions. Additionally, a CPI swap can potentially lose value if the realized rate of inflation over the life of the swap is less than the fixed market implied inflation rate (fixed breakeven rate) that the investor agrees to pay at the initiation of the swap. With municipal inflation-indexed securities, the inflation adjustment is integrated into the coupon payment. For municipal inflation-indexed securities, there is no adjustment to the principal value. Because municipal inflation-indexed securities are a small component of the municipal bond market, they may be less liquid than conventional municipal bonds.

Senior Debt Risk

Because the Fund may invest in below investment-grade senior debt, the Fund may be subject to greater levels of credit risk than funds that do not invest in such debt. The Fund may also be subject to greater levels of liquidity risk than funds that do not invest in senior debt. Restrictions on transfers in loan agreements, a lack of publicly available information and other factors may, in certain instances, make senior debt more difficult to sell at an advantageous time or price than other types of securities or instruments. Additionally, if the issuer of senior debt prepays, the Fund will have to consider reinvesting the proceeds in other senior debt or similar instruments that may pay lower interest rates.

Reinvestment Risk

Income from the Fund’s portfolio will decline if and when the Fund invests the proceeds from matured, traded or called debt obligations at market interest rates that are below the portfolio’s current earnings rate. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Fund to invest in lower-yielding securities. The Fund also may choose to sell higher yielding portfolio securities and to purchase lower yielding securities to achieve greater portfolio diversification, because the portfolio managers believe the current holdings are overvalued or for other investment-related reasons. A decline in income received by the Fund from its investments is likely to have a negative effect on dividend levels and the market price, net asset value and/or overall return of the Common Stock. As the average maturity of the Fund’s portfolio shortens, the Fund will reinvest in shorter maturity securities at market interest rates that may be lower than at the time of initial investment. As a result, the Fund’s income and distributions may decline over the term of the Fund.

Foreign Investment Risk

The Fund may invest without limit in securities of foreign (non-U.S.) issuers and securities traded principally outside of the United States. The Fund’s investments in and exposure to foreign securities involve special risks.

For example, the value of these investments may decline in response to unfavorable political and legal developments, unreliable or untimely information or economic and financial instability. Foreign securities may experience more rapid and extreme changes in value than investments in securities of U.S. issuers. The securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries. Issuers of foreign securities are usually not subject to the same degree of regulation as U.S. issuers. Reporting, accounting, auditing and custody standards of foreign countries differ, in some cases significantly, from U.S. standards. Also, nationalization, expropriation or other confiscation, currency blockage, political changes or diplomatic developments, which may include the imposition of economic sanctions (or the threat of new or modified sanctions), could adversely affect the Fund’s investments in foreign securities. In the event of nationalization, expropriation or other confiscation, the Fund could lose its entire investment in foreign securities. In addition, the threat of or actual imposition of tariffs may adversely impact the price of foreign securities. To the extent that the Fund invests a significant portion of its assets in a particular foreign country or a concentrated geographic area (such as Europe, Asia or South America), the Fund will generally have more exposure to regional economic risks associated with foreign investments. Also, adverse conditions in a certain region can adversely affect securities from other countries whose economies appear to be unrelated. The costs of investing in foreign countries frequently are higher than the costs of investing in the United States. Additionally, investments in securities of foreign issuers may be denominated in foreign currencies, subjecting the Fund to foreign currency risk. See “Risk Factors—Foreign Currency Risk.”

Foreign Currency Risk

The Fund may engage in practices and strategies that will result in exposure to fluctuations in foreign exchange rates, in which case the Fund will be subject to foreign currency risk. The Fund’s Common Stock is priced in U.S. dollars and the distributions paid by the Fund to Common Stockholders are paid in U.S. dollars. However, a substantial portion of the Fund’s assets may be denominated in foreign (non-U.S.) currencies and income received by the Fund from many foreign debt obligations will be paid in foreign currencies. The Fund may also invest in or gain exposure to foreign currencies themselves in order to gain local currency exposure with respect to foreign instruments denominated in other currencies or for other investment or hedging purposes.

The Fund’s investments in or exposure to foreign currencies or in securities or instruments that trade, or receive revenues, in foreign currencies are subject to the risk that those currencies will decline in value relative to the U.S. dollar or, in the case of hedging positions (if utilized), that the U.S. dollar will decline in value relative to the currency being hedged. Currency rates in foreign countries may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates, rates of inflation, balance of payments and governmental surpluses or deficits, intervention (or the failure to intervene) by U.S. or foreign governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political developments in the U.S. or abroad. These fluctuations may have a significant adverse impact on the value of the Fund’s portfolio and/or the level of Fund distributions made to Common Stockholders. As noted above, the Fund may (but is not required to) seek exposure to foreign currencies, or attempt to hedge exposure to reduce the risk of loss due to fluctuations in currency exchange rates relative to the U.S. dollar. There is no assurance, however, that these strategies will be available or will be used by the Fund or, if used, that they will be successful.

Redenomination Risk

Continuing uncertainty as to the status of the euro and the European Monetary Union (“EMU”) has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU could have significant adverse effects on currency and financial markets, and on the values of the Fund’s portfolio investments. If one or more EMU countries were to stop using the euro as its primary currency, the Fund’s investments in such countries may be redenominated into a different or newly adopted currency. As a result, the value of those investments could decline significantly and unpredictably. In addition, securities or other investments that are redenominated may be subject to foreign currency risk, liquidity risk and valuation risk to a greater extent than similar investments currently denominated in euros. See “Risk Factors—Foreign Currency Risk,” “Risk Factors—Liquidity Risk” and “Risk Factors—Valuation Risk.” To the extent a currency used for redenomination purposes is not specified in respect of certain EMU-related investments, or should the euro cease to be used entirely, the currency in which such investments are denominated may be unclear, making such investments particularly difficult to value or dispose of. The Fund may incur additional expenses to the extent it is required to seek judicial or other clarification of the denomination or value of such securities. There can be no assurance that if the Fund earns income or capital gains in a non-U.S. country or the Adviser otherwise seeks to withdraw the Fund’s investments from a given country, capital controls imposed by such country will not prevent, or cause significant expense in doing so.

U.S. Government Securities Risk

The Fund may invest in debt securities issued or guaranteed by agencies, instrumentalities and sponsored enterprises of the U.S. Government. Some U.S. Government Securities, such as U.S. Treasury bills, notes and bonds, and mortgage-related securities guaranteed by the Government National Mortgage Association (“GNMA”), are supported by the full faith and credit of the United States; others, such as those of the Federal Home Loan Banks (“FHLBs”) or the Federal Home Loan Mortgage Corporation (“FHLMC”), are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as those of the Federal National Mortgage Association (“FNMA”), are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others are supported only by the credit of the issuing agency, instrumentality or corporation. Although legislation has been enacted to support certain government sponsored entities, including the FHLBs, FHLMC and FNMA, there is no assurance that the obligations of such entities will be satisfied in full, or that such obligations will not decrease in value or default. It is difficult, if not impossible, to predict the future political, regulatory or economic changes that could impact the government sponsored entities and the values of their related securities or obligations. In addition, certain governmental entities, including FNMA and FHLMC, have been subject to regulatory scrutiny regarding their accounting policies and practices and other concerns that may result in legislation, changes in regulatory oversight and/or other consequences that could adversely affect the credit quality, availability or investment character of securities issued by these entities.

U.S. Government debt securities generally involve lower levels of credit risk than other types of debt securities of similar maturities, although, as a result, the yields available from U.S. Government debt securities are generally lower than the yields available from such other securities. Like other debt securities, the values of U.S. Government Securities change as interest rates fluctuate. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV.

Foreign Government Securities Risk

The Fund’s investments in debt obligations of foreign governments or their sub-divisions, agencies and government sponsored enterprises and obligations of international agencies and supranational entities (together “Foreign Government Securities”) can involve a high degree of risk. The foreign governmental entity that controls the repayment of debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy toward the International Monetary Fund and the political constraints to which a governmental entity may be subject. Foreign governmental entities also may be dependent on expected disbursements from other governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on the implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the foreign governmental entity, which may further impair such debtor’s ability or willingness to timely service its debts. Consequently, foreign governmental entities may default on their debt. Holders of Foreign Government Securities may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In the event of a default by a governmental entity, there may be few or no effective legal remedies for collecting on such debt. These risks are particularly severe with respect to the Fund’s investments in Foreign Government Securities of emerging market countries. Among other risks, if the Fund’s investments in Foreign Government Securities issued by an emerging market country need to be liquidated quickly, the Fund could sustain significant transaction costs. Also, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth, and which may in turn diminish the value of the Fund’s holdings in emerging market Foreign Government Securities and the currencies in which they are denominated and/or pay revenues.

Collateralized Debt Obligations

The risks of an investment in a CDO, including CBOs and CLOs, depend largely on the type of the collateral securities (which would have the risks described elsewhere in this Prospectus for that type of security) and the class of the CBO, CLO or other CDO in which the Fund invests. Some CBOs, CLOs and other CDOs have credit ratings, but are typically issued in various classes with various priorities. Normally, CBOs, CLOs and other CDOs are privately offered and sold (that is, not registered under the federal securities laws) and may be characterized by the Fund as illiquid securities, but an active dealer market may exist for CBOs, CLOs and other CDOs that qualify for Rule 144A transactions. In addition to the normal risks associated with fixed income securities discussed elsewhere in this Prospectus and the Fund’s SAI (e.g., interest rate, default risk, and mortgage-related and asset-backed securities risks), CBOs, CLOs and other CDOs carry additional risks, including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; and (iii) the complex structure of the security may not be fully understood at the time of investment, which may result in disputes with the issuer or produce unexpected investment results.

For CBOs, CLOs and other CDOs, the cash flows from the trust are split into two or more portions, called “tranches,” varying in risk and yield. The riskiest portion is the “equity” tranche, which is the first tranche to bear losses from defaults of the underlying collateral. The Fund may invest in securities of any tranche, including equity tranches. Even to the extent the Fund invests in higher rated tranches, such tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CBO, CLO or other CDO securities as a class.

Convertible Securities Risk

Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security generally entitles its holder to receive interest or a dividend until the convertible security matures or is redeemed or converted. Convertible securities generally: (i) have higher yields than the dividends on the underlying common stocks, but lower yields than non-convertible securities of a comparable duration; (ii) are less volatile in price than the underlying common stock due to their fixed-income characteristics; (iii) have a significant option component to their value which is directly impacted by the prevailing market volatility and interest rates; and (iv) provide the potential for capital appreciation if the market price of the underlying common stock increases.

The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion feature) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates (with investment value declining as interest rates increase) as well as market volatility (with the conversion value increasing as market volatility increases). The credit standing of the issuer and other factors may also have an effect on investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent that the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income security. Generally, the amount of the premium decreases (as with an option) as the convertible security approaches maturity.

A convertible security may be subject to redemption at the option of the issuer. If a convertible security held by the Fund is called for redemption, the Fund will be required either to permit the issuer to redeem the security or convert it into the underlying common stock. Either of these actions could have an adverse effect on the value of the position.

Synthetic Convertible Securities Risk

The Fund may invest in synthetic convertible securities, which are created through a combination of separate securities that possess the two principal characteristics of a traditional convertible security, i.e., an income-producing security (“income-producing component”) and the right to acquire an equity security (“convertible component”). The values of synthetic convertible securities will respond differently to market fluctuations than a traditional convertible security because a synthetic convertible is composed of two or more separate securities or instruments, each with its own market value. Synthetic convertible securities are also subject to the risks associated with derivatives. See “Risks Factors—Derivatives Risk.” In addition, if the value of the underlying common stock or the level of the index involved in the convertible element falls below the strike price of the warrant or option, the warrant or option may lose all value.

Contingent Convertible Securities Risk

The risks of investing in CoCos include, without limitation, the risk that interest payments will be cancelled by the issuer or a regulatory authority, the risk of ranking junior to other creditors in the event of a liquidation or other bankruptcy-related event as a result of holding subordinated debt, the risk of the Fund’s investment becoming further subordinated as a result of conversion from debt to equity, the risk that the principal amount due can be written down to a lesser amount, and the general risks applicable to fixed income investments, including interest rate risk, credit risk, market risk and liquidity risk, any of which could result in losses to the Fund. CoCos may experience a loss absorption mechanism trigger event, which would likely be the result of, or related to, the deterioration of the issuer’s financial condition (e.g., a decrease in the issuer’s capital ratio) and status as a going concern. In such a case, with respect to CoCos that provide for conversion into common stock upon the occurrence of the trigger event, the market price of the issuer’s common stock received by the Fund will have likely declined, perhaps substantially, and may continue to decline, which may adversely affect the Fund’s NAV.

Valuation Risk

When market quotations are not readily available or are deemed to be unreliable, the Fund values its investments at fair value as determined in good faith pursuant to policies and procedures approved by the Board of Directors. See “Net Asset Value.” Fair value pricing may require subjective determinations about the value of a security or other asset. As a result, there can be no assurance that fair value pricing will result in adjustments to the prices of securities or other assets, or that fair value pricing will reflect actual market value, and it is possible that the fair value determined for a security or other asset will be materially different from quoted or published prices, from the prices used by others for the same security or other asset and/or from the value that actually could be or is realized upon the sale of that security or other asset.

Leverage Risk

The Fund’s use of leverage creates the opportunity for increased Common Stock net income, but also creates special risks for Common Stockholders. To the extent used, there is no assurance that the Fund’s leveraging strategies will be successful. Leverage is a speculative technique that may expose the Fund to greater risk and increased costs. The net proceeds that the Fund obtains from its use of reverse repurchase agreements, dollar rolls and/or borrowings (as well as from any future issuance of preferred shares) will be invested in accordance with the Fund’s investment objective and policies as described in this prospectus. It is anticipated that interest expense payable by the Fund with respect to its reverse repurchase agreements, dollar rolls and borrowings (or dividends payable with respect to any outstanding preferred shares) will generally be based on shorter-term interest rates that would be periodically reset. So long as the Fund’s portfolio investments provide a higher rate of return (net of applicable Fund expenses) than the interest expenses and other costs to the Fund of such leverage, the investment of the proceeds thereof will generate more income than will be needed to pay the costs of the leverage. If so, and all other things being equal, the excess may be used to pay higher dividends to Common Stockholders than if the Fund were not so leveraged. If, however, shorter-term interest rates rise relative to the rate of return on the Fund’s portfolio, the interest and other costs to the Fund of leverage (including interest expenses on reverse repurchase agreements, dollar rolls and borrowings and the dividend rate on any outstanding preferred shares) could exceed the rate of return on the debt obligations and other investments held by the Fund, thereby reducing return to Common Stockholders. In addition, fees and expenses of any form of leverage used by the Fund will be borne entirely by the Common Stockholders (and not by preferred stockholders, if any) and will reduce the investment return of the Common Stock. Therefore, there can be no assurance that the Fund’s use of leverage will result in a higher yield on the Common Stock, and it may result in losses. In addition, any preferred shares issued by the Fund are expected to pay cumulative dividends, which may tend to increase leverage risk.

Leverage creates several major types of risks for Common Stockholders, including:

•	the likelihood of greater volatility of net asset value and market price of Common Stock, and of the investment return to Common Stockholders, than a comparable portfolio without leverage;

•

the possibility either that Common Stock dividends will fall if the interest and other costs of leverage rise, or that dividends paid on shares of Common Stock will fluctuate because such costs vary over time; and

•

the effects of leverage in a declining market or a rising interest rate environment, as leverage is likely to cause a greater decline in the net asset value of the Common Stock than if the Fund were not leveraged and may result in a greater decline the market value of the Common Stock.

In addition, the counterparties to the Fund’s leveraging transactions and any preferred stockholders of the Fund will have priority of payment over the Fund’s Common Stockholders.

The use by the Fund of reverse repurchase agreements and dollar rolls to obtain leverage also involves special risks. For instance, the market value of the securities that the Fund is obligated to repurchase under a reverse repurchase agreement or dollar roll may decline below the repurchase price.

In addition to reverse repurchase agreements, dollar rolls and/or borrowings (or a future issuance of preferred shares), the Fund may engage in other transactions that may give rise to a form of leverage including, among others, futures and forward contracts (including foreign currency exchange contracts), credit default swaps, total return swaps, basis swaps and other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions). The Fund’s use of such transactions gives rise to associated leverage risks described above, and may adversely affect the Fund’s income, distributions and total returns to Common Stockholders. The Fund may also offset derivatives positions against one another or against other assets to manage effective market exposure resulting from derivatives in its portfolio. To the extent that any offsetting positions do not behave in relation to one another as expected, the Fund may perform as if it is leveraged through use of these derivative strategies.

Because the fees received by the Adviser are based on the total Managed Assets of the Fund, the Adviser has a financial incentive for the Fund to use certain forms of leverage (e.g., reverse repurchase agreements, dollar rolls and other borrowings) or to issue preferred shares, which may create a conflict of interest between the Adviser, on the one hand, and the Common Stockholders, on the other hand.

In addition, the Private Funds in which the Fund invests may utilize leverage. The Private Funds may be able to borrow, subject to the limitations of their charters and operative documents. While leverage presents opportunities for increasing a Private Fund’s total return, it has the effect of potentially increasing losses as well. If income and appreciation on investments made with borrowed funds are less than the required interest payments on the borrowings, the value of a Private Fund will decrease. Additionally, any event which adversely affects the value of an investment by a Private Fund would be magnified to the extent such Private Fund is leveraged. Furthermore, because the Private Funds may themselves incur higher level of leverage than that which the Fund is permitted, the Fund could be effectively leveraged in an amount far greater than the limit imposed by the 1940 Act. The cumulative effect of the use of leverage by a Private Fund in a market that moves adversely to such Private Fund’s investments could result in a substantial loss which would be greater than if the Private Fund were not leveraged.

Derivatives Risk

Generally, derivatives are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index, and may relate to individual debt or equity instruments, interest rates, currencies or currency exchange rates, commodities, related indexes and other assets. The Fund may, directly or indirectly, use various derivative instruments including, but not limited to, options contracts, futures contracts, forward contracts, options on futures contracts, indexed securities, credit default swaps, interest rate swaps and other swap agreements primarily for hedging and risk management purposes. The Fund may treat reverse repurchase agreements and similar financing transactions as derivatives subject to the requirements of Rule 18f-4. The Fund also may use derivative instruments for investment purposes and/or to approximate or achieve the economic equivalent of an otherwise permitted investment (as if the Fund directly invested in the securities, loans or claims of the subject portfolio company)

or if such instruments are related to an otherwise permitted investment. The Fund’s use of derivative instruments involves investment risks and transaction costs to which the Fund would not be subject absent the use of these instruments and, accordingly, may result in losses greater than if they had not been used. The use of derivative instruments may have risks including, among others, leverage risk, market risk, volatility risk, duration mismatch risk, correlation risk, counterparty risk, market liquidity risk, fund liquidity risk and legal and operational risk. When used for hedging or synthetic investment purposes, an imperfect or variable degree of correlation between price movements of the derivative instrument and the underlying investment sought to be hedged or tracked may prevent the Fund from achieving the intended hedging effect or expose the Fund to the risk of loss. Derivative instruments, especially when traded in large amounts by the Fund or other investors with a concentrated exposure, may not be liquid in all circumstances, so that in volatile markets the Fund may not be able to close out a position without incurring a loss. In addition, daily limits on price fluctuations and speculative position limits on exchanges on which the Fund may conduct its transactions in derivative instruments may prevent prompt liquidation of positions, subjecting the Fund to the potential of greater losses. Exchange-traded derivatives may experience increased settlement risk when trade volumes dramatically increase such that a futures commission merchant or options exchange may not be able to reconcile their positions in the ordinary course. This could cause a delay in calculation of the NAV of the Fund and result in losses. Derivative instruments that may be purchased or sold by the Fund may include instruments not traded on an exchange. Derivative instruments not traded on exchanges are also not subject to the same type of government regulation as exchange traded instruments, and many of the protections afforded to participants in a regulated environment may not be available in connection with such transactions. In addition, significant disparities may exist between “bid” and “asked” prices for derivative instruments that are not traded on an exchange. Additionally, when a company defaults or files for protection from creditors (e.g., U.S. chapter 11 proceedings), the use of derivative instruments presents special risks associated with the potential imbalance between the derivatives market and the underlying securities market. In such a situation, physical certificates representing such securities may be required to be delivered to settle trades and the potential shortage of such actual certificates relative to the number of derivative instruments may cause the price of the actual certificated debt securities to rise, which may adversely affect the holder of such derivative instruments. The risk of nonperformance by the counterparty on such an instrument may be greater and the ease with which the Fund can dispose of or enter into closing transactions with respect to such an instrument may be less than in the case of an exchange traded instrument. The stability and liquidity of derivative investments depend in large part on the creditworthiness of the parties to the transactions. If there is a default by the counterparty to such a transaction, the Fund will under most normal circumstances have contractual remedies pursuant to the agreements related to the transaction. However, exercising such contractual rights may involve delays or costs which could result in a loss to the Fund. Furthermore, there is a risk that any of such counterparties could become insolvent. It should be noted that in purchasing derivative instruments, the Fund typically will not have the right to vote on matters requiring a vote of holders of the underlying investment. Moreover, derivative instruments, and the terms relating to the purchase, sale or financing thereof, are also typically governed by complex legal agreements. As a result, there is a higher risk of dispute over interpretation or enforceability of the agreements. It should also be noted that the regulation of derivatives has increased and continues to evolve in the United States and in other jurisdictions, which could impact the Fund’s ability to transact in such instruments and the liquidity of such instruments. The Adviser may cause the Fund to take advantage of investment opportunities with respect to derivative instruments that are neither presently contemplated nor currently available, but which may be developed in the future, to the extent such opportunities are both consistent with the Fund’s investment objective and legally permissible. Any such investments may expose the Fund to unique and presently indeterminate risks, the impact of which may not be capable of determination until such instruments are developed and/or the Adviser determines to make such an investment.

Credit Default Swaps Risk

Credit default swap agreements may involve greater risks than if the Fund had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risk. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller (if any), coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. When the Fund acts as a seller of a credit default swap, it is exposed to many of the same risks of leverage described herein since if an event of default occurs, the seller must pay the buyer the full notional value of the reference obligation. See “Risk Factors—Leverage Risk.”

The market for credit default swaps has become more volatile in recent years as the creditworthiness of certain counterparties has been questioned and/or downgraded. The Fund will be subject to credit risk with respect to the counterparties to the credit default swap contract (whether a clearing corporation in the case of a cleared credit default swap or another third party in the case of an uncleared credit default swap). If a counterparty’s credit becomes significantly impaired, multiple requests for collateral posting in a short period of time could increase the risk that the Fund may not receive adequate collateral.

Counterparty Risk

The Fund is exposed to the risk that third parties that may owe the Fund, or its issuers, money, securities or other assets will not perform their obligations. These parties include trading counterparties, clearing agents, exchanges, clearing houses, custodians, prime brokers, administrators and other intermediaries. These parties may default on their obligations to the Fund or its issuers, due to bankruptcy, lack of liquidity, operational failure or other reasons. This risk may arise, for example, from entering into swap or other derivative contracts under which counterparties have long-term obligations to make payments to the Fund or its issuers, or executing securities, futures, currency or commodity trades that fail to settle at the required time due to non-delivery by the counterparty or systems failure by clearing agents, exchanges, clearing houses or other intermediaries. Also, any practice of rehypothecation of securities of the Fund or its issuers held by counterparties could result in the loss of such securities upon the bankruptcy, insolvency or failure of such counterparties. In addition, any of the Fund’s cash held with a prime broker, custodian or counterparty may not be segregated from the prime broker’s, custodian’s or counterparty’s own cash, and the Fund therefore may rank as an unsecured creditor in relation thereto. The inability to recover the Fund’s assets could have a material impact on the performance of the Fund. The consolidation and elimination of counterparties resulting from the disruption in the financial markets and the costs associated with regulatory compliance has generally increased the concentration of counterparty risk and has decreased the number of potential counterparties.

Equity Securities and Related Market Risk

Subject to the Fund’s investment policies, the Fund may hold common stocks and other equity securities from time to time, including without limitation those it has received through the conversion of a convertible security held by the Fund or in connection with the restructuring of a debt security. The market price of common stocks and other equity securities may go up or down, sometimes rapidly or unpredictably. Equity securities may decline in value due to factors affecting equity securities markets generally, particular industries represented in those markets, or the issuer itself. See “Risk Factors —Issuer Risk.” The values of equity securities may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. They may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. Equity securities generally have greater price volatility than bonds and other debt securities.

Preferred Securities Risk

In addition to equity securities risk (see “Risk Factors—Equity Securities and Related Market Risk”), credit risk (see “Risk Factors—Credit Risk”) and possibly high yield securities risk (see “Risk Factors—High Yield Securities Risk”), investment in preferred securities involves certain other risks. Certain preferred securities contain provisions that allow an issuer under certain conditions to skip or defer distributions. If the Fund owns a preferred security that is deferring its distribution, the Fund may be required to include the amount of the deferred distribution in its taxable income for tax purposes despite the fact that it does not currently receive such amount. In order to receive the special treatment accorded to RICs and their stockholders under the Code and to avoid U.S. federal income and/or excise taxes at the Fund level, the Fund may be required to distribute this income to stockholders in the tax year in which the income is recognized (without a corresponding receipt of cash). Therefore, the Fund may be required to pay out as an income distribution in any such tax year an amount greater than the total amount of cash income the Fund actually received, and to sell portfolio securities, including at potentially disadvantageous times or prices, to obtain cash needed for these income distributions. Preferred securities often are subject to legal provisions that allow for redemption in the event of certain tax or legal changes or at the issuer’s call. In the event of redemption, the Fund may not be able to reinvest the proceeds at comparable rates of return. Preferred securities are subordinated to bonds and other debt securities in an issuer’s capital structure in terms of priority for corporate income and liquidation payments, and therefore will be subject to greater credit risk than those debt securities. Preferred securities may trade less frequently and in a more limited volume and may be subject to more abrupt or erratic price movements than many other securities, such as common stocks, corporate debt securities and U.S. Government Securities.

Short Sale Risk

The Fund may use short sales for investment and risk management purposes, including when the Adviser anticipates that the market price of securities will decline or will underperform relative to other securities held in the Fund’s portfolio. Short sales are transactions in which the Fund sells a security or other instrument (such as an option, forward, futures or other derivative contract) that it does not own. Short exposure with respect to securities or market segments may also be achieved through the use of derivative instruments, such as futures or swaps on indices or on individual securities. When the Fund engages in a short sale on a security or other instrument, it must, to the extent required by law, borrow the security or other instrument sold short and deliver it to the counterparty. The Fund will ordinarily have to pay a fee or premium to borrow particular securities and be obligated to repay the lender of the security any dividends or interest that accrue on the security during the period of the loan. The amount of any gain from a short sale will be decreased, and the amount of any loss increased, by the amount of the premium, dividends, interest or expenses the Fund pays in connection with the short sale. Short sales expose the Fund to the risk that it will be required to cover its short position at a time when the securities have appreciated in value, thus resulting in a loss to the Fund. The Fund may, to the extent permitted by law, engage in short sales where it does not own or have the right to acquire the security (or basket of securities) sold short at no additional cost. The Fund’s loss on a short sale could theoretically be unlimited in a case in which the Fund is unable, for whatever reason, to close out its short position. The use by the Fund of short sales in combination with long positions in its portfolio in an attempt to improve performance may not be successful and may result in greater losses or lower positive returns than if the Fund held only long positions. It is possible that the Fund’s long positions will decline in value at the same time that the value of the securities underlying its short positions increase, thereby increasing potential losses to the Fund. In addition, the Fund’s short selling strategies may limit its ability to fully benefit from increases in the relevant securities markets. Short selling also involves a form of financial leverage that may exaggerate any losses realized by the Fund. See “Risk Factors—Leverage Risk.” Also, there is the risk that the counterparty to a short sale may fail to honor its contractual terms, causing a loss to the Fund. See “Risk Factors—Counterparty Risk.” To the extent the Fund seeks to obtain some or all of its short exposure by using derivative instruments instead of engaging directly in short sales on individual securities, it will be subject to many of the foregoing risks, as well as to those described under “Risk Factors—Derivatives Risk.”

Other Investment Companies Risk

The Fund may invest in securities of other pooled investment vehicles (including those advised by the Adviser or its affiliates), including mutual funds, money market funds, closed-end funds, BDCs, ETFs, and other Underlying Funds. With respect to listed closed-end funds and ETFs, the market value of their shares may differ from the NAV of the particular fund. To the extent the Fund invests a portion of its assets in a pooled investment vehicle, those assets will be subject to the risks of the purchased fund’s portfolio securities. In addition, if the Fund invests in such investment companies or investment funds, the Fund’s stockholders will bear not only their proportionate share of the expenses of the Fund, but also will indirectly bear similar expenses of the underlying investment company. The securities of these pooled investment vehicles may also be leveraged and will therefore be subject to the same leverage risks described herein. The securities of certain Underlying Funds or BDCs in which the Fund invests or plans to invest may be illiquid. Subscriptions to purchase the securities of such Underlying Funds or BDCs are typically subject to restrictions or delays. There is no regular market for interests in many Underlying Funds or BDCs or portfolio companies, which typically must be sold in privately negotiated transactions. Any such sales would likely require the consent of the manager of the applicable Underlying Funds or BDCs or the board of the portfolio company, and could occur at a discount to the stated NAV. If the Adviser determines to cause the Fund to sell its interest in such Underlying Funds or BDCs, the Fund may be unable to sell such interest quickly, if at all, and could therefore be obligated to continue to hold such interest for an extended period of time, or to accept a lower price for a quick sale.

Some Underlying Funds may impose restrictions on when an investor may withdraw its investment or limit the amounts an investor may withdraw. To the extent that the Adviser seeks to reduce or sell out of its investment at a time or in an amount that is prohibited, the Fund may not have the liquidity necessary to participate in other investment opportunities or may need to sell other investments that it may not have otherwise sold.

Private Funds Risk

The Private Funds in which the Fund invests will not be subject to the 1940 Act, nor will they be publicly traded. As a result, the Fund’s investments in the Private Funds will not be subject to the protections afforded to shareholders under the 1940 Act. These protections include, among others, certain corporate governance standards, such as the requirement of having a certain percentage of the directors serving on a board as independent directors, statutory protections against self-dealing by the Managers, and leverage limitations, and investment restrictions. Further, the Fund’s investments in Private Funds may be subject to heightened valuation, safekeeping, liquidity, and regulatory risks.

The Private Funds are not subject to the same investment limitations as the Fund and may have different and contrary investment limitations and other policies. Unlike registered investment companies, the Private Funds currently are not obligated by regulations or law to disclose publicly the contents of their portfolios. As such, the Fund has limited visibility into the underlying investments of the Private Funds, and is dependent on information provided by the Managers. This lack of transparency may make it difficult for the Adviser to monitor the sources of the Fund’s income and the allocation of its assets, and otherwise comply with regulations applicable to the Fund, may result in style drift, and ultimately may limit the universe of Private Funds in which the Fund can invest.

The Manager of a Private Fund may draw down on the Fund’s capital commitment all at once or in a series of capital calls. The portion of the Fund’s commitment to a Private Fund that has not been called is referred to as an “unfunded commitment.” The

Fund may have a contractual obligation to provide capital to meet its unfunded commitment when the Manager draws upon the commitment. At the time the Fund enters into an unfunded commitment, it must have a reasonable belief that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as they come due. Under certain circumstances, this requirement could reduce the Fund’s flexibility to make investments in Private Funds and the Fund may be required to hold a substantial amount of its assets in money market securities, cash or cash equivalents, possibly for prolong periods of time; liquidate portfolio securities at an inopportune time; or borrow under a line of credit. This could make it difficult or impossible to take or liquidate a position in a particular security at a price consistent with the Adviser’s strategy.

The Fund may also be required to indemnify certain of the Private Funds from any liability, damage, cost or expense arising out of breaches of representations and warranties included in the Private Fund’s subscription documents and certain acts or omissions relating to the offer or sale of the Fund’s Shares. In addition, Private Funds may have indemnification obligations to the respective service providers they employ, which may result in increases to the fees and expenses for such Private Funds.

Prohibitions contained in the 1940 Act on certain transactions between a registered investment company and its affiliated persons, or affiliated persons of those affiliated persons, restrict the Fund from investing in Private Funds sponsored or managed by the Adviser or its affiliates. In general, the Fund seeks to limit its investment in any one Private Fund to less than 25% of the Fund’s assets. The Fund may invest substantially all of its assets in non-voting securities of Private Funds. To the extent the Fund holds non-voting securities of, or contractually foregoes the right to vote in respect of, a Private Fund (which it intends to do in order to avoid being considered an affiliated person of a Private Fund within the meaning of the 1940 Act), it will not be able to vote to the full extent of its economic interest on matters that require the approval of the investors of the Private Fund, including a matter that could adversely affect the Fund’s investment, such as changes to the Private Fund’s investment objective or policies or the termination of the Private Fund. Notwithstanding these waivers and limitations, the Fund may nevertheless be considered, under certain circumstances, to be an affiliate of a Private Fund. As such, the Fund might be subject to limitations imposed by the 1940 Act on purchasing more interests in, or redeeming its interests from, such Private Fund, even if the additional investment or redemption would be beneficial to the Fund.

By investing in the Private Funds indirectly through the Fund, a shareholder bears two layers of asset-based fees and expenses – at the Fund level and the Private Fund level – in addition to indirectly bearing any performance fees charged by a Private Fund. Performance fees may create an incentive for a Manager to make investments that are riskier or more speculative than those it might have made in the absence of a performance fee, which may result in losses. In the aggregate, these fees might exceed the fees that would typically be incurred by a direct investment with a single Private Fund. Additionally, a Private Fund may receive performance fees even if other Private Funds, or the overall performance of the Fund, is negative.

The Fund’s investments in Private Funds are priced according to their fair value, as determined in good faith by the Adviser. These valuations are based on estimates, which may prove to be inaccurate; these valuations are used to calculate fees payable to the Adviser and the net asset value of the Fund’s shares. Investors who purchase or redeem Fund shares on days when the Fund is holding fair-valued investments may receive fewer or more shares or lower or higher redemption proceeds than they would have received if readily available market values were available for all of the Fund’s investments.

Investment in Private Funds carries the risk of loss due to Private Funds’ fraud, intentional or inadvertent deviations from a predefined investment strategy (including excessive concentration, directional investing outside of predefined ranges, excessive leverage or new capital markets), or poor judgment. During the lifetime of the Fund, there could be material changes in one or more Private Funds, including changes in control and mergers. The effect of such changes on a Private Fund cannot be predicted but could be material and adverse. Given the limited liquidity of the Private Funds, the Fund may not be able to alter its portfolio allocation in sufficient time to respond to any such changes, resulting in substantial losses from risks of Private Funds.

Private Funds classified as partnerships for U.S. federal income tax purposes may generate income allocable to the Fund that is not qualifying income for purposes of the 90% gross income requirement applicable to RICs. In order to meet the 90% gross income requirement, the Fund may structure its investments in a way potentially increasing the taxes imposed thereon or in respect thereof. For more information, see “Certain U.S. Federal Income Tax Matters — Taxation of the Fund” in the SAI.

Private Placements Risk

A private placement involves the sale of securities that have not been registered under the Securities Act, or relevant provisions of applicable non-U.S. law, to certain institutional and qualified individual purchasers, such as the Fund. In addition to the general risks to which all securities are subject, securities received in a private placement generally are subject to strict restrictions on resale, and there may be no liquid secondary market or ready purchaser for such securities, and a liquid secondary market may never develop. See “Risk Factors—Liquidity Risk.” Therefore, the Fund may be unable to dispose of such securities when it desires to do so, or at the most favorable time or price. Private placements may also raise valuation risks. See “Risk Factors—Valuation Risk.”

Inflation/Deflation Risk

Inflation risk is the risk that the value of assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of payments at future dates. As inflation increases, the real value of the Fund’s portfolio could decline. In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to Stockholders. Deflation risk is the risk that prices throughout the economy decline over time. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio and Common Stock.

Risk of Regulatory Changes

Legal, tax and regulatory changes could occur and may adversely affect the Fund and its ability to pursue its investment strategies and/or increase the costs of implementing such strategies. New (or revised) laws or regulations may be imposed by the CFTC, the SEC, the IRS, the U.S. Federal Reserve or other banking regulators, other governmental regulatory authorities or self-regulatory organizations that supervise the financial markets that could adversely affect the Fund. In particular, these agencies have implemented or are in the process of implementing a variety of rules pursuant to financial reform legislation in the United States. The European Union, United Kingdom (and other jurisdictions) have implemented or are in the process of implementing similar requirements. The Fund also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental regulatory authorities or self-regulatory organizations.

In addition, the securities and derivatives markets are subject to comprehensive statutes, regulations and margin requirements. The CFTC, the SEC, the Federal Deposit Insurance Corporation, other regulators and self-regulatory organizations and exchanges are authorized under these statutes, regulations and otherwise to take extraordinary actions in the event of market emergencies.

Current rules related to asset backed securities may increase the cost to originators, securitizers and, in certain cases, asset managers of securitization vehicles in which the Fund may invest. The impact of the risk retention rules on the securitization markets is uncertain. These requirements may increase the costs to originators, securitizers, and, in certain cases, collateral managers of securitization vehicles in which the Fund may invest, which costs could be passed along to such Fund as an investor in such vehicles.

Regulatory Risk - London Interbank Offered Rate (“LIBOR”) Transition & Reference Benchmark Risk

LIBOR had been used extensively in the U.S. and globally as a “benchmark” or “reference rate” for various commercial and financial contracts, including corporate and municipal bonds, bank loans, asset-backed and mortgage-related securities, interest rate swaps and other derivatives. Instruments in which the Fund may have historically paid interest at floating rates based on LIBOR or may have been subject to interest caps or floors based on LIBOR. The Fund and issuers of instruments in which the relevant fund invests may have also historically obtained financing at floating rates based on LIBOR. In connection with the global transition away from LIBOR led by regulators and market participants as a result of benchmark reforms, LIBOR was last published on a representative basis at the end of June 2023. Alternative reference rates to LIBOR have been established in most major currencies and markets in these new rates are continuing to develop (e.g., SOFR) for USD-LIBOR). While the transition from LIBOR has gone relatively smoothly, residual risks associated with the transition may remain that may impact markets or particular investments and, as such, the full impact of the transition on the Fund or the financial instruments in which the Fund invests cannot yet be fully determined.

SOFR is intended to be a broad measure of the cost of borrowing funds overnight in transactions that are collateralized by U.S. Treasury securities. SOFR is calculated based on transaction-level repo data collected from various sources. For each trading day, SOFR is calculated as a volume-weighted median rate derived from such data. SOFR is calculated and published by the Federal Reserve Bank of New York (“FRBNY”). If data from a given source required by the FRBNY to calculate SOFR is unavailable for any day, then the most recently available data for that segment will be used, with certain adjustments. If errors are discovered in the transaction data or the calculations underlying SOFR after its initial publication on a given day, SOFR may be republished at a later time that day. Rate revisions will be effected only on the day of initial publication and will be republished only if the change in the rate exceeds one basis point.

Because SOFR is a financing rate based on overnight secured funding transactions, it differs fundamentally from LIBOR. LIBOR is intended to be an unsecured rate that represents interbank funding costs for different short-term maturities or tenors. It is a forward-looking rate reflecting expectations regarding interest rates for the applicable tenor. Thus, LIBOR is intended to be sensitive, in certain respects, to bank credit risk and to term interest rate risk. In contrast, SOFR is a secured overnight rate reflecting the credit of U.S. Treasury securities as collateral. Thus, it is largely insensitive to credit-risk considerations and to short-term interest rate risks. SOFR is a transaction-based rate, and it has been more volatile than other benchmark or market rates, such as three-month LIBOR, during certain periods. For these reasons, among others, there is no assurance that SOFR, or rates derived from SOFR, will perform in the same or similar way as LIBOR would have performed at any time, and there is no assurance that SOFR-based rates will be a suitable substitute for LIBOR. SOFR has a relatively limited history, having been first published in April 2018. The future performance of SOFR, and SOFR-based reference rates, cannot be predicted based on SOFR’s history or otherwise. Levels of SOFR in the future may bear little or no relation to historical levels of SOFR, LIBOR or other rates. There can also be no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of the Fund.

In addition, interest rates or other types of rates and indices which are classed as “benchmarks” have been the subject of ongoing national and international regulatory reform, including under the European Union (“EU”) regulation on indices used as benchmarks in financial instruments and financial contracts (known as the “Benchmarks Regulation”). The Benchmarks Regulation has been enacted into United Kingdom (“UK”) law by virtue of the EU (Withdrawal) Act 2018 (as amended), subject to amendments made by the Benchmarks (Amendment and Transitional Provision) (EU Exit) Regulations 2019 (SI 2019/657) and other statutory instruments. Following the implementation of these reforms, the manner of administration of benchmarks has changed and may further change in the future, with the result that relevant benchmarks may perform differently than in the past, the use of benchmarks that are not compliant with the new standards by certain supervised entities may be restricted, and certain benchmarks may be eliminated entirely. Such changes could cause increased market volatility and disruptions in liquidity for instruments that rely on or are impacted by such benchmarks. Additionally, there could be other consequences which cannot be predicted.

Regulatory Risk—Commodity Pool Operator

The CFTC has adopted regulations that subject registered investment companies and their investment advisers to regulation by the CFTC if the registered investment company invests more than a prescribed level of its liquidation value in futures, options on futures or commodities, swaps, or other financial instruments regulated under the Commodity Exchange Act (“CEA”) and the rules thereunder (“commodity interests”), or if the Fund markets itself as providing investment exposure to such instruments. The Adviser is registered as a “commodity pool operator” (“CPO”) under the CEA, however, with respect to the Fund, the Adviser has claimed an exclusion from registration as a CPO pursuant to CFTC Rule 4.5. For the Adviser to remain eligible for this exclusion, the Fund must comply with certain limitations, including limits on its ability to use any commodity interests and limits on the manner in which the Fund holds out its use of such commodity interests. These limitations may restrict the Fund’s ability to pursue its investment objective and strategies, increase the costs of implementing its strategies, result in higher expenses for the Fund, and/or adversely affect the Fund’s total return. Further, in the event the Adviser becomes unable to rely on the exclusion in CFTC Rule 4.5 with respect to the Fund and is required to register as a CPO with respect to the Fund, the Adviser will be subject to additional regulation and its expenses may increase.

Liquidity Risk

The Fund may invest in securities of any market capitalization and may be exposed to liquidity risk when trading volume, lack of a market maker, or legal restrictions impair the Fund’s ability to sell particular securities or close derivative positions at an advantageous price or in a timely manner. In the event certain securities experience limited trading volumes, the prices of such securities may display abrupt or erratic movements at times. In addition, it may be more difficult for the Fund to buy and sell significant amounts of such securities without an unfavorable impact on prevailing market prices. The Fund may purchase securities eligible for resale under Rule 144A under the Securities Act. An insufficient number of qualified institutional buyers interested in purchasing Rule 144A-eligible securities held by the Fund, could affect adversely the marketability of certain Rule 144A securities, and the Fund might be unable to dispose of such securities promptly or at reasonable prices. To the extent that liquid Rule 144A securities held by the Fund become illiquid, due to the lack of sufficient qualified institutional buyers or market or other conditions, the assets invested in illiquid assets would increase and the fair value of such investments may become not readily determinable. In addition, if for any reason the Fund is required to liquidate all or a portion of a portfolio quickly, such portfolio may realize significantly less than the fair value at which it previously recorded these investments. The sale of restricted and illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over the counter markets. Restricted securities may sell at prices that are lower than similar securities that are not subject to restrictions on resale. The market prices, if any, for such illiquid investments tend to be volatile and may not be readily ascertainable and the Fund may not be able to sell them when it desires to do so or to realize what it perceives to be their fair value in the event of a sale. Because of valuation uncertainty, the fair values of such illiquid investments reflected in the NAV of the Fund attributable to such investment may not necessarily reflect the prices that would actually be obtained by the Fund when such investments are realized. If the realization occurs at a price that is significantly lower than the NAV attributable to such investment, the Fund will suffer a loss. Moreover, securities in which the Fund may invest include those that are not listed on a stock exchange or traded in an over-the-counter market. As a result of the absence of a public trading market for these securities, they may be less liquid than publicly traded securities. The size of the Fund’s position may magnify the effect of a decrease in market liquidity for such instruments. Changes in overall market leverage, deleveraging as a consequence of a decision by the counterparties with which the Fund enters into repurchase/reverse repurchase agreements or derivative transactions to reduce the level of leverage available, or the liquidation by other market participants of the same or similar positions, may also adversely affect the Fund’s portfolio.

In addition, the Fund’s interests in the Private Funds will likely be subject to substantial restrictions on transfer. The Fund may liquidate an interest and withdraw from a Private Fund pursuant to limited withdrawal rights. Some Private Funds may subject the Fund to a lockup period or otherwise suspend the repurchase rights of their shareholders, including the Fund, from time to time. Further, Private Fund managers may impose transfer restrictions on the Fund’s interests. There may be no secondary market for the Fund’s interests in the Private Funds. The illiquidity of these interests may adversely affect the Fund were it to have to sell interests at an inopportune time. Overall, the types of restrictions on investments by the Private Funds affect the Fund’s ability to invest in, hold, vote the shares of, or sell the Private Funds. Furthermore, the Fund, upon its withdrawal of all or a portion of its interest in a Private Fund, may receive an in-kind distribution of securities that are illiquid or difficult to value and difficult to dispose of. The Adviser may also invest directly in other private securities that they may not be able to sell at the Fund’s current carrying value for the securities.

Tax Risk

The Fund has elected to be treated as a RIC under the Code and intends each year to qualify and be eligible to be treated as such, so that it generally will not be subject to U.S. federal income tax on its net investment income or net short-term or long-term capital gains, that are distributed (or deemed distributed, as described below) to stockholders. In order to qualify for such treatment, the Fund must meet certain asset diversification and distribution tests and at least 90% of its gross income for such year must consist of certain types of qualifying income. Foreign currency gains will generally be treated as qualifying income for purposes of the 90% gross income requirement. However, the U.S. Treasury Department has authority to issue regulations in the future that could treat some or all of the Fund’s foreign currency gains as non-qualifying income, potentially jeopardizing the Fund’s status as a RIC for all years to which the regulations are applicable. Income derived from some commodity-linked derivatives is not qualifying income, and the treatment of income from some other commodity-linked derivatives is uncertain, for purposes of the 90% gross income test. As a result of certain of the Fund’s investments, the Fund may be required to pay out as an income distribution each year an amount which is greater than the total amount of cash interest the Fund actually received in order to satisfy annual distribution requirements. Such distributions may be made from the cash assets of the Fund or, if necessary, by disposition of portfolio securities including at a time when it may not be advantageous to do so. If for any taxable year the Fund were to fail to meet the income, distribution or diversification test described above, the Fund could in some cases cure such failure, including by paying a fund-level tax and, in the case of a diversification test failure, disposing of certain assets.

If, in any year, the Fund were to fail to qualify for treatment as a RIC under the Code, and were ineligible to or did not otherwise cure such failure, the Fund would be subject to tax on its taxable income at regular corporate rates and, when such income is distributed, stockholders would be subject to a further tax to the extent of the Fund’s current or accumulated earnings and profits.

Government Intervention in Financial Markets Risk

Global economies and financial markets are increasingly interconnected, which increases the possibility that conditions in one country or region may adversely affect companies in a different country or region. In the past, instability in the financial markets has led governments and regulators around the world to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. Governments, their regulatory agencies, or self-regulatory organizations may take actions that affect the regulation of the instruments in which the Fund invests, or the issuers of such instruments, in ways that are unforeseeable. Legislation or regulation may also change the way in which the Fund itself is regulated. Such legislation or regulation could limit or preclude the Fund’s ability to achieve its investment objective.

Governments or their agencies may also acquire distressed assets from financial institutions and acquire ownership interests in those institutions. The implications of government ownership and disposition of these assets are unclear, and such a program may have positive or negative effects on the liquidity, valuation and performance of the Fund’s portfolio holdings. Furthermore, volatile financial markets can expose the Fund to greater market and liquidity risk and potential difficulty in valuing portfolio instruments held by the Fund.

The SEC and its staff have been engaged in various initiatives and reviews that seek to improve and modernize the regulatory structure governing investment companies. These efforts have been focused on risk identification and controls in various areas, including imbedded leverage through the use of derivatives and other trading practices, cybersecurity, liquidity, enhanced regulatory and public reporting requirements and the evaluation of systemic risks. Any new rules, guidance or regulatory initiatives resulting from these efforts could increase the Fund’s expenses and impact its returns to stockholders or, in the extreme case, impact or limit its use of various portfolio management strategies or techniques and adversely impact the Fund.

Changes in the regulation of investment companies, securities markets or Private Funds may adversely affect the value of investments held by the Fund and the ability of the Fund to pursue successfully its investment strategy. The effect of any future regulatory change on the Fund could be substantial and adverse.

Market Disruption Risk

The U.S. capital markets have experienced extreme volatility and disruption following the spread of COVID-19 in the United States and the conflict between Russia and Ukraine. Disruptions in the capital markets have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. These and future market disruptions and/or illiquidity would be expected to have an adverse effect on the Fund’s business, financial condition, results of operations and cash flows. Unfavorable economic conditions also would be expected to increase the Fund’s funding costs, limit the Fund’s access to the capital markets or result in a decision by lenders not to extend credit to the Fund. During periods of market disruption, portfolio companies may be more likely to seek to draw on unfunded commitments the Fund has made, and the risk of being unable to fund such commitments is heightened during such periods. These events have limited and could continue to limit the Fund’s investment originations, limit the Fund’s ability to grow and have a material negative impact on the Fund’s operating results and the fair values of the Fund’s debt and equity investments.

U.S. and global markets recently have experienced increased volatility, including as a result of the recent failures of certain U.S. and non-U.S. banks, which could be harmful to the Fund and issuer in it invests. For example, if a bank in which the Fund or issuer has an account fails, any cash or other assets in bank accounts may be temporarily inaccessible or permanently lost by the Fund or issuer. If a bank that provides a subscription line credit facility, asset-based facility, other credit facility and/or other services to the Fund or an issuer fails, the Fund or the issuer could be unable to draw funds under its credit facilities or obtain replacement credit facilities or other services from other lending institutions with similar terms. Even if banks used by the Fund and issuers in which the Fund invests remain solvent, continued volatility in the banking sector could cause or intensify an economic recession, increase the costs of banking services or result in the issuers being unable to obtain or refinance indebtedness at all or on as favorable terms as could otherwise have been obtained. Conditions in the banking sector are evolving, and the scope of any potential impacts to the Fund and issuers, both from market conditions and also potential legislative or regulatory responses, are uncertain. Continued market volatility and uncertainty and/or a downturn in market and economic and financial conditions, as a result of developments in the banking industry or otherwise (including as a result of delayed access to cash or credit facilities), could have an adverse impact on the Fund and issuers in which it invests.

Cybersecurity Risks

Cybersecurity incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The Adviser faces various security threats on a regular basis, including ongoing cyber security threats to and attacks on its information technology infrastructure that are intended to gain access to its proprietary information, destroy data or disable, degrade or sabotage its systems. These security threats could originate from a wide variety of sources, including unknown third parties outside of the Adviser. There can be no assurance that the various procedures and controls utilized by the Adviser to mitigate threats from cyber incidents will be sufficient to prevent disruptions to its systems.

The Adviser’s and issuers’ information and technology systems may be vulnerable to damage or interruption from computer viruses, underlying network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals, power outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes.

In addition, the Fund will heavily rely on the Adviser’s and third parties’ financial, accounting, information and other data processing systems. Any failure or interruption of those systems, including as a result of the termination of an agreement with any third- party service providers, could cause delays or other problems in its activities. If any of these systems do not operate properly or are disabled for any reason or if there is any unauthorized disclosure of data, whether as a result of tampering, a breach of its network security systems, a cyber-incident or attack or otherwise, the Fund and/or the Adviser could suffer substantial financial loss, increased costs, a disruption of its businesses, liability to its investors, regulatory intervention or reputational damage. In addition, the Adviser operates in a business that is highly dependent on information systems and technology. The information systems and technology that the Adviser relies on may not continue to be able to accommodate its growth, and the cost of maintaining such systems may increase from its current level. Such a failure to accommodate growth, or an increase in costs related to such information systems, could have a material adverse effect on the Fund and/or the Adviser.

A cybersecurity incident could have numerous material adverse effects, including on the operations, liquidity and financial condition of the Fund. Cyber threats and/or incidents could cause financial costs from the theft of Fund assets (including proprietary information and intellectual property) as well as numerous unforeseen costs including, but not limited to: litigation costs, preventative and protective costs, remediation costs and costs associated with reputational damage, any one of which, could be materially adverse to the Fund. There can be no guarantee that the Fund will be able to prevent or mitigate such incidents. If systems and measures to manage risks relating to these types of events, are compromised, become inoperable for extended periods of time or cease to function properly, the Adviser, the Fund and/or an issuer may have to make a significant investment to fix or replace them. The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in the Adviser’s, the Fund’s and/or an issuer’s operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to investors (and the beneficial owners of investors).

In addition, the Fund or the Adviser may not be in a position to verify the risks or reliability of third parties with which the Fund’s and the Adviser’s operations interface with and/or depend on third parties, including the Fund’s administrator and other service providers. The Fund may suffer adverse consequences from actions, errors or failure to act by such third parties, and will have obligations, including indemnity obligations, and limited recourse against them.

Potential Conflicts of Interest Risk—Allocation of Investment Opportunities

The Fund’s executive officers and directors, and the employees of the Adviser, serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Fund or of other TCW-advised funds (“Other Managed Funds”). As a result, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of the Fund or its stockholders. Moreover, notwithstanding the difference in principal investment objectives between the Fund and the Other Managed Funds, such other funds, including potential new pooled investment vehicles or managed accounts not yet established (whether managed or sponsored by affiliates or the Adviser), have, and may from time to time have, overlapping investment objectives with the Fund and, accordingly, invest in, whether principally or secondarily, asset classes similar to those targeted by the Fund. To the extent the Other Managed Funds have overlapping investment objectives, the scope of opportunities otherwise available to the Fund may be adversely affected and/or reduced. Additionally, certain employees of the Adviser and its management may face conflicts in their time management and commitments as well as in the allocation of investment opportunities to Other Managed Funds.

The results of the Fund’s investment activities may differ significantly from the results achieved by the Other Managed Funds. It is possible that one or more of such funds will achieve investment results that are substantially more or less favorable than the results achieved by the Fund. Moreover, it is possible that the Fund will sustain losses during periods in which one or more affiliates achieve significant profits on their trading for proprietary or other accounts. The opposite result is also possible. The investment activities of one or more Adviser affiliates for their proprietary accounts and accounts under their management may also limit the investment opportunities for the Fund in certain markets.

The Adviser may determine that the Fund should invest on a side-by-side basis with one or more Other Managed Funds. In certain circumstances, negotiated co-investments may be made only in accordance with the terms of the exemptive order TCW has received from the SEC (the “Order”). Co-investments made under the Order are subject to compliance with the conditions and other requirements contained in the Order, which could limit the Fund’s ability to participate in a co-investment transaction. Pursuant to the Order, the Board may establish Board criteria clearly defining co-investment opportunities in which the Fund will have the opportunity to participate with one or more public or private funds managed by TCW that target similar assets. If an investment falls within the Board criteria and is otherwise consistent within the Fund’s then-current investment objectives and strategies, TCW must present the investment opportunity to the Adviser to consider the investment opportunity for participation by the Fund. The Fund may determine to participate or not to participate, depending on whether the Adviser determines that the investment is appropriate for the Fund (e.g., based on investment strategy, portfolio construction or other considerations). The co-investment would generally be allocated to us and the other funds that target similar assets pro rata based on available capital for the particular investment. If the Adviser determines that such investment is not appropriate for the Fund, the investment will not be allocated to the Fund, but the Adviser will be required to report such investment and the rationale for its determination for us to not participate in the investment to the Board at the next quarterly board meeting.

In the event investment opportunities are allocated among the Fund and Other Managed Funds, the Fund may not be able to structure its investment portfolio in the manner desired. Although the Advisers endeavor to allocate investment opportunities in a fair and equitable manner, the Fund is not generally permitted to co-invest in any portfolio company in which a fund managed by TCW or any of its downstream affiliates (other than the Fund and its downstream affiliates) currently has an investment. However, the Fund may co-invest with funds managed by TCW or any of its downstream affiliates, subject to compliance with existing regulatory guidance, applicable regulations and its allocation procedures.

Repurchase Agreements Risk

The Fund may enter into repurchase agreements, in which the Fund purchases a security from a bank or broker-dealer, which agrees to repurchase the security at the Fund’s cost plus interest within a specified time. If the party agreeing to repurchase should default, the Fund will seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Repurchase agreements maturing in more than seven days and which may not be terminated within seven days at approximately the amount at which the Fund has valued the agreements are considered illiquid investments. These events could also trigger adverse tax consequences for the Fund.

Prepayment Risk

Prepayment risk relates to the early repayment of principal on a loan or debt security. Loans are generally callable at any time, and certain loans may be callable at any time at no premium to par. The Adviser is generally unable to predict the rate and frequency of such repayments. Whether a loan is called will depend both on the continued positive performance of the issuer and the existence of favorable financing market conditions that allow such issuer the ability to replace existing financing with less expensive capital. As market conditions change frequently, the Adviser will often be unable to predict when, and if, this may be possible for each of the Fund’s issuers. Having the loan or other debt instrument called early may have the effect of reducing the Fund’s actual investment income below its expected investment income if the capital returned cannot be invested in transactions with equal or greater yields.

Credit Spread Risk

Credit spread risk is the risk that credit spreads (i.e., the difference in yield between securities that is due to differences in their credit quality) may increase when the market expects below- investment-grade bonds to default more frequently. Widening credit spreads may quickly reduce the market values of below-investment-grade and unrated securities. In recent years, the U.S. capital markets experienced extreme volatility and disruption following the spread of COVID-19, the conflict between Russia and Ukraine and other economic disruptions, which increased the spread between yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. Central banks and governments played a key role in reintroducing liquidity to parts of the capital markets. Future exits of these financial institutions from the market may reintroduce temporary illiquidity. These and future market disruptions and/or illiquidity would be expected to have an adverse effect on the Fund’s business, financial condition, results of operations and cash flows. The Adviser tends to focus on credit swap risk at a portfolio level, to seek to ensure any potential return volatility is within an acceptable level.

Industry and Sector Risk

Although the Fund does not employ an industry or sector focus, the percentage of the Fund’s assets invested in specific industries or sectors will increase from time to time based on the portfolio management team’s perception of investment opportunities. The Fund may be overweight in certain industries and sectors at various times relative to its benchmark index. If the Fund invests a significant portion of its assets in a particular industry or sector, the Fund is subject to the risk that companies in the same industry or sector are likely to react similarly to legislative or regulatory changes, adverse market conditions, increased competition, or other factors generally affecting that market segment. In such cases, the Fund would be exposed to an increased risk that the value of its overall portfolio will decrease because of events that disproportionately affect certain industries and/or sectors. The industries and sectors in which the Fund may be overweighted will vary. Furthermore, investments in particular industries or sectors may be more volatile than the broader market as a whole, and the Fund’s investments in these industries and sectors may be disproportionately susceptible to losses even if not overweighted.

Risks Factors from Holdings in Underlying Funds

In addition to the Risk Factors described above, the Fund may be subject to the following Risk Factors through its investments in the Underlying Funds:

Private Credit Risk

The Fund intends to obtain exposure to select less liquid or illiquid private credit investments, generally involving corporate borrowers, including through investments in pooled investment vehicles, including vehicles managed by an Underlying Fund’s investment adviser. Typically, private credit investments are not traded in public markets and are illiquid, such that an Underlying Fund may not be able to resell some of its holdings for extended periods, which may be several years, or at the price at which the Underlying Fund is valuing its investments. An Underlying Fund may, from time to time or over time, focus its private credit investments in a particular industry or sector or select industries or sectors. Investment performance of such industries or sectors may thus at times have an out-sized impact on the performance of an Underlying Fund or the Fund. Additionally, private credit investments can range in credit quality depending on security-specific factors, including total leverage, amount of leverage senior to the security in question, variability in the issuer’s cash flows, the size of the issuer, the quality of assets securing debt and the degree to which such assets cover the subject company’s debt obligations. The issuers of an Underlying Fund’s private credit investment will often be leveraged, as a result of recapitalization transactions, and may not be rated by national credit rating agencies.

Business Development Company Risk

The Fund may invest in BDCs, which typically operate to invest in, or lend capital to, early stage-to-mature private companies as well as small public companies. BDCs are regulated under the 1940 Act and are generally taxed as regulated investment companies under the Code. BDCs realize operating income when their investments are sold off or as income is received in connection with lending, and therefore maintain complex organizational, operational, tax and compliance requirements. For tax purposes, BDCs generally intend to qualify for taxation as regulated investment companies. To so qualify, BDCs must satisfy certain asset diversification and source of income tests and must generally distribute at least 90% of their taxable earnings as dividends. Under the 1940 Act, BDCs are also required to invest at least 70% of their total assets primarily in securities of private companies or thinly traded U.S. public companies, cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less. Generally, little public information exists for private and thinly traded companies in which a BDC may invest, and therefore there is a risk that investors may not be able to make a fully informed decision. In addition, investments made by BDCs are typically illiquid and may be difficult to value. A BDC may only incur indebtedness in amounts such that the BDC’s asset coverage, subject to certain conditions, equals at least 150% after such incurrence. These limitations on asset mix and leverage may inhibit the way that the BDC raises capital.

Risks Related to Investments in Loans

An Underlying Fund may invest in loans, either through primary issuances or in secondary transactions, including potentially on a synthetic basis. The value of an Underlying Fund’s loans may be detrimentally affected to the extent a borrower defaults on its obligations. There can be no assurance that the value assigned by an Underlying Fund’s investment adviser to collateralize an underlying loan can be realized upon liquidation, nor can there be any assurance that any such collateral will retain its value. Furthermore, circumstances could arise (such as in the bankruptcy of a borrower) that could cause an Underlying Fund’s security interest in the loan’s collateral to be invalidated. Also, much of the collateral will be subject to restrictions on transfer intended to satisfy securities regulations, which will limit the number of potential purchasers if an Underlying Fund intends to liquidate such collateral. The amount realizable with respect to a loan may be detrimentally affected if a guarantor, if any, fails to meet its obligations under a guarantee. Finally, there may be a monetary, as well as a time cost involved in collecting on defaulted loans and, if applicable, taking possession of various types of collateral.

The portfolio may include first lien senior secured, second and third lien loans and any other loans.

An Underlying Fund’s investment adviser considers a range of default and loss scenarios at an investment level and typically aggregates those losses to a portfolio level, considering those losses relative to the loan-to-value of an investment. While an Underlying Fund’s investment adviser focuses on credit default risk relative to the ultimate value of an investment at maturity, it also considers the potential impact of changes in defaults on the market price for any investments.

Covenant-Lite Loans

Some of the loans in which an Underlying Fund may invest may be “covenant-lite” loans. “Covenant- lite” loans refer generally to loans that do not have a complete set of financial maintenance covenants. Generally, “covenant-lite” loans provide borrower companies more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, to the extent an Underlying Fund invests in “covenant-lite” loans, an Underlying Fund may have fewer rights against a borrower and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.

First Lien Senior Secured Loans

It is expected that when an Underlying Fund makes a senior secured term loan investment in an issuer, it will generally take a security interest in substantially all of the available assets of the issuer, including the equity interests of its domestic subsidiaries, which an Underlying Fund expects to help mitigate the risk that it will not be repaid. However, there is a risk that the collateral securing an Underlying Fund’s loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the issuer to raise additional capital, and, in some circumstances, an Underlying Fund’s lien could be subordinated to claims of other creditors. In addition, deterioration in an issuer’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan. Consequently, the fact that a loan is secured does not guarantee that an Underlying Fund will receive principal and interest payments according to the loan’s terms, or at all, or that it will be able to collect on the loan should it be forced to enforce its remedies.

Second Lien Senior Secured Loans and Junior Debt Investments

Second and third lien loans are subject to the same investment risks generally applicable to senior loans described above. An Underlying Fund’s second lien senior secured loans will be subordinated to first lien loans and an Underlying Fund’s junior debt investments, such as mezzanine loans, generally will be subordinated to both first lien and second lien loans and have junior security interests or may be unsecured. As such, to the extent an Underlying Fund holds second lien senior secured loans and junior debt investments, holders of first lien loans may be repaid before an Underlying Fund in the event of a bankruptcy or other insolvency proceeding. Therefore, second and third lien loans are subject to additional risk that the cash flow of the related obligor and the property securing the second or third lien loan may be insufficient to repay the scheduled payments to the lender after giving effect to any senior secured obligations of the related obligor. This may result in an above average amount of risk and loss of principal. Second and third lien loans are also expected to be more illiquid than senior loans.

Investments in subordinated debt involve greater credit risk of default and loss than the more senior classes or tranches of debt in an issuer’s capital structure. Subordinated tranches of debt instruments (including mortgage- backed securities) absorb losses from default before other more senior tranches of such instruments, which creates a risk particularly if such instruments (or securities) have been issued with little or no credit enhancement or equity. To the extent an Underlying Fund invests in subordinate debt instruments (including mortgage-backed securities), an Underlying Fund would likely receive payments or interest distributions after, and must bear the effects of losses or defaults on, the senior debt (including underlying mortgage loans, senior mezzanine debt or senior commercial mortgage-backed securities bonds) before, the holders of other more senior tranches of debt instruments with respect to such issuer. An Underlying Fund’s investments will be affected, where applicable, by (i) the relative payment priorities of the respective classes of instruments or securities issued by portfolio companies (or affiliates thereof), (ii) the order in which the principal balances of such respective classes with balances will be reduced in connection with losses and default-related shortfalls, and (iii) the characteristics and quality of the underlying loans in an Underlying Fund.

Unsecured Loans

Unsecured loans are subject to the same investment risks generally applicable to loans described above but are subject to additional risk that the assets and cash flow of the related obligor may be insufficient to repay the scheduled payments to the lender after giving effect to any secured obligations of the obligor. Unsecured loans will be subject to certain additional risks to the extent that such loans may not be protected and such loans are not secured by collateral, financial covenants or limitations upon additional indebtedness. Unsecured loans are also expected to be a more illiquid investment than senior loans for this reason.

Second Priority Liens

Certain debt investments that an Underlying Fund makes in portfolio companies may be secured on a second priority basis by the same collateral securing first priority debt of such companies. The first priority liens on the collateral will secure the portfolio company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the company under the agreements governing the loans. The holders of obligations secured by the first priority liens on the collateral will generally control the liquidation of and be entitled to receive proceeds from any realization of the collateral to repay their obligations in full before us. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from the sale or sales of all of the collateral would be sufficient to satisfy the debt obligations secured by the second priority liens after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds are not sufficient to repay amounts outstanding under the debt obligations secured by the second priority liens, then an Underlying Fund, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against the company’s remaining assets, if any.

The rights an Underlying Fund may have with respect to the collateral securing the debt investments it makes to its portfolio companies with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that an Underlying Fund enters into with the holders of senior debt. Under such an intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first priority liens: the ability to cause the commencement of enforcement proceedings against the collateral; the ability to control the conduct of such proceedings; the approval of amendments to collateral documents; releases of liens on the collateral; and waivers of past defaults under collateral documents. An Underlying Fund may not have the ability to control or direct such actions, even if its rights are adversely affected.

Unitranche Loans

Unitranche loans provide leverage levels comparable to a combination of first lien and second lien or subordinated loans, and may rank junior to other debt instruments issued by the portfolio company. Unitranche loans generally allow the borrower to make a large lump sum payment of principal at the end of the loan term, and there is a heightened risk of loss if the borrower is unable to pay the lump sum or refinance the amount owed at maturity. From the perspective of a lender, in addition to making a single loan, a unitranche loan may allow the lender to choose to participate in the “first out” tranche, which will generally receive priority with respect to payments of principal, interest and any other amounts due, or to choose to participate only in the “last out” tranche, which is generally paid only after the first out tranche is paid. An Underlying Fund may participate in “first out” and “last out” tranches of unitranche loans and make single unitranche loans.

Other Risks Related to Loans

Under the agreements governing most syndicated loans, should a holder of an interest in a syndicated loan wish to call a default or exercise remedies against a borrower, it could not do so without the agreement of at least a majority of the other lenders. Actions could also be taken by a majority of the other lenders, or in some cases, a single agent bank, without the consent of all lenders. Each lender would nevertheless be liable to indemnify the agent bank for its ratable share of expenses or other liabilities incurred in such connection and, generally, with respect to the administration and any renegotiation or enforcement of the syndicated loans. Moreover, an assignee or participant in a loan may not be entitled to certain gross-up payments in respect of withholding taxes and other indemnities that otherwise might be available to the original holder of the loan.

Furthermore, an Underlying Fund’s investment adviser may invest a portion of an Underlying Fund’s assets in bank loans and participations. The special risks associated with these obligations include (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws, (ii) adverse consequences resulting from participating in such instruments with other institutions with lower credit quality and (iii) limitations on the ability of an Underlying Fund or an Underlying Fund’s investment adviser to directly enforce its rights with respect to participations. An Underlying Fund’s investment adviser will seek to balance the magnitude of these and other risks identified by it against the potential investment gain prior to entering into each such investment. Successful claims by third parties arising from these and other risks, absent bad faith, may be borne by an Underlying Fund. Bank loans are frequently traded on the basis of standardized documentation which is used in order to facilitate trading and market liquidity. There can be no assurance, however, that future levels of supply and demand in bank loan trading will provide an adequate degree of liquidity or that the current level of liquidity will continue or that the same documentation will be used in the future. The settlement of trading in bank loans often requires the involvement of third parties, such as administrative or syndication agents, and there presently is no central clearinghouse or authority which monitors or facilitates the trading or settlement of all bank loan trades. Often, settlement may be delayed based on the actions of any third party or counterparty, and adverse price movements may occur in the time between trade and settlement, which could result in adverse consequences for an Underlying Fund.

In recent years, a number of judicial decisions in the United States have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories (collectively termed “lender liability”). Generally, lender liability is founded upon the premise that an institutional lender has violated a duty (whether implied or contractual) of good faith and fair dealing owed to a borrower or has assumed a degree of control over the borrower resulting in a creation of a fiduciary duty owed to the borrower or its other creditors or stockholders. Because of the nature of certain of an Underlying Fund’s investments, an Underlying Fund could be subject to allegations of lender liability.

An Underlying Fund may acquire interests in bank loans either directly (by way of sale or assignment) or indirectly (by way of participation). The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a contracting party under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution. Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution participating out the interest and not with the borrower. In purchasing participations, an Underlying Fund typically will not have the right to vote on matters requiring a vote of holders of the underlying debt and may have no right to enforce compliance by the borrower with the terms of the loan agreement, or any rights of set-off against the borrower, and an Underlying Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, if an Underlying Fund were to hold a participation, it would assume the credit risk of both the borrower and the institution selling the participation to an Underlying Fund. In certain circumstances, investing in the form of participation may be the most advantageous or only route for an Underlying Fund to make or hold any such investment, including in light of limitations relating to local laws or the willingness of administrative agents or borrowers to allow an Underlying Fund to become a direct lender.

Finally, loans may become non-performing for a variety of reasons. Non-performing debt obligations may require substantial workout negotiations, restructuring or bankruptcy filings that may entail a substantial reduction in the interest rate, deferral of payments and/or a substantial write-down of the principal of a loan or conversion of some or all of the debt to equity. Additional costs associated with these activities may reduce returns.

Mezzanine Debt Risk

Mezzanine securities generally are rated below investment grade and frequently are unrated and present many of the same risks as senior loans, second lien loans and non-investment grade bonds. However, unlike senior loans and second lien loans, mezzanine securities are not a senior or secondary secured obligation of the related borrower. They typically are the most subordinated debt obligation in an issuer’s capital structure. Mezzanine securities also may often be unsecured. Mezzanine securities therefore are subject to additional risk that the cash flow of the related borrower and the property securing the loan may be insufficient to repay the scheduled obligation after giving effect to any senior obligations of the related borrower. Mezzanine securities are also expected to be a highly illiquid investment. Mezzanine securities will be subject to certain additional risks to the extent that such loans may not be protected by financial covenants or limitations upon additional indebtedness. Investment in mezzanine securities is a highly specialized investment practice that depends more heavily on independent credit analysis than investments in other types of debt obligations.

Investment in Receivables Risk

An Underlying Fund may invest in alternative lending-related securities with exposure to receivables or invoice financing, including loans or advances made to businesses, secured by invoice receivables, originated by specialty finance managers, marketplace lending platforms or other originators. An Underlying Fund will be reliant on the originator’s ability to source suitable deals, detect fraud, assess the credit worthiness of both the borrower and the obligor on the invoice, manage operational and financial risk and, in the event of default, pursue and collect collateral. In the event of default, an Underlying Fund incurs the risk that it may only rank as an unsecured creditor. The obligor on the invoice may dispute any aspect of its obligation and delay, reduce or withhold payments, which may affect the value of the collateral.

In making such investments, an Underlying Fund is dependent upon the originators’ ability to monitor and curtail fraud, including factoring fraud, which involves the falsification of invoice documents. False invoices can easily be created online to appear as if they have been issued by legitimate debtors or as if the invoiced amounts are higher than they actually are. Platforms that originate trade receivables financing loans to corporations usually conduct due diligence but do not always conduct on-site visits to verify that the business exists and is in good standing. For this reason, the risk of fraud may be greater with corporate trade receivables. Typically, an originator will seek to validate that the debtor has received the goods or services for which it has been invoiced and is willing to pay the creditor before making the receivables available for investment, although this may not always be the case. There can be no assurance, however, that the debtor will not subsequently dispute the quality or price of the goods or services and withhold payments. Fraud, delays or write-offs associated with such disputes could directly impact the profitability of an Underlying Fund’s investments in alternative lending-related securities with exposure to trade receivables. In the event of insolvency of any debtor owing funds on a receivable that an Underlying Fund has purchased directly or indirectly, an Underlying Fund may only rank as an unsecured creditor. In the case of receivables transferred with recourse, when a debtor defaults on its obligations to the purchaser of the receivable (such as an Underlying Fund, directly or indirectly), the seller of the receivable will become obligated to fulfill any remaining invoice amounts owed to the purchaser. In the case of receivables transferred without recourse, an Underlying Fund or other direct owner of the receivable will have no such “back-up” obligor in the event of a debtor default. In either scenario, there is a risk that the party with the payment obligation will fail to make payments timely or at all.

Such investments may include credit card receivables, which are generally unsecured and the debtors on such receivables are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set-off certain amounts owed on the credit cards, thereby reducing the balance due.

Whole Loan Securitizations

An Underlying Fund may invest in diversified portfolios of cash-flowing assets or receivables or securitize one or more loans. Securitizing such loan or loans typically involves the creation of a wholly owned entity, the contribution of such loan or pool of loans to the entity and the issuance by the entity of securities or tranched loans to purchasers who would be expected to be willing to accept a substantially lower interest rate than the loans earn. An Underlying Fund generally expects to retain all or a portion of the equity in any such securitized loan or pool of loans and its retained equity would be exposed to any losses on such loans before any of the debt securities would be exposed to such losses. An Underlying Fund’s investment adviser and its affiliates will often be in a position to determine whether assets should be placed into a whole loan securitization or whether an Underlying Fund and other clients should acquire such loans or other instruments directly, which can also create the potential for conflicts of interest as an Underlying Fund’s investment adviser and its affiliates manage other clients with investment guidelines that do not permit such ither clients to invest in whole loan securitizations. There can be no assurance that an Underlying Fund’s investment adviser will determine to seek to securitize assets in a manner that ensures that an Underlying Fund will be eligible to participate (or that such securitization will occur successfully) and an Underlying Fund’s investment adviser is permitted to make different determinations in good faith whether to seek to securitize certain assets which determination may differ from determinations to not securitize similar assets.

Risk of Bridge Financing

If an Underlying Fund makes or invests in a bridge loan or interim financing for a portfolio company that intends to refinance all or a portion of that loan, there is a risk that the borrower will be unable to complete such refinancing successfully. Such failure could lead to the portfolio company having to pay interest at increasing rates along with additional fees and expenses, the result of which may reduce the value of the portfolio company.

Reliance Upon Unaffiliated Co-Lender

In certain circumstances an Underlying Fund may co-invest with an unaffiliated lender, who will sometimes be responsible for performing some of the legal due diligence on the borrower and for negotiating some of the terms of the loan agreement that establishes the terms and conditions of the debt investment and the rights of the borrower and the lenders. In such circumstances, although an Underlying Fund will perform its own due diligence, the Underlying Fund may rely in part on the quality of the due diligence performed by the co-lender and will be bound by the negotiated terms of the loan documentation. There can be no assurance that the unaffiliated co-lender will perform the same level of due diligence as an Underlying Fund would perform or that the co-lender will negotiate terms that are consistent with the terms generally negotiated and obtained by an Underlying Fund. If the unaffiliated co-lender is acting as collateral agent under the loan documentation and becomes insolvent, the assets securing the debt investment may be determined by a court or regulatory authority to be subject to the claims of the co-lender’s creditors. If that were to occur, an Underlying Fund might incur delays and costs in realizing payment on the loan, or it might suffer a loss of principal and/or interest.

Non-Standard or Esoteric Credit Risk

An Underlying Fund may invest its assets in “alternative investments,” which include non-traditional debt investments and smaller segments of the debt markets, also known as niche or esoteric debt products. Alternative investments provide limited liquidity and include, among other things, the risks inherent in investing in securities, futures, commodities and derivatives, using leverage and engaging in short sales. An investment in alternative investment products is speculative, involves substantial risks, and should not constitute a complete investment program.

Royalties Risk

An Underlying Fund may invest in royalties, either directly purchasing the asset generating royalties or providing loans secured by royalties. Investments in royalties incorporate a number of general market risks along with risks specific to various underlying royalty strategies, such as oil & gas, music/entertainment and healthcare, among others. Included in those risks could be volatility in commodities, regulatory changes, delays in government approvals, patent defense and enforcement, product liabilities, product pricing and the dependence on third parties to market or distribute the product. The market performance of the target products, therefore, may be diminished by any number of factors that are beyond an Underlying Fund’s control.

Trade Finance Risk

Trade finance as an asset class typically consists of the financing of goods or materials during the time it takes to transport the goods from one geographic location to another. An Underlying Fund may invest in trade finance, structured trade finance, export finance, and project finance, or related obligations of companies or other entities with potential for exposure to emerging markets, all through a variety of forms, structures, and terms. Investing in trade finance may present emerging market risk, where an Underlying Fund considers risks tied to political and economic factors (different and often more complex than those faced domestically), ranging from but not limited to: expropriation, confiscation, nationalization, election, or war. Emerging market risk can also produce risk associated with loan market health, additional costs, regulatory practices, accounting standards, credit systems, taxation, and currency risk. Additionally, trade finance may entail transportation and warehousing risk, legal risk, collateral value risk, liquidity risk, and global market risk. Counterparty risk exists in default and fraud, as well as custody risks of theft and natural disaster. Finally, to the extent the buyer does not follow through on the contractual purchase, an Underlying Fund bears the price risk of reselling the goods to a new buyer.

Litigation Finance Risk

An Underlying Fund may invest in litigation finance-related investments. Some litigation finance investments pertain to litigation in which a settlement agreement or some form of agreement in principle between the parties exists. However, in some circumstances, these settlements, whether finalized or under a memorandum of understanding, require court approval or procedural steps beyond the control of an Underlying Fund or its investment adviser. If parties to an agreement or agreement in principle, or the relevant judicial authorities, terminate or reject a settlement, an Underlying Fund could suffer losses in its litigation finance investments.

Due to competitive and legal considerations and restrictions, an Underlying Fund and its investment adviser may not be able to provide to investors details regarding any underlying investment opportunity. Investors will be wholly dependent upon the ability of an Underlying Fund’s investment adviser to assess and manage investments made by an Underlying Fund.

Parties to a litigation, arbitration or settlement agreement must have the ability to pay a fee, judgment, award or the agreed upon amount if a case outcome or transaction is ultimately successful or completed. Part of the investment process involves an Underlying Fund’s investment adviser’s assessment of this ability to pay. However, if the party is unable to pay or further challenges the validity of a judgment or award, an Underlying Fund may have difficulties ultimately collecting its share of monetary judgments or awards. Further, given the nature of these recoveries, an Underlying Fund cannot always control the ultimate timing of an amount recovered, and there is no assurance that an Underlying Fund’s investment adviser will be able to predict the timing of any such payments.

For most investments made by an Underlying Fund, an Underlying Fund will not be the client of the law firm representing the party to the litigation or transaction and will not have the ability to control decisions made by the parties or the law firm. Lawyers are generally required to act pursuant to their clients’ directives and are fiduciaries to their clients, not to an Underlying Fund. The law firms involved also will be subject to an overriding duty to the courts and not an Underlying Fund.

As part of the due diligence process in which an Underlying Fund engages, an Underlying Fund might rely on the advice and opinion of outside counsel and other experts in assessing potential opportunities. Further, an Underlying Fund and its investment adviser will sometimes be dependent upon the skills and efforts of independent law firms to complete any settlement or underlying litigation or transactional matter. There is no guarantee that the ultimate outcome of any opportunities will be in line with a law firm’s or expert’s initial assessment.

Merchant Cash Advance Risk

For a variety of reasons, many small- and medium-sized merchants, retailers and businesses may have difficulties securing loans from traditional lenders and rely on merchant cash advances for operating liquidity. Merchant cash advances are made largely based on factors such as the value of a business’ account receivables. In exchange, the provider of the advance may receive a share of a business’ future sales and/ or a fixed fee. The remittances from the borrower will generally be drawn from the borrower’s customer debit- and credit-card purchases until the advance is repaid. Such cash advances come with the additional risks associated with small business lending which may lead to losses to an Underlying Fund. Since the cash advances are technically sales of future assets, rather than direct loans or credit, when making such advances an Underlying Fund is not believed to be currently subject to state usury laws or any of the restrictions under the Dodd-Frank Wall Street Reform and Consumer Protection Act. However, there have been discussions of increasing regulation of merchant cash advances and other alternative lending. Any such increased regulation may have an adverse effect on an Underlying Fund by increasing the cost of executing merchant cash advances, or making the strategy economically unfeasible or unlawful. There have also been claims that certain merchant cash advances should be re-characterized as loans. Any such claims, if successful, could result in an inability to collect on the merchant cash advances, as well as a potential for fines, penalties, and required refunds of amounts previously collected.

Infrastructure Debt Risk

An Underlying Fund may invest its assets in debt securities issued by companies in the infrastructure industry or assets collateralized by such debt. Infrastructure companies are subject to a variety of factors that may adversely affect their business or operations, including high interest costs in connection with capital construction programs, high leverage, costs associated with environmental and other regulations, the effects of economic slowdown including surplus capacity, government budgetary constraints and other factors. Additionally, infrastructure companies may be subject to regulation by various governmental authorities and also may be affected by governmental regulation of rates charged to customers, service interruptions and/or legal challenges due to environmental, operational or other issues and the imposition of special tariffs and changes in tax laws, regulatory policies and accounting standards. There is also the risk that publicly-funded infrastructure projects may be subject to the effects of public corruption resulting in delays and cost overruns. Other risks include environmental damage due to a company’s operations or an accident, changes in market sentiment toward infrastructure and terrorist acts. Infrastructure securities may also be highly illiquid investments.

Real Estate Investments Risk

An Underlying Fund may invest a portion of its assets in securities and credit instruments of companies in the real estate industry, which has historically experienced substantial price volatility. The value of companies engaged in the real estate industry is affected by (i) changes in general economic and market conditions; (ii) changes in the value of real estate properties; (iii) risks related to local economic conditions, overbuilding and increased competition; (iv) increases in property taxes and operating expenses; (v) changes in zoning laws; (vi) casualty and condemnation losses; (vii) variations in rental income, neighborhood values or the appeal of property to tenants; (viii) the availability of financing; and (ix) changes in interest rates and leverage. In addition, the availability of attractive financing and refinancing typically plays a critical role in the success of real estate investments. As a result, such investments are subject to credit risk because borrowers may be delinquent in payment or default. Borrower delinquency and default rates may be significantly higher than estimated. An Underlying Fund’s investment adviser’s assessment, or a rating agency’s assessment, of borrower credit quality may prove to be overly optimistic. The value of securities in this industry may go through cycles of relative under-performance and over-performance in comparison to equity securities markets in general.

An Underlying Fund’s investments in mortgage loans secured by real estate (including residential and commercial mortgage loans, non-agency mortgage loans and second-lien mortgage loans) will be subject to risks of delinquency, loss, taking title to collateral and bankruptcy of the borrower. The ability of a borrower to repay a loan secured by real estate is typically dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced or is not increased, depending on the borrower’s business plan, the borrower’s ability to repay the loan may be impaired. If a borrower defaults or declares bankruptcy and the underlying asset value is less than the loan amount, an Underlying Fund will suffer a loss.

In this manner, real estate values could impact the value of an Underlying Fund’s mortgage loan investments. Therefore, an Underlying Fund’s investments in mortgage loans will be subject to the risks typically associated with real estate. An Underlying Fund may invest in commercial real estate loans, which are secured by commercial property and are subject to risks of loss that may be greater than similar risks associated with loans made on the security of single-family residential property.

Legislative, regulatory and enforcement actions seeking to prevent or restrict foreclosures or providing forbearance relief to borrowers of residential mortgage loans may adversely affect the value of certain mortgage loan investments. Legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure or the exercise of other remedies, provide new defenses to foreclosure, or otherwise impair the ability of the loan servicer to foreclose or realize on a defaulted mortgage loan. While the nature or extent of limitations on foreclosure or exercise of other remedies that may be enacted cannot be predicted, any such governmental actions that interfere with the foreclosure process or are designed to protect customers could increase the costs of such foreclosures or exercise of other remedies in respect of mortgage loans, delay the timing or reduce the amount of recoveries on defaulted mortgage loans held by an Underlying Fund, and consequently, could adversely impact the yields and distributions an Underlying Fund may receive in respect of its ownership of mortgage loans.

Real Assets Investments Risk

An Underlying Fund may invest a portion of its assets in securities and credit instruments associated with real assets, including infrastructure, digital infrastructure, datacenters, railcar, and aviation, which have historically experienced substantial price volatility. The value of companies engaged in these industries is affected by (i) changes in general economic and market conditions; (ii) changes in environmental, governmental and other regulations; (iii) risks related to local economic conditions, overbuilding and increased competition; (iv) increases in property taxes and operating expenses; (v) changes in zoning laws; (vi) casualty and condemnation losses; (vii) surplus capacity and depletion concerns; (viii) the availability of financing; and (ix) changes in interest rates and leverage. In addition, the availability of attractive financing and refinancing typically plays a critical role in the success of these investments. As a result, such investments are subject to credit risk because borrowers may be delinquent in payment or default. Borrower delinquency and default rates may be significantly higher than estimated. An Underlying Fund’s investment adviser’s assessment, or a rating agency’s assessment, of borrower credit quality may prove to be overly optimistic. The value of securities in these industries may go through cycles of relative under-performance and over-performance in comparison to equity securities markets in general.

Investments in Middle-Market Companies

Investments in middle-market companies such as those that an Underlying Fund may invest in, while often presenting greater opportunities for growth, may also entail larger risks than are customarily associated with investments in large companies. Middle-market companies may have more limited product lines, capitalization, markets and financial resources, and may be dependent on a smaller management group. As a result, such companies may be more vulnerable to general economic trends and to specific changes in markets and technology. In addition, future growth may be dependent on additional financing, which may not be available on acceptable terms when required. Furthermore, there is ordinarily a more limited marketplace for the sale of interests in smaller, private companies, which may make realizations of gains more difficult, by requiring sales to other private investors. In addition, the relative illiquidity of investments held by closed-end funds generally, and the somewhat greater illiquidity of closed-end fund investments in middle-market companies, could make it difficult for an Underlying Fund to react quickly to negative economic or political developments.

Investments in Less Established Companies

An Underlying Fund may invest a portion of its assets in the securities of less established companies. Certain of the investments may be in businesses with little or no operating history.

Investments in such early-stage growth companies may involve greater risks than are generally associated with investments in more established companies. To the extent there is any public market for the securities held by an Underlying Fund, such securities may be subject to more abrupt and erratic market price movements than those of larger, more established companies. Less established companies tend to have lower capitalizations and fewer resources and are, therefore, often more vulnerable to financial failure. Such companies also may have shorter operating histories on which to judge future performance and in many cases, if operating, will have negative cash flow. There can be no assurance that any such losses will be offset by gains (if any) realized on an Underlying Fund’s other investments. In addition, less mature companies could be deemed to be more susceptible to irregular accounting or other fraudulent practices.

In the event of fraud by any company in which an Underlying Fund invests, an Underlying Fund may suffer a partial or total loss of capital invested in that company.

An Underlying Fund may invest in issuers that: (i) have little or no operating history, (ii) offer services or products that are not yet ready to be marketed, (iii) are operating at a loss or have significant fluctuations in operating results, (iv) are engaged in a rapidly changing business or (v) need substantial additional capital to set up internal infrastructure, hire management and personnel, support expansion or achieve or maintain a competitive position. Such issuers may face intense competition, including competition from companies with greater financial resources, more extensive capabilities and a larger number of qualified managerial and technical personnel.

Restricted Securities Risk

An Underlying Fund may invest in restricted securities. Restricted securities are less liquid than securities traded in the open market because of statutory and contractual restrictions on resale. Such securities are, therefore, unlike securities that are traded in the open market, which can be expected to be sold immediately if the market is adequate. However, an Underlying Fund could sell such securities in privately negotiated transactions with a limited number of purchasers or in public offerings under the Securities Act. Convertible subordinated units of master limited partnerships convert to publicly-traded common units upon the passage of time and/or satisfaction of certain financial tests. Although the means by which convertible subordinated units convert into senior common units depend on a security’s specific terms, convertible subordinated units typically are exchanged for Common Stock. Restricted securities are subject to statutory and contractual restrictions on their public resale, which may make it more difficult to value them, may limit an Underlying Fund’s ability to dispose of them and may lower the amount an Underlying Fund could realize upon their sale. To enable an Underlying Fund to sell its holdings of a restricted security not registered under the Securities Act, an Underlying Fund may have to cause those securities to be registered. The expenses of registering restricted securities may be negotiated by an Underlying Fund with the issuer at the time an Underlying Fund buys the securities. When an Underlying Fund must arrange registration in order to sell the security, a considerable period may elapse between the time the decision is made to sell the security and the time the security is registered so that an Underlying Fund could sell it. An Underlying Fund would bear the risks of any downward price fluctuation during that period.

Limited Amortization Requirements

An Underlying Fund may invest in loans that have limited mandatory amortization requirements. While these loans may obligate an issuer to repay the loan out of asset sale proceeds, with annual excess cash flow or by refinancing upon maturity, repayment requirements may be subject to substantial limitations that would allow an issuer to retain such asset sale proceeds or cash flow, thereby extending the expected weighted average life of the investment. In addition, a low level of amortization of any debt over the life of the investment may increase the risk that an issuer will not be able to repay or refinance the loans held by an Underlying Fund when it matures.

Investments in Highly Leveraged Issuers

An Underlying Fund’s investments are expected to include investments in issuers whose capital structures have significant leverage (including substantial leverage senior to an Underlying Fund’s investments), a considerable portion of which may be at floating interest rates. The leveraged capital structure of such issuers will increase their exposure to adverse economic factors such as rising interest rates, downturns in the economy or further deteriorations in the financial condition of the issuer or its industry. This leverage may result in more serious adverse consequences to such companies (including their overall profitability or solvency) in the event these factors or events occur than would be the case for less leveraged issuers. In using leverage, these issuers may be subject to terms and conditions that include restrictive financial and operating covenants, which may impair their ability to finance or otherwise pursue their future operations or otherwise satisfy additional capital needs. Moreover, rising interest rates may significantly increase the issuers or project’s interest expense, or a significant industry downturn may affect a company’s ability to generate positive cash flow, in either case causing an inability to service outstanding debt. An Underlying Fund’s investments may be among the most junior financing in an issuer’s capital structure. In the event such issuer cannot generate adequate cash flow to meet debt obligations, the company may default on its loan agreements or be forced into bankruptcy resulting in a restructuring or liquidation of the company, and an Underlying Fund, particularly in light of the subordinated and/or unsecured position of an Underlying Fund’s investments, may suffer a partial or total loss of capital invested in the company, which could adversely affect the return of an Underlying Fund.

Non-Performing Investments

An Underlying Fund’s portfolio may include investments whose underlying collateral are “non-performing” and that are typically highly leveraged, with significant burdens on cash flow and, therefore, involve a high degree of financial risk. During an economic downturn or recession, securities of financially troubled or operationally troubled issuers are more likely to go into default than securities or instruments of other issuers. Securities or instruments of financially troubled issuers and operationally troubled issuers are less liquid and more volatile than securities or instruments of companies not experiencing financial difficulties. Investment, directly or indirectly in the financially and/or operationally troubled issuers involves a high degree of credit and market risk.

These difficulties may never be overcome and may cause borrowers to become subject to bankruptcy or other similar administrative proceedings. There is a possibility that an Underlying Fund may incur substantial or total losses on its investments and in certain circumstances, subject an Underlying Fund to certain additional potential liabilities that may exceed the value of an Underlying Fund’s original investment therein.

Payment-in-Kind (“PIK”) Income Risk

An Underlying Fund may hold investments that result in PIK income or PIK dividends. PIK income may have a negative impact on liquidity, as it represents a non-cash component of an Underlying Fund’s taxable income that may require cash distributions to stockholders in order to maintain an Underlying Fund’s ability to be subject to tax as a RIC. Similarly, all things being equal, the deferral associated with PIK income also increases the loan-to-value ratio at a compounding rate. The market prices of PIK securities generally are more volatile than the market prices of interest-bearing securities and are likely to respond to a greater degree to changes in interest rates than interest-bearing securities having similar maturities and credit quality. Because PIK income results in an increase in the size of the PIK securities held, an Underlying Fund’s exposure to potential losses increases when a security pays PIK income.

Status as Non-Diversified Investment Company

Certain Underlying Funds may be non-diversified investment companies within the meaning of the 1940 Act, and therefore such Underlying Funds are not limited with respect to the proportion of the Underlying Fund’s assets that may be invested in securities of a single issuer. To the extent that a non-diversified Underlying Fund assumes large positions in the securities of a small number of issuers, such Underlying Fund’s NAV may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. A non-diversified Underlying Fund may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. A non-diversified Underlying Fund does not have fixed guidelines for diversification, and the Underlying Fund’s investments could be concentrated in relatively few Portfolio Companies.

Transportation Finance Risk

An Underlying Fund may invest in transportation finance-related instruments. The transportation finance sector is cyclical in nature and will likely be dependent upon continued economic growth in the world’s economies. Economic recessions, terrorism, pandemics, the price of fuel, and newer, more efficient vehicles are all risks to these types of investments. Further, funds operating in these sectors will often have greater portfolio concentration.

Consumer and Auto Loan Risk

An Underlying Fund may invest in consumer loans (or ABS backed by consumer loans), including debt consolidation loans, home improvement loans, personal loans, residential real estate investments, credit cards, and automobile loans. The performance of such investments are affected by, among other things, general economic conditions. Changes in economic conditions have adversely affected the performance and market value of such investments. Consumer loans are susceptible to prepayment risks and default risks. Unsecured consumer loans are not secured by any collateral of the borrowers. The repayment of unsecured consumer loans is dependent upon the ability and willingness of the borrowers to repay. Other consumer loans, like automobile loans, may be secured by collateral, but the value of that collateral is not guaranteed. Automobile loans are not typically insured or guaranteed by any other person or entity. Increases in unemployment, decreases in home values or the values of other consumer assets or lack of availability of credit may lead to increased default rates and may also be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession or otherwise may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. The occurrence of any of any of the foregoing risks could, among other things, adversely affect the consumer loans (or the ABS backed by consumer loans) in which an Underlying Fund may invest.

Risks Related to Investing in Datacenters

An Underlying Fund may acquire assets related to datacenters. An Underlying Fund’s datacenter investments are subject to operating risks common to the datacenter industry, which include changes in tenant demands or preferences, a decline in the technology industry, such as a decrease in the use of mobile or web-based commerce, industry slowdowns, business layoffs or downsizing, relocation of businesses, increased costs of complying with existing or new government regulations and other factors; a downturn in the market for datacenter space generally such as oversupply of or reduced demand for space; increased competition, including from the datacenters’ tenants choosing to develop their own datacenters; and the rapid development of new technologies or the adoption of new industry standards that render the datacenters’ tenants’ current products and services or the datacenter facilities obsolete or unmarketable. To the extent that any of these or other adverse conditions occur, they are likely to impact market rents for, and cash flows from, an Underlying Fund’s datacenter investments, which could have a material adverse effect on an Underlying Fund.

Aircraft and Aviation Industry Risk

An Underlying Fund may acquire assets related to the aviation industry. Investments in securitizations and other financial instruments backed by aircraft and aircraft equipment are subject to a number of risks relating to the aviation industry including reduced leasing of aircraft and related equipment by commercial airlines and the commercial aviation industry generally, reduction in demand for any one aircraft or type of aircraft, the maintenance and operating history of the specific aircraft or components that back such securities, maintenance or performance issues with the model and type of aircraft that back such securities, and regulatory risk relating to the aviation industry. Adverse developments with respect to any of the foregoing may adversely affect the value of securities collateralized or otherwise backed by aircraft or aircraft equipment. In addition, the bankruptcy of the lessors or lessees of the aircraft or aircraft equipment that back such securities may complicate financial recoveries in connection with such securities and therefore have a negative impact on their value. Market events such as economic declines and recessions, geopolitical conflicts and the occurrence or threat of pandemics, terrorism or war may also have an adverse effect on the aviation industry generally and securities related to the same, especially when such market events cause declines in travel, increases in costs or future uncertainty for airlines, aircraft or the commercial aviation industry generally. For example, as a result of the COVID-19 pandemic, air travel substantially declined, and many airlines became dependent, at least in part, on government aid. There can be no assurance that future events will not have a negative impact on the aviation industry or securities collateralized or otherwise backed by aircraft or aircraft equipment.

Agricultural and Timber Company Risk

An Underlying Fund may invest its assets in securities issued by, or acquire assets related to, companies in the agriculture industry. Companies involved in the agriculture industry and farming- related activities may be affected by certain legislative or regulatory developments related to food safety, the environment, taxes and other governmental policies. Companies involved in the agriculture industry and farming-related activities may be subject to the risk of liability for environmental damage, depletion of resources and mandated expenditures for safety and pollution control devices. An increased competitive landscape, caused by increased availability of food and other agricultural commodities, economic recession or labor difficulties, may lead to a decrease in demand for products and services provided by companies involved in agriculture and farming-related activities. Furthermore, agricultural and farming-related activities are subject to risks associated with cyclicality of revenues and earnings, economic recession, currency fluctuations, changing consumer tastes, extensive competition, consolidation and excess capacity. Generally, companies involved in the agriculture industry and farming-related activities are affected by the economic health of consumers. As a result, a weak economy and its effect on consumer spending could adversely affect such companies. Timber companies may be affected by numerous factors, including events occurring in nature and international politics. For example, the volume and value of timber that can be harvested from timberlands may be limited by natural disasters and other events such as fire, volcanic eruptions, insect infestation, disease, ice storms, windstorms, flooding, other weather conditions and other causes. In periods of poor logging conditions, timber companies may harvest less timber than expected. Timber companies are subject to many federal, state and local environmental and health and safety laws and regulations. In addition, rising interest rates and general economic conditions may affect the demand for timber products.

Risks of Technology Financing.

An Underlying Fund may invest in and/or otherwise provide financing to a portfolio company focused on enterprise software solutions, including but not limited to business process automation, data management systems, cloud based applications and technology-enabled businesses targeting the middle market. Such portfolio companies are frequently in growth stage, but with a well-established value proposition.

The value of an Underlying Fund’s portfolio investment may decline if such a portfolio company is not able to evolve its technology, products, business concepts or services. Although portfolio companies will have defined value propositions and competitive moats at the time of an Underlying Fund’s investment, technology related products and services are subject to attrition of subscription risk in the absence of continued innovation and product investments versus other industries. Thus, the ultimate success of these companies often depends on their ability to continually develop their product offerings in increasingly competitive markets. If they are unable to do so, an Underlying Fund’s investment returns could be adversely affected.

Portfolio companies in which an Underlying Fund may invest may be unable to acquire or develop successful new applications due to, among others, liquidity constraints, competition, inadequate personnel, the intellectual property they currently hold not remaining viable and limited access to suppliers or manufacturers of necessary components or products. Even if such portfolio companies are able to develop commercially viable products, the market for new products and services is highly competitive and rapidly changing. Neither such portfolio companies nor an Underlying Fund will have any control over the pace of technology development.

The growth of certain technology sectors is impacted by new or changing regulatory matters, which may result in an Underlying Fund’s portfolio investments in such sectors being subject to requirements that necessitate additional investments in products or render existing products as less commercially valuable. In addition, litigation regarding intellectual property rights is common in the sectors of the technology industry on which an Underlying Fund intends to focus. Any of these factors could materially and adversely affect the operations of a portfolio company in this industry and, in turn, impair its ability to service its debt obligations to an Underlying Fund.

Need for Follow-On Investments

An Underlying Fund may be called upon to provide follow-on funding or additional loans for, or have the opportunity to increase its investment in, its portfolio companies. There can be no assurance that an Underlying Fund will be able to make or arrange for follow-on investments or loans or that an Underlying Fund will have sufficient funds to do so. Any decision not to make follow-on investments or loans or the inability to make them may have a substantial negative impact on a portfolio company in need of funds or may diminish an Underlying Fund’s proportionate ownership in such entity and thus its ability to influence the entity’s future conduct. The inability to make follow-on investments or loans may also impede, diminish or reduce the number of attractive investments made available to an Underlying Fund.

Litigation Risks

An Underlying Fund will be subject to a variety of litigation risks, particularly if one or more of its portfolio companies face financial or other difficulties. Legal disputes, involving any or all of an Underlying Fund, an Underlying Fund’s investment adviser, or their affiliates, may arise from an Underlying Fund’s activities and investments and could have a significant adverse effect on an Underlying Fund.

MANAGEMENT OF THE FUND

Board of Directors

The business and affairs of the Fund are managed under the direction of the Fund’s Board of Directors (the “Board”), including supervision of the duties performed by the Adviser. The Board currently consists of nine directors. The Board consists of a majority of directors who are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act. The Fund refers to these individuals as the Fund’s “Independent Directors.” The Board elects the Fund officers, who serve at the Board’s discretion, and are responsible for the day-to-day operations.

Additional information regarding the Fund’s Board and its committees is set forth under “Management of the Fund” in the Fund’s SAI.

The Adviser

The Fund’s investment adviser is TCW Investment Management Company LLC, and is headquartered at 515 South Flower Street, Los Angeles, California 90071. The Adviser is registered under the Investment Advisers Act of 1940, as amended. The Adviser was organized in 1987 as a wholly-owned subsidiary of The TCW Group, Inc. (“TCW”). As of June 30, 2025, the Adviser and its affiliated companies, which provide a variety of investment management and advisory services, had approximately $201 billion under management or committed to management.

Advisory Agreement

The Adviser, pursuant to the investment advisory and management agreement (the “Advisory Agreement”), and subject to the direction and supervision of the Fund’s Board of Directors and in conformity with applicable laws, the Fund’s charter, Bylaws, Registration Statement, Prospectus and stated investment objective, policies and restrictions, shall:

•

Manage the investment of the Fund’s assets including, by way of illustration, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in the Fund’s portfolio, the formulation and implementation of the Fund’s investment program, and the determination from time to time of the securities and other investments to be purchased, retained or sold by the Fund;

•	Place orders for the purchase or sale of portfolio securities for the Fund’s account with broker-dealers selected by the Adviser;

•	Administer the day-to-day operations of the Fund;

•

Furnish to the Fund office space at such place as may be agreed upon from time to time, and all office facilities, business equipment, supplies, utilities and telephone services necessary for managing the affairs and investments and keeping the general accounts and records of the Fund that are not maintained by the Fund’s transfer agent, custodian, administrator or accounting or sub-accounting agent, and arrange for officers or employees of the Adviser to serve, without compensation from the Fund, as officers, directors or employees of the Fund, if desired and reasonably required by the Fund; and

•	Pay such expenses as are incurred by it in connection with providing the foregoing services.

Pursuant to the Advisory Agreement, the Fund assumes and shall pay or cause to be paid all expenses of the Fund, including, without limitation: (a) all costs and expenses incident to any public offering of securities of the Fund, for cash or otherwise, including those relating to the registration of its securities under the Securities Act and any qualification or notification of sale of its securities under state securities laws; (b) the charges and expenses of any custodian appointed by the Fund for the safekeeping of its cash, portfolio securities and other property; (c) the charges and expenses of independent accountants; (d) the charges and expenses of stock transfer and dividend disbursing agent or agents and registrar or registrars appointed by the Fund; (e) the charges and expenses of any administrator or accounting or sub-accounting agent appointed by the Fund to provide accounting or administration services to the Fund; (f) brokerage commissions, dealer spreads, and other costs incurred in connection with proposed or consummated portfolio securities transactions; (g) all taxes, including securities issuance and transfer taxes, and corporate fees payable by the Fund to federal, state, local or other governmental agencies; (h) the cost and expense of engraving printing and issuing certificates representing securities of the Fund; (i) fees involved in registering and maintaining registrations of the Fund and of its securities with the Securities and Exchange Commission and in various state and other jurisdictions; (j) all expenses of stockholders and directors meetings, and of preparing, printing and mailing proxy statements and reports to stockholders; (k) fees and expenses of directors of the Fund who are not “affiliated persons” of the Adviser; (l) all fees and expenses incident to any dividend reinvestment or distribution program; (m) charges and expenses of legal counsel to the “independent directors” of the Fund; (n) trade association dues; (o) interest payable on Fund borrowings; (p) any public relations or stockholder relations expense; (q) fees and expenses incident to the listing of securities of the Fund on any securities exchange; (r) premiums for a fidelity bond and any errors and omissions insurance maintained by the Fund; and (s) any other ordinary or extraordinary expenses incurred by the Fund in the course of its business.

As compensation for the investment advisory services rendered, facilities provided, and expenses borne, the Adviser is paid a monthly fee by the Fund computed at the annual rate of 0.75% of the first $100 million of the Fund’s average Managed Assets and 0.50% of the Fund’s average Managed Assets in excess of $100 million. For the purpose of calculating such fee, the value of Managed Assets for a month shall be the average of the values of the Fund’s Managed Assets as determined on the last Business Day of each week which ends during the month. If this agreement shall become effective subsequent to the first day of a month, or shall terminate before the last day of a month, the foregoing compensation shall be prorated. As used in the Advisory Agreement, “Managed Assets” shall mean the net asset value of Common Stock, plus the liquidation preference of any preferred shares issued by the Fund and the principal amount of any borrowings of the Fund used for leverage.

The Fund (either by vote of its Board of Directors or by vote of a “majority of the outstanding voting securities” of the Fund) may, at any time and without payment of any penalty, terminate the Advisory Agreement upon sixty days’ written notice to the Adviser; the Advisory Agreement shall automatically and immediately terminate in the event of its “assignment;” and the Adviser may terminate the Advisory Agreement without payment of any penalty on ninety days’ written notice to the Fund.

A discussion regarding the basis for the Board of Directors approving the Advisory Agreement for the Fund is available in the Fund’s annual report for the period ended December 31, 2024.

To the extent that the Fund invests in Private Funds, the Fund will be subject to the management fees, including asset-based fees and, in some cases, performance fees, charged by the Private Funds on the portion of the Fund’s assets invested in such Private Funds. The fees and expenses associated with the Fund’s investments in Private Funds may be significant.

Portfolio Managers

Jerry Cudzil, Ruben Hovhannisyan, CFA, and Bryan T. Whalen, CFA are jointly and primarily responsible for the day-to-day management of the Fund’s assets. The below table provides information about their current positions with the Fund and their past business experience.

Individual & Position	Since	Past Business Experience
Jerry Cudzil Generalist Portfolio Manager	2023	Generalist Portfolio Manager since 2023. Previously, Head of Credit Trading since 2012.

Ruben Hovhannisyan, CFA Generalist Portfolio Manager	2023	Generalist Portfolio Manager since 2023. Previously, Specialist Portfolio Manager, since 2015.
Bryan T. Whalen, CFA Generalist Portfolio Manager	2009	Generalist Portfolio Manager since December 2009.

The Fund’s SAI provides additional information about the portfolio managers’ compensation structure, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities in the Fund.

Custodian and Administrator

State Street Bank & Trust Company acts as the custodian and administrator to the Fund. See “Custodian and Administrator.”

Transfer Agent and Dividend-Paying Agent

Computershare acts as the Fund’s transfer agent and dividend-paying agent. See “Transfer Agent and Dividend-Paying Agent.”

Control Persons

Persons or organizations beneficially owning 25% or more of our outstanding shares could be presumed to “control” the Fund. As a result, those persons or organizations could have the ability to take action without the consent or approval of other stockholders. As of November 30, 2025, Cede & Co. held approximately 95.93% of the Fund’s outstanding shares. Cede & Co. is the nominee name for The Depository Trust Company, a large clearing house that holds shares in its name for banks, brokers and institutions in order to expedite the sale and transfer of stock.

NET ASSET VALUE

The net asset value per share (“NAV”) of the Fund’s Common Stock is determined by dividing the total value of the Fund’s portfolio investments and other assets, less any liabilities, by the total number of shares outstanding. Fund shares are valued as of a particular time (the “Valuation Time”) on each Business Day that the NYSE is open for trading. The Valuation Time is ordinarily at the close of regular trading on the NYSE (normally 4:00 p.m., Eastern time) (the “NYSE Close”). In unusual circumstances, the Board of Directors may determine that the Valuation Time shall be as of 4:00 p.m., Eastern time, notwithstanding an earlier, unscheduled close or halt of trading on the NYSE.

For purposes of calculating NAV, the Fund’s investments for which market quotations are readily available are valued at market value. Market values for various types of securities and other instruments are determined on the basis of closing prices or last sales prices on an exchange or other market, or based on quotes or other market information obtained from quotation reporting systems, established market makers or pricing services. Short-term investments having a maturity of 60 days or less are generally valued at amortized cost.

If market quotations are not readily available (including in cases where available market quotations are deemed to be unreliable), the Fund’s investments will be valued at fair value as determined in good faith pursuant to policies and procedures approved by the Board of Directors (so called “fair value pricing”). Fair value pricing may require subjective determinations about the value of a security or other asset, and fair values used to determine the Fund’s NAV may differ from quoted or published prices, or from prices that are used by others, for the same investments. Also, the use of fair value pricing may not always result in adjustments to the prices of securities or other assets held by the Fund.

The Fund may determine that market quotations are not readily available due to events relating to a single issuer (e.g., corporate actions or announcements) or events relating to multiple issuers (e.g., governmental actions or natural disasters). The Fund may determine the fair value of investments based on information provided by pricing services and other third-party vendors, which may recommend fair value prices or adjustments with reference to other securities, indices or assets. In considering whether fair value pricing is required and in determining fair values, the Fund may, among other things, consider significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the Valuation Time. The Fund may use modeling tools provided by third-party vendors to determine fair values of certain non-U.S. securities.

For purposes of calculating NAV, the Fund normally uses pricing data for domestic equity securities received shortly after the NYSE Close and does not normally take into account trading, clearances or settlements that take place after the NYSE Close. Domestic fixed income and non-U.S. securities are normally priced using data reflecting the earlier closing of the principal markets for those securities, subject to possible fair value adjustments. Information that becomes known to the Fund or its agents after NAV has been calculated on a particular day will not generally be used to retroactively adjust the price of a security or NAV determined earlier that day.

Investments initially valued in currencies other than the U.S. dollar are converted to U.S. dollars using exchange rates obtained from pricing services. As a result, NAV of the Fund’s shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of investments traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the NYSE is closed. The calculation of the Fund’s NAV may not take place contemporaneously with the determination of the prices of non-U.S. securities used in NAV calculations.

In unusual circumstances, instead of valuing securities in the usual manner, the Fund may value securities at fair value as determined in good faith by the Board of Directors, generally based upon recommendations provided by the Adviser. Fair valuation also may be required due to material events that occur after the close of the relevant market but prior to the NYSE Close.

DISTRIBUTIONS

The Fund has a net investment income-based distribution policy. The policy is to pay quarterly distributions out of the Fund’s accumulated undistributed net investment income and/or other sources subject to the requirements of the 1940 Act and Sub-chapter M of the Code.

Distributions to stockholders are recorded on each ex-dividend date. The Fund declares and pays or reinvests dividends quarterly under an income-based distribution policy. The income-based distribution policy has a stated goal of providing quarterly distributions out of the Fund’s accumulated undistributed net investment income and/or other sources subject to the requirements of the 1940 Act and Sub-chapter M of the Code. The source for the dividend can come from net investment income and net realized capital gains measured on a fiscal year basis. Any portion of the distribution that exceeds income and capital gains will be treated as a return of capital. Under certain conditions, U.S. Treasury regulations cause some or all of the amount of distributions that exceeds income and capital gains generally to be taxed as ordinary income. Income and capital gain distributions are determined in accordance with income tax Treasury regulations which may differ from GAAP. These differences may be primarily due to differing treatments for market discount and premium, losses recognized on structured debt, losses deferred due to wash sales, foreign currency gains and losses, and spillover distributions. Permanent book and tax basis differences relating to stockholder distributions will result in reclassifications to paid-in capital and may affect net investment income per share.

Distribution policies are a matter of Board discretion and may be modified or terminated at any time without prior notice. Any such change or termination may have an adverse effect on the market price for the Fund’s shares. You should not draw any conclusions about the Fund’s investment performance from the amount of the quarterly distribution or from the terms of the Fund’s distribution policy.

RIGHTS OFFERINGS

The Fund may in the future, and at its discretion, choose to make offerings of rights to its stockholders to purchase shares of Common Stock. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with a rights offering to stockholders, we would distribute certificates or other documentation (i.e., rights cards distributed in lieu of certificates) evidencing the rights and a Prospectus Supplement to our stockholders as of the record date that we set for determining the stockholders eligible to receive rights in such rights offering. Any such future rights offering will be made in accordance with the 1940 Act. Under the laws of Maryland, the Board is authorized to approve rights offerings without obtaining stockholder approval.

The staff of the SEC has interpreted the 1940 Act as not requiring stockholder approval of a transferable rights offering to purchase shares of Common Stock at a price below the then current NAV so long as certain conditions are met, including: (i) a good faith determination by a fund’s board that such offering would result in a net benefit to existing stockholders; (ii) the offer fully protects stockholders’ preemptive rights and does not discriminate among stockholders (except for the possible effect of not offering fractional rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by stockholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held.

The applicable Prospectus Supplement would describe the following terms of the rights in respect of which this Prospectus is being delivered:

•	the period of time the offer would remain open;

•	the underwriter or distributor, if any, of the rights and any associated underwriting fees or discounts applicable to purchases of the rights;

•	the title of such rights;

•	the exercise price for such rights (or method of calculation thereof);

•	the number of such rights issued in respect of each share of Common Stock;

•	the number of rights required to purchase a single share of Common Stock;

•	the extent to which such rights are transferable and the market on which they may be traded if they are transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such rights;

•	the date on which the right to exercise such rights will commence, and the date on which such right will expire (subject to any extension);

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege; and

•	termination rights we may have in connection with such rights offering.

A certain number of rights would entitle the holder of the right(s) to purchase for cash such number of shares of Common Stock at such exercise price as in each case is set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the rights offered thereby. Rights would be exercisable at any time up to the close of business on the expiration date for such rights set forth in the Prospectus Supplement. After the close of business on the expiration date, all unexercised rights would become void. Upon expiration of the rights offering and the receipt of payment and the rights certificate or other appropriate documentation properly executed and completed and duly executed at the corporate trust office of the rights agent, or any other office indicated in the Prospectus Supplement, the Common Stock purchased as a result of such exercise will be issued as soon as practicable. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable Prospectus Supplement.

CERTAIN U.S. FEDERAL INCOME TAX MATTERS

The following is (i) a description of certain material U.S. federal income tax consequences of owning and disposing of shares of Common Stock and (ii) a description of some of the important U.S. federal income tax considerations affecting the Fund. The discussion below provides general tax information related to an investment in Common Stock, but this discussion does not purport to be a complete description of the U.S. federal income tax consequences of an investment in such securities. It is based on the Code, Treasury regulations and administrative pronouncements, all as of the date hereof, any of which is subject to change or differing interpretation, possibly with retroactive effect. In addition, it does not describe all of the tax consequences that may be relevant in light of a Common Stockholder’s particular circumstances, including alternative minimum tax consequences and tax consequences applicable to Common Stockholders subject to special tax rules, such as certain financial institutions; dealers or traders in securities who use a mark-to-market method of tax accounting; persons holding shares of Common Stock as part of a hedging transaction, wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to the shares of Common Stock; entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes; real estate investment trusts; insurance companies; U.S. holders (as defined below) whose functional currency is not the U.S. dollar; or tax-exempt entities, including “individual retirement accounts” or “Roth IRAs.” Unless otherwise noted, the following discussion applies only to a person that holds shares of Common Stock as a capital asset and is a U.S. holder. A “U.S. holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of Common Stock, as applicable and is (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if it (x) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. Tax laws are complex and often change, and Common Stockholders should consult their tax advisors about the U.S. federal, state, local or non-U.S. tax consequences of an investment in the Fund. For more information, please see the section of the SAI entitled “Certain U.S. Federal Income Tax Matters.”

The Fund

The Fund has elected to be treated as, and intends to continue to qualify in each taxable year as, a RIC under Subchapter M of the Code. Assuming the Fund so qualifies and satisfies certain distribution requirements, the Fund generally will not be subject to U.S. federal income tax on income distributed (including amounts that are reinvested pursuant to the Plan) in a timely manner to its stockholders in the form of dividends or capital gain distributions. If the Fund retains any net capital gains for reinvestment, it may elect to treat such capital gains as having been distributed to its stockholders. If the Fund makes such an election, each Common Stockholder will be required to report its share of such undistributed net capital gain as long-term capital gain and will be entitled to claim its share of the U.S. federal income taxes paid by the Fund on such undistributed net capital gain as a credit against its own U.S. federal income tax liability, if any, and to claim a refund on a properly-filed U.S. federal income tax return to the extent that the credit exceeds such liability. In addition, each Common Stockholder will be entitled to increase the adjusted tax basis of its Common Stock by the difference between its share of such undistributed net capital gain and the related credit. There can be no assurance that the Fund will make this election if it retains all or a portion of its net capital gain for a taxable year.

To qualify as a RIC for any taxable year, the Fund must, among other things, satisfy both an income test and an asset test for such taxable year. Specifically, (i) at least 90% of the Fund’s gross income for such taxable year must consist of dividends; interest; payments with respect to certain securities loans; gains from the sale or other disposition of stock, securities or foreign currencies; other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies; and net income derived from interests in “qualified publicly traded partnerships” (such income, “Qualifying RIC Income”) and (ii) the Fund’s holdings must be diversified so that, at the end of each quarter of such taxable year, (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash items (including receivables), securities of other RICs, U.S. Government Securities and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the value of the Fund’s total assets is invested (x) in securities (other than U.S. Government Securities or securities of other RICs) of any one issuer, (y) in securities (other than securities of other RICs) of two or more issuers that the Fund controls (by owning 20% or more of the outstanding voting securities of such issuer) and that are engaged in the same, similar or related trades or businesses or (z) in the securities of one or more “qualified publicly traded partnerships.” The Fund’s share of income derived from a partnership other than a “qualified publicly traded partnership” will be treated as Qualifying RIC Income only to the extent that such income would have constituted Qualifying RIC Income if derived directly by the Fund. A “qualified publicly traded partnership” is generally defined as an entity that is treated as a partnership for U.S. federal income tax purposes if (i) interests in such entity are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof and (ii) less than 90% of its gross income for the relevant taxable year consists of Qualifying RIC Income. The Code provides that the Treasury Department may by regulation exclude from Qualifying RIC Income foreign currency gains that are not directly related to the RIC’s principal business of investing in stock or securities (or options and futures with respect to stock or securities). The Fund anticipates that, in general, its foreign currency gains will be directly related to its principal business of investing in stock and securities.

Owning and Disposing of Common Stock

Distributions of the Fund’s ordinary income and net short-term capital gains will generally be taxable to the Common Stockholders as ordinary income to the extent such distributions are paid out of the Fund’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Properly reported distributions or deemed distributions, if any, of net capital gains will be taxable as long-term capital gains, regardless of the length of time the Common Stockholder has owned shares of Common Stock. Properly reported distributions made to a non-corporate Common Stockholder out of “qualified dividend income,” if any, received by the Fund will be subject to tax at reduced maximum rates, provided that the Common Stockholder meets certain holding period and other requirements with respect to its Common Stock. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits will be treated by a Common Stockholder as a return of capital that will be applied against and reduce the Common Stockholder’s basis in its shares of Common Stock (but not below zero). To the extent that the amount of any such distribution exceeds the Common Stockholder’s basis in its shares of Common Stock, the excess will be treated as gain from a sale or exchange of the shares of Common Stock. Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional shares of Common Stock pursuant to the Plan.

A Common Stockholder may recognize a capital gain or loss on the sale or other disposition of shares of Common Stock. The amount of the gain or loss will be equal to the difference between the amount realized and the Common Stockholder’s adjusted tax basis in the relevant shares of Common Stock. Such gain or loss generally will be a long-term gain or loss if the Common Stockholder’s holding period for such shares of Common Stock is more than one (1) year. Under current law, net capital gains recognized by non-corporate Common Stockholders are generally subject to reduced rates. Losses realized by a Common Stockholder on the sale or exchange of shares of Common Stock held for six months or less will be treated as long-term capital losses to the extent of any distribution of long-term capital gain received (or deemed received, as discussed above) with respect to such shares of Common Stock. In addition, no loss will be allowed on a sale or other disposition of shares of Common Stock if the Common Stockholder acquires (including pursuant to the Plan) shares of Common Stock within 30 days before or after the disposition. In such a case, the basis of the securities acquired will be adjusted to reflect the disallowed loss.

An additional 3.8% tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from the sale or other taxable dispositions of Common Stock) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

Non-U.S. Common Stockholders

If a Common Stockholder not a “U.S. person”,, as defined in the Code for U.S. federal income tax purposes (a “non-U.S. Common Stockholder”) whose ownership of shares of Common Stock is not “effectively connected” with a U.S. trade or business, ordinary income dividends distributed to such non-U.S. Common Stockholder by the Fund will generally be subject to U.S. federal withholding tax at a rate of 30% (or a lower rate under an applicable treaty). Net capital gain dividends distributed by the Fund to a non-U.S. Common Stockholder whose ownership of shares of Common Stock is not “effectively connected” with a U.S. trade or business and who is not an individual present in the United States for 183 days or more during the taxable year will generally not be subject to U.S. withholding tax. For a more detailed discussion of the tax consequences of the ownership of shares of Common Stock by a non-U.S. Common Stockholder, please see the discussion in the SAI under “Certain U.S. Federal Income Tax Matters — Non-U.S. Common Stockholders.”

If a Common Stockholder does not provide the applicable payor with its correct taxpayer identification number and any required certifications, such Common Stockholder may be subject to backup withholding on the distributions it receives (or is deemed to receive) from the Fund. Backup withholding will not, however, be applied to payments that have been subject to the 30% withholding tax applicable to non-U.S. Common Stockholders.

In addition, the Fund is required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned non-U.S. investment accounts (“FATCA”). Under proposed Treasury regulations, which may be relied upon by taxpayers until final Treasury regulations are published, there is no FATCA withholding on gross proceeds from a sale or disposition of Fund shares and on capital gain distributions from a RIC, such as the Fund. To avoid withholding, foreign financial institutions will need to (i) enter into agreements with the IRS that state that they will provide the IRS information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders, comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts maintained, agree to withhold tax on certain payments made to non-compliant foreign financial institutions or to account holders who fail to provide the required information, and determine certain other information as to their account holders, or (ii) in the event that an applicable intergovernmental agreement and implementing legislation are adopted, comply with such intergovernmental agreement and its implementing legislation and provide local revenue authorities with similar account holder information. Other non-U.S. entities will need to either provide the name, address, and taxpayer identification number of each substantial U.S. owner or certifications of no substantial U.S. ownership unless certain exceptions apply. Under some circumstances, a non-U.S. stockholder may be eligible for refunds or credits of such taxes. If a payment by the Fund is subject to FATCA withholding, the Fund is required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to non-U.S. Common Stockholders.

Each prospective investor is urged to consult its tax adviser regarding the applicability of FATCA and any other reporting requirements with respect to the prospective investor’s own situation, including investments through an intermediary.

THE FUND’S STRUCTURE; SHARE REPURCHASES AND CHANGE IN STRUCTURE

The Fund, which was incorporated under the laws of the State of Maryland on January 13, 1987, is authorized to issue 75,000,000 shares of Common Stock. The shares of Common Stock have no preemptive, conversion, exchange or redemption rights. Each share has equal voting, dividend, distribution and liquidation rights. The shares outstanding are fully paid and non-assessable. Stockholders are entitled to one vote per share. All voting rights for the election of directors are non-cumulative.

Repurchase of Shares

The Fund’s stockholders do not have the right to require redemption of their shares by the Fund. The Fund, however, may repurchase its shares in the open market from time to time, although nothing herein shall be considered a commitment to repurchase such shares. Any such repurchases shall be subject to the Maryland General Corporation Law and to limitations imposed by the 1940 Act.

The Fund does not expect to consider the repurchase of any of its shares except at a price below net asset value.

Anti-Takeover Provisions of the Charter

The Fund has provisions in its charter that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund, to cause it to engage in certain transactions or to modify its structure. The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Fund is required to authorize any of the following actions: (1) merger or consolidation of the Fund with an open-end investment company; (2) merger or consolidation with a closed-end investment company unless such company’s charter has the same voting requirements; (3) dissolution of the Fund; (4) sale of all or substantially all of the assets of the Fund; or (5) amendment to the charter of the Fund which makes the Common Stock a redeemable security (as such term is defined in the 1940 Act) or which reduces the two-thirds vote required to authorize the actions in (1) through (5) hereof.

Forum for Adjudication of Disputes

The Fund’s Bylaws provide that unless the Fund consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Fund; (ii) any action asserting a claim of breach of a duty owed by any director, officer, or agent of the Fund to the Fund or the stockholders; (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law or the Fund’s charter or Bylaws; (iv) any action to interpret, apply, enforce or determine the validity of the Fund’s Charter or Bylaws; or (v) any action asserting a claim governed by the internal affairs doctrine shall be the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division. The exclusive forum selection provision will not operate to limit rights of action provided to stockholders under the federal securities laws. The exclusive forum selection provision may increase costs for a stockholder to bring a claim and may discourage claims or limit a stockholder’s ability to bring a claim in a judicial forum that they find favorable or convenient to the stockholder.

DIVIDEND REINVESTMENT PLAN

Stockholders who wish to add to their investment may do so by making an election to participate in the Plan. Under the Plan, your dividend is used to purchase Fund shares on the open market whenever shares, including the related sales commission, are selling below the Fund’s net asset value per share. You will be charged a pro-rata portion of brokerage commissions on open-market purchases under the Plan. If the market price, including commission, of Fund shares is above the Fund’s net asset value per share, you will receive shares at a price equal to the higher of the Fund’s net asset value per share on the payment date or 95% of the closing market price of Fund shares on the payment date. Generally, for tax purposes, stockholders participating in the Plan will be treated as having received a distribution from the Fund in cash equal to the value of the shares purchased from them under the Plan.

To enroll in the Plan, if your shares are registered in your name, write to Computershare, P.O. Box 43078, Providence, RI 02940, or call toll free at (866) 227-8179. If your shares are held by a brokerage firm, please call your broker. If you participate in the Plan through a broker, you may not be able to transfer your shares to another broker and continue to participate in the Plan if your new broker does not permit such participation. If you no longer want to participate in the Plan, please contact Computershare or your broker. You may elect to continue to hold shares previously purchased on your behalf or to sell your shares and receive the proceeds, net of any brokerage commissions. If you need additional information or assistance, please call the Fund’s investor relations department at (877) 829-4768 or visit the Fund’s website at www.TCW.com. As always, the Fund would be pleased to accommodate your investment needs.

DESCRIPTION OF CAPITAL STRUCTURE

The following is a brief description of the capital structure of the Fund. This description does not purport to be complete and is subject to and qualified in its entirety by reference to the charter, as amended (the “Charter”).

The Fund was incorporated under the laws of the State of Maryland on January 13, 1987 and is authorized to issue 75,000,000 shares of Common Stock.

The following table shows the amount of shares of Common Stock authorized and outstanding as of December 8, 2025.

Title of Class	Amount Authorized	Amount Outstanding
Shares of Common Stock	75,000,000	47,785,440.273

The Fund’s shares are listed and trade on the NYSE under the trading or “ticker” symbol “TSI.” As of the close of trading on the NYSE on December 8, 2025, the NAV per share of Common Stock was $5.23, and the closing price per share of Common Stock on the NYSE was $4.91.

The Fund will send unaudited reports at least semiannually and audited financial statements annually to all of its stockholders.

CUSTODIAN AND ADMINISTRATOR

State Street Bank & Trust Company (“State Street” or the “Administrator”), provides certain administrative services for the Fund’s, including but not limited to preparing and maintaining books, records, and tax and financial reports, and monitoring compliance with regulatory requirements. The Fund pays the Administrator an administrative fee at the annual rate of 0.021% of the Fund’s average daily net assets. The Administrator is located at One Congress Street, Suite 1, Boston, Massachusetts 02114. State Street also acts as the Fund’s custodian.

TRANSFER AGENT AND DIVIDEND-PAYING AGENT

Computershare acts as the Fund’s transfer agent and dividend-paying agent. Please send all correspondence to P.O. Box 43078, Providence, Rhode Island 02940. For its services, Computershare receives a fixed fee per account. The Fund will reimburse Computershare for certain out-of-pocket expenses, which may include payments by Computershare to entities, including affiliated entities that provide sub-stockholder services, recordkeeping and/or transfer agency services to the Fund’s beneficial owners. The amount of reimbursements for these services per benefit plan participant fund account per year will not exceed the per account fee payable by the Fund to Computershare in connection with maintaining stockholder accounts.

PLAN OF DISTRIBUTION

We may sell Common Stock, including to existing stockholders in a rights offering, through underwriters or dealers, directly to one or more purchasers (including existing stockholders in a rights offering), through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The applicable Prospectus Supplement will identify any underwriter or agent involved in the offer and sale of our Common Stock, any sales loads, discounts, commissions, fees or other compensation paid to any underwriter, dealer or agent, the offer price, net proceeds and use of proceeds and the terms of any sale. In the case of a rights offering, the applicable Prospectus Supplement will set forth the number of shares of Common Stock issuable upon the exercise of each right and the other terms of such rights offering.

The distribution of our Common Stock may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Sales of our Common Stock may be made in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange.

We may sell Common Stock directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. The Fund may use electronic media, including the Internet, to sell offered securities directly.

In connection with the sale of our Common Stock, underwriters or agents may receive compensation from us in the form of discounts, concessions or commissions. Underwriters may sell our Common Stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our Common Stock may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of our Common Stock may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable Prospectus Supplement. The maximum amount of compensation to be received by any Financial Industry Regulatory Authority member or independent broker-dealer will not exceed eight percent for the sale of any securities being offered pursuant to Rule 415 under the Securities Act. We will not pay any compensation to any underwriter or agent in the form of warrants, options, consulting or structuring fees or similar arrangements.

If a Prospectus Supplement so indicates, we may grant the underwriters an option to purchase additional Common Stock at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any over-allotments.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of our Common Stock may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

If so indicated in the applicable Prospectus Supplement, we will ourselves, or will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our Common Stock from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contacts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the Common Stock shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as brokers or dealers and receive fees in connection with the execution of our portfolio transactions after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for Internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

In order to comply with the securities laws of certain states, if applicable, our Common Stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

LEGAL OPINIONS

Certain legal matters in connection with the securities offered hereby will be passed on for the Fund by Ropes & Gray LLP, Boston, Massachusetts. Ropes & Gray LLP may rely as to certain matters of Maryland law on the opinion of Venable LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The annual report and financial statements as of and for the fiscal year ended December 31, 2024 and the semi-annual report for the six-month period ended June 30, 2025, incorporated by reference in the SAI have been so incorporated in reliance on the report of Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The principal place of business of Deloitte is located at 555 West 5th Street, Los Angeles, California. Deloitte provides audit services, and tax return preparation with respect to the preparation of filings with the SEC.

ADDITIONAL INFORMATION

The Prospectus and the SAI do not contain all of the information set forth in the registration statement that the Fund has filed with the SEC (File No. 811-04980) and available at www.sec.gov. The SAI can be obtained without charge by calling 1-800-FUND-TCW (1-800-386-3829).

Statements contained in this Prospectus as to the contents of any contract or other documents referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement of which this Prospectus forms a part, each such statement being qualified in all respects by such reference. To the extent they would be material to an investor’s decision to invest in the offer, the terms of any such contract or other document are described in the Prospectus or will be described in the Prospectus Supplement thereto.